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UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934 (Amendment No.          )

Filed by the Registrant ☒
Filed by a Party other than the Registrant ☐
Check the appropriate box:
☐	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☒	Definitive Proxy Statement
☐	Definitive Additional Materials
☐	Soliciting Material under §240.14a-12

CIBER, Inc.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)
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☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.
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6363 South Fiddler's Green Circle, Suite 1400
Greenwood Village, Colorado 80111

April 13, 2011
To our Stockholders:

        You are cordially invited to electronically attend the Annual Meeting of Stockholders of CIBER, Inc. Our Annual Meeting will be held only via the Internet at www.ciber.com/cbr/annualmeeting on May 18, 2011, at 9:00 a.m. Mountain Daylight Time.

        The attached Notice of Annual Meeting of Stockholders and Proxy Statement describe in detail the actions we expect to take at this Annual Meeting.

        Our Annual Report on Form 10-K for the year ended December 31, 2010, is posted on our website at www.ciber.com under the heading "Investor Relations, SEC Filings" and included herein.

        Please use this opportunity to take part in our affairs by voting on the business to come before this meeting. Recent changes in the rules of the New York Stock Exchange mean that if your shares are held by a bank or broker, the bank or broker cannot vote your shares in connection with the election of our directors, our executive compensation, or in connection with amendments to our equity plans, unless you provide voting instructions to the bank or broker. If you do not instruct your bank or broker how to vote, no votes will be cast on your behalf at the Annual Meeting in the election of our directors, on the two advisory (non-binding) votes on our executive compensation or on the amendment to the CIBER, Inc. 2004 Incentive Plan.

        Given this change, it is all the more important that you vote your shares on the proposals to be considered at this Annual Meeting of our Stockholders. Whether or not you plan to attend the Internet meeting, please complete, sign, date and return the accompanying Proxy in the enclosed postage-paid envelope or vote electronically via the Internet or by telephone. See "Voting via the Internet or By Telephone" in the Proxy Statement for more details. Returning the Proxy or voting telephonically or electronically does NOT deprive you of your right to attend the Internet meeting and to vote your shares for the matters acted upon at the Annual Meeting. We invite you to attend the Internet meeting and to vote your shares online before the close of voting by going to www.proxyvote.com.

Sincerely,

Paul A. Jacobs
 Chairman of the Board

CIBER, Inc.
6363 South Fiddler's Green Circle, Suite 1400
Greenwood Village, Colorado 80111

NOTICE OF THE 2011 ANNUAL MEETING OF STOCKHOLDERS

NOTICE TO THE STOCKHOLDERS OF COMMON STOCK OF CIBER, INC.

        The 2011 Annual Meeting of Stockholders of CIBER, Inc., a Delaware corporation (the "Meeting" or the "Annual Meeting"), will be held via the Internet at www.ciber.com/cbr/annualmeeting on May 18, 2011, at 9:00 a.m. Mountain Daylight Time for the purposes stated below. These items of business are fully described in the attached Proxy Statement.

  1.
  To elect two (2) Class II Directors from the nominees named in the attached Proxy Statement to serve for a term of three years until the 2014 Annual Meeting of Stockholders or until their successors have been duly elected and qualified.

  2.
  To have an advisory vote on executive compensation.

  3.
  To have an advisory vote on the frequency of holding an advisory vote on executive compensation.

  4.
  To approve an amendment and restatement of the CIBER, Inc. 2004 Incentive Plan to, among other things, increase the number of shares reserved for issuance thereunder by 4,750,000 shares.

  5.
  To ratify the appointment of Ernst & Young LLP as our Independent Registered Public Accounting Firm for the fiscal year ending December 31, 2011.

  6.
  To transact any other business that may properly come before the Meeting, or any adjournment or postponement of the Meeting.

        Our Board of Directors fixed the close of business on March 21, 2011, as the Record Date for determining those Stockholders who are entitled to receive notice of and to vote at the Meeting, or any adjournment or postponement of the Meeting. Only Stockholders of our Common Stock at the close of business on March 21, 2011, will receive notice of the Meeting and voting materials. A list of Stockholders entitled to vote at the Meeting will be available for examination for a period of ten days before the Meeting both in person at our corporate offices and electronically, and electronically during the Meeting. Stockholders may examine the list for purposes related to the Meeting. Instructions for viewing the Stockholder list appear in the Proxy Statement.

        You are cordially invited to join us via audio webcast at CIBER's 2011 Annual Meeting.

By order of the Board of Directors,

Susan Keesen
 Vice President, General Counsel and Secretary
Greenwood Village, Colorado
April 13, 2011

Please Vote!—Your Vote Is Very Important This Year!

        Whether or not you plan to attend the Internet Meeting, please complete, sign, date and return the accompanying Proxy in the postage paid envelope or vote electronically via the Internet or by telephone.

CIBER, Inc.

PROXY STATEMENT
ANNUAL MEETING OF STOCKHOLDERS

May 18, 2011

ANNUAL MEETING INFORMATION

        This Proxy Statement and the accompanying Proxy are sent to you on behalf of the Board of Directors of CIBER, Inc., a Delaware corporation ("CIBER," the "Company," "we," "our" or "us"), in connection with the solicitation of Proxies for use at our 2011 Annual Meeting of Stockholders (the "Annual Meeting" or "Meeting"). This Proxy Statement describes proposals to be presented for Stockholder approval at the Annual Meeting or any adjournments or postponements of the Meeting. The enclosed Proxy is your ballot (the "Proxy"), which you will use to record your vote on each of the proposals. This Proxy Statement and the accompanying Proxy are first being mailed or sent via electronic communication to Stockholders of record of CIBER's Common Stock, $.01 par value per share (the "Common Stock"), on or about April 13, 2011.

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS
FOR THE STOCKHOLDERS' MEETING TO BE HELD ON MAY 18, 2011.

        The Proxy Statement, the Annual Report to Stockholders, and Form 10-K for the 2010 fiscal year are available at www.ciber.com under Investor Relations.

Attend the 2011 Annual Meeting via the Internet	The Annual Meeting of Stockholders will be held via the Internet at www.ciber.com/cbr/annualmeeting on May 18, 2011, at 9:00 a.m. Mountain Daylight Time. The Board and management of CIBER, Inc. encourage you to attend the Annual Meeting electronically.
Register to Participate in the Electronic Meeting	Log on to www.ciber.com/cbr/annualmeeting at least 15 minutes prior to the start of the Meeting. You will find detailed instructions in the accompanying materials.

Ask Questions: Questions that would be appropriate to raise in person and that relate to the purpose of the Meeting will be accepted via email from Friday, May 13, 2011, until the floor is closed to questions during the Meeting. To submit questions, access the Annual Meeting website and select "Questions."

Vote: Stockholders who attend the Annual Meeting via the Internet may electronically submit a vote or change or revoke a prior vote until the polls are officially closed. See page 2, "Casting Your Vote," for details.

List of Stockholders

A list of Stockholders entitled to vote at the Annual Meeting (the "List") will be available for inspection by Stockholders for purposes related to the Annual Meeting. The List will be available for inspection in both paper and electronic format for a period of 10 days prior to the Annual Meeting and electronically during the time the Annual Meeting is in session. We have taken reasonable steps to ensure that information contained in the List will be made available only to eligible Stockholders. To examine the List, please telephone us at 303-220-0100 and ask to speak with Mr. Gary Kohn, Vice President Investor Relations. Upon verification that you are entitled to examine the List, you will be scheduled for an appointment to review the List at our corporate office or provided with a login, password and instructions to enter a secure website link.

 AGENDA

Stockholders are asked to consider and to vote upon the following proposals:

Proposal No. 1 See page 7	To elect two (2) Class II Directors to serve as members of the Board of Directors until the 2014 Annual Meeting of Stockholders or until their successors have been duly elected and qualified.
Proposal No. 2 See page 61	To have an advisory vote on executive compensation.
Proposal No. 3 See page 62	To have an advisory vote on the frequency of the advisory vote on executive compensation.
Proposal No. 4 See page 63	To approve an amendment and restatement of the CIBER, Inc. 2004 Incentive Plan to, among other things, increase the number of shares reserved for issuance thereunder by 4,750,000 shares.
Proposal No. 5 See page 68	To ratify the appointment of Ernst & Young LLP as our Independent Registered Public Accounting Firm for the fiscal year ending December 31, 2011.
Other Business

To consider other business that may properly come before the Annual Meeting. To date, we are not aware of any other business to be presented for consideration at the Annual Meeting. If any other matter should properly come before the Annual Meeting, the persons designated as agents and Proxies in the enclosed Proxy will vote on those matters in accordance with their best judgment.

VOTING RIGHTS AND SOLICITATION OF PROXIES

Your Proxy is solicited by our Board of Directors.

Record Date	Only Stockholders of our Common Stock, $.01 par value, at the close of business on March 21, 2011 (the "Record Date"), are entitled to receive notice of and to vote at the Annual Meeting. On the Record Date, there were 71,109,183 shares of Common Stock outstanding.
Casting Your Vote

For each proposal, Stockholders are entitled to cast one vote for each share of Common Stock held on the Record Date. Shares of Common Stock may not be voted cumulatively. You may cast your vote by any of the methods listed below. Please refer to the detailed instructions included with your Proxy for submission deadlines and step-by-step instructions.

• Vote by Mail. Complete, date and sign your Proxy. Mail it in the pre-paid envelope provided so that it reaches us before the deadline specified on the Proxy.

•       Vote by Telephone. Call the toll-free telephone number provided with your Proxy and, with the Proxy card in hand, follow the instructions. The deadline for telephone voting is 11:59 p.m. Eastern Daylight Time on May 17, 2011.

•       Vote by Internet before the Annual Meeting. Use your computer to access the website listed on the voting form and, with the Proxy card in hand, record your vote. The deadline for Internet voting is 11:59 p.m. Eastern Daylight Time on May 17, 2011.

•       Vote by Internet during the Annual Meeting. You may vote electronically during the Annual Meeting, prior to the announcement that the polls are closed. To vote electronically during the Annual Meeting: (1) log on to www.ciber.com/cbr/annualmeeting and, with the Proxy card in hand, register to enter the Annual Meeting website, (2) select the "Vote" button and complete the questions that verify your eligibility to vote and (3) characterize the nature of your vote (i.e., first vote, withdrawal of prior vote, etc.).

Quorum and Election	IVS Associates has been selected to tabulate the votes and to act as Inspector of Elections.

Quorum.    Our bylaws provide that the presence, in person or by Proxy, of the holders of not less than a majority of the shares of Common Stock entitled to vote at the Annual Meeting is necessary to constitute a quorum to conduct business at an Annual Meeting. Since attendance at the Annual Meeting is usually low, a quorum can only be achieved by Stockholder participation by Proxy. Please complete your Proxy and return it promptly.

Election. Delaware and federal law and our bylaws provide the following:

•       Election of Directors.    Directors shall be elected by a plurality of shares present in person or by Proxy at the Annual Meeting and entitled to vote on the election of directors. A director wins by "plurality" when he or she receives more votes than the number of votes cast for any other nominee.

•       Advisory Vote on Executive Compensation.    With respect to an advisory vote on executive compensation, an affirmative vote of a majority of shares present in person or by Proxy at the Annual Meeting and entitled to vote on the subject matter will be considered to be the advice of the Stockholders and the Board will take such advice into consideration.

•       Advisory Vote on Frequency of Advisory Vote on Executive Compensation.    Because the advisory vote on the frequency of future votes on executive compensation has three options (every one year, every two years, or every three years), the option that receives the greatest number of votes will be considered to be the advice of the Stockholders and the Board will take such advice into consideration.

•       Additional Matters.    In all matters to be presented at the Annual Meeting other than the election of directors, the affirmative vote of a majority of shares present in person or by Proxy at the Annual Meeting and entitled to vote on the subject matter will be the act of the Stockholders.

Tabulation of Your Proxy	The Inspector of Elections will tabulate your Proxy as follows:
• All shares represented by a properly executed Proxy will be voted at the Annual Meeting in accordance with your instructions, unless you have taken steps to revoke or withdraw your Proxy.
• Shares that are voted WITHHOLD or ABSTAIN will be counted as "present" for quorum purposes, but will have the same effect as voting against a proposal for which there is a majority voting standard.

•       "Broker non-votes" are Proxies for shares held in street name by brokers or nominees, for which (i) instructions have not been received from the beneficial owner or person entitled to vote and (ii) the broker or nominee does not have discretionary voting power under applicable national securities exchange rules or the instrument under which it serves in such capacity. Broker non-votes are counted as "present" for quorum purposes, but they are treated as not entitled to vote on the matter. Therefore, broker non-votes are not counted for purposes of determining whether Proposal No. 1, Proposal No. 2, Proposal No. 3 and Proposal No. 4 have been approved.

•       Under the rules of the New York Stock Exchange ("NYSE"), on certain routine matters, brokers may, in their discretion, vote the shares they hold in street name on behalf of the beneficial owners who have not returned voting instructions to the brokers. Routine matters include the ratification of the independent registered public accounting firm (Proposal No. 5).

• If you sign and date your Proxy but do not provide instructions, your shares will be voted:
• FOR ALL the Board of Directors nominees for Class II Director (Proposal No. 1)
• FOR approval of the Company's Executive Compensation Program (Proposal No. 2)
• To Hold Say-On-Pay Votes Every THREE YEARS (Proposal No. 3)

•       FOR approval of an amendment and restatement of the CIBER,  Inc. 2004 Incentive Plan to, among other things, increase the number of shares reserved for issuance thereunder by 4,750,000 shares (Proposal No.4)

• FOR the ratification of Ernst & Young LLP as our Independent Registered Public Accounting Firm for the fiscal year ending December 31, 2011 (Proposal No. 5).

•       In addition to executing your voting instructions, the persons named in the Proxy will have discretionary authority to vote all Proxies with respect to additional matters that may be properly presented for action at the Annual Meeting. We are not aware of any other business to be presented at the Annual Meeting.

You May Revoke or Change Your Proxy	At any time prior to final tabulation of the votes on May 18, 2011, you may change your vote or revoke your Proxy by following one of the procedures set forth below:

•       Deliver a letter, signed and in writing, to our Corporate Secretary stating your desire to revoke your Proxy. The letter must be dated later than the date stated on the Proxy you wish to revoke. Address the letter to CIBER, Inc., Corporate Secretary, 6363 South Fiddler's Green Circle, Suite 1400, Greenwood Village, Colorado 80111.

•       Deliver a Proxy bearing a date later than the Proxy you wish to revoke to Broadridge Financial Solutions, Inc. ("Broadridge"), 51 Mercedes Way, Edgewood, NY 11717. You may use any available voting method to deliver your new Proxy, but the new Proxy must be received by Broadridge before the deadline for mail, telephone or Internet voting.

•       Attend the Annual Meeting via the Internet and submit your vote prior to the close of the polls. Follow the instructions for voting online during the Annual Meeting, which appear earlier in this section of this Proxy Statement. Please note, attending the electronic Annual Meeting will not, absent specific instructions from you, revoke or alter your Proxy.

Proxies of Executive Officers and Directors

As a group, our executive officers and directors own or may be deemed to control approximately 11.93% of the outstanding shares of our Common Stock. Each of the executive officers and directors has indicated his/her intent to vote all shares of Common Stock owned or controlled by him/her:

• FOR the candidates nominated by the Board to fill the Class II Director positions described in this Proxy Statement,
• FOR approval of the Company's Executive Compensation Program,
• To hold Say-On-Pay Votes Every THREE YEARS,
• FOR approval of an amendment and restatement of the CIBER, Inc. 2004 Incentive Plan to, among other things, increase the number of shares reserved for issuance thereunder by 4,750,000 shares, and
• FOR the ratification of the appointment of Ernst & Young LLP as our Independent Registered Public Accounting Firm for the fiscal year ending December 31, 2011.
Please refer to the table entitled Security Ownership of Certain Beneficial Owners and Management located on page 23 for additional information.

Persons Making This Proxy Solicitation

This Proxy Solicitation is made by and on behalf of our Board of Directors. The proposals described in this Proxy Statement were unanimously approved and authorized for Stockholders' consideration by our Board of Directors. To date, no director has retracted his support for any proposal appearing on the agenda or notified us of his intention to oppose the same. Solicitation of Proxies for use at the Annual Meeting may be made by regular mail, by email or in person by our directors, officers and regular employees. These individuals will receive no additional compensation for any solicitation activities. Copies of solicitation materials will be furnished to banks, brokerage houses, fiduciaries and custodians holding in their names shares of Common Stock beneficially owned by others to forward to those beneficial owners. We may reimburse persons representing beneficial owners of Common Stock for their costs of forwarding solicitation materials to beneficial owners. In addition, we have retained Morrow & Co. LLC, 470 West Ave., Stamford, CT 06092, a proxy solicitation company, to assist with this solicitation for a fee of approximately $10,000 plus reasonable out-of-pocket expenses. We will bear the entire cost of solicitation of Proxies, including the preparation, assembly, printing and mailing of this Proxy Statement, the Proxy and any additional information furnished to Stockholders.

DEADLINE FOR STOCKHOLDER PROPOSALS FOR THE 2012 ANNUAL MEETING

        Stockholders may submit proposals on matters appropriate for Stockholder action at our annual Stockholder meetings. To have your proposal included in our Proxy Statement and form of Proxy and to properly bring your proposal before an Annual Meeting: (1) you must be eligible to make the proposal; (2) your proposal must be appropriate for Stockholder action at an Annual Meeting; and (3) your proposal must be presented in writing and received by our Secretary at our principal executive offices not less than 90 calendar days nor earlier than the close of business on the 120th calendar day prior to May 18, 2012. Proposals submitted before January 20, 2012 and after February 19, 2012, will be considered untimely and will not be eligible for inclusion in the Proxy Statement and on the form of Proxy for the 2012 Annual Meeting, and will not be considered at the meeting. To be included in our Proxy Statement, all proposals must conform to the procedures established by the Securities and Exchange Commission ("Commission") in Section 14a-8 of the Securities Exchange Act of 1934, as amended (the "Exchange Act"). The persons named in our Proxy will have discretionary authority to vote all Proxies with respect to any untimely proposals. Stockholder notices regarding proposals must be received no later than the deadline set forth above and contain the specific information required by our bylaws. Stockholders will be furnished a copy of our bylaws, without charge, upon written request to the Corporate Secretary. Please address Stockholder proposals to CIBER, Inc., Corporate Secretary, 6363 South Fiddler's Green Circle, Suite 1400, Greenwood Village, Colorado 80111.

 PROPOSAL No. 1—ELECTION OF DIRECTORS

        Background:    Each year at our Annual Meeting of Stockholders, directors constituting approximately one-third of the Board are elected for a three-year term or until a successor is duly elected and qualified. The terms of current Class II Directors, Mr. Stephen S. Kurtz, Dr. Kurt J. Lauk and Dr. James C. Wetherbe, will expire at this 2011 Annual Meeting. The terms of the Class III Directors, Mr. Archibald J. McGill, Mr. Paul A. Jacobs and Mr. David C. Peterschmidt, will expire in 2012. The terms of the Class I Directors, Mr. Peter H. Cheesbrough, Mr. Bobby G. Stevenson and Mr. James C. Spira, will expire in 2013.

        Pursuant to our bylaws, vacancies on the Board may be filled by the affirmative vote of a majority of the remaining directors then in office. A director elected to fill a vacancy, including a vacancy created by an increase in the size of the Board, serves for the remainder of the full term of the new directorship or of the class of directors in which the vacancy occurred. If the number of directors is changed, any increase or decrease shall be apportioned among the classes so as to maintain the number of directors in each class as nearly equal as possible, but in no case will a decrease in the number of directors shorten the term of any incumbent director.

        Description of Proposal No. 1:    Proposal No. 1 asks you to elect two individuals to serve as Class II Directors for the ensuing three-year term to expire in 2014, or until a successor is elected and qualified.

        The Nominating/Corporate Governance Committee, with the approval of the non-incumbent members of the Board, has nominated for re-election as Class II Directors Mr. Stephen S. Kurtz and Dr. Kurt J. Lauk (the "Director Nominees").

        We have received no Stockholder proposal or nomination of any other person to stand for election as a Class II Director, timely or otherwise. Mr. Cheesbrough, as discussed herein, is resigning as a Class I Director, effective April 29, 2011. Following Mr. Cheesbrough's resignation as a director, the Board plans to reduce the size of the Board to eight. Dr. Wetherbe, a Class II Director, was not nominated to stand for re-election at this Annual Meeting. Following the expiration of Dr. Wetherbe's term, the Board plans to reduce the size of the Board to seven.

        Shares represented by Proxies that are not marked to "WITHHOLD ALL" authority to vote for the Director Nominees, or "FOR ALL EXCEPT" a specified individual that you must name, will be voted FOR the election of the Director Nominees. Should the Director Nominees become unavailable or unwilling to serve as directors, persons named in the Proxy intend to cast votes for which they hold Proxies in favor of the election of such other person as the Board may designate. The Board knows of no reason why Mr. Stephen S. Kurtz or Dr. Kurt J. Lauk would be unable or unwilling to serve on the Board.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR ALL" THE NOMINEES

DIRECTORS AND EXECUTIVE OFFICERS

        The following table sets forth our directors and executive officers, their ages, positions currently held with us, the year elected as director or appointed as officer and class of directorship. Directors are elected to serve three-year terms, or until a successor is elected and qualified. Executive officers serve at the pleasure of the Board for a term of one year, subject to review and renewal annually. For information about the ownership of our voting securities held by each director, director nominee or executive officer (other than Mr. Pumilia and Mr. Goldfarb), see "Security Ownership of Certain Beneficial Owners and Management." Information about Director Nominees is indicated by an asterisk (*) in the table below and in the narrative following the table. Information about the Class II Director who has not been re-nominated is indicated by a double asterisk (**) in the table below and in the narrative following the table.

        As noted on page 17, when our Nominating/Corporate Governance Committee considers candidates for director, the Committee looks for experience with acquisitions, experience in marketing and sales, experience as a chief executive officer or chief financial officer, knowledge of our industry, experience with finance, accounting, internal audit and other financial matters, respect for the fiduciary responsibilities of directors to stockholders, leadership skills, demonstrated sound business judgment, global perspective, interpersonal effectiveness and personal integrity. We believe that our directors bring these skills to their participation on our Board in addition to the specific knowledge and experience noted below with respect to each director.

Name	Age	Position	Served as Officer or Director Since	Class (Term Exp.)
David C. Peterschmidt	62	President, Chief Executive Officer and Director	2010	Class III (2012)
Claude J. Pumilia	43	Executive Vice President, Chief Financial Officer and Treasurer—effective April 4, 2011	2011	—
Peter H. Cheesbrough	59	Executive Vice President, Chief Financial Officer, Treasurer—effective until April 4, 2011 and Director—effective until April 29, 2011	2002–2011	Class I (2013)
Tony Hadzi	53	Executive Vice President and President—North America Division	2001	—
Terje Laugerud	57	Executive Vice President and President—International Division	2003	—
Marcia M. Kim	63	Senior Vice President and President—Federal Division	2007	—
Eric D. Goldfarb	46	Executive Vice President and Chief Information Officer—effective March 28, 2011	2011	—
Paul A. Jacobs	71	Chairman and Director	2005	Class III (2012)
Stephen S. Kurtz*	60	Director	2007	Class II (2011)
Kurt J. Lauk*	64	Director	2010	Class II (2011)
Archibald J. McGill	79	Director	1998	Class III (2012)
James C. Spira	68	Director	1994–98 and 2002	Class I (2013)
Bobby G. Stevenson	69	Founder and Director	1974	Class I (2013)
James C. Wetherbe**	61	Director	2005–2011	Class II (2011)

David C. Peterschmidt

        Mr. Peterschmidt joined us as President, Chief Executive Officer and a Class III Director on July 1, 2010. Mr. Peterschmidt brings his considerable management experience in information technologies ("IT") services and products to CIBER's leadership and his membership on our Board of Directors. In addition to his extensive business leadership in U.S. IT companies, he has global business experience and has managed public companies through a wide range of environments. Prior to joining us, Mr. Peterschmidt was Co-Founder and Managing Director of 280 Capital Partners, a private equity firm focused on lower mid-market technology companies which he co-founded in 2007. From 2004 to 2007, he was the President, Chief Executive Officer and Director of Openwave Systems, Inc. Mr. Peterschmidt currently serves as a non-executive Director of BackOffice Associates, LLC, a privately held provider of data quality solutions in support of SAP Solutions for global customers; as a non-executive Director of SAVVIS, Inc. (NASDAQ (GS): SVVS, where he is a member of the compensation committee; and as a non-executive Director of Limelight Networks, Inc. (NASDQ (GM): LLNW) where he is a member of the audit committee. From 2003 to 2004 he was the Co-Chairman and Chief Executive Officer of Securify, Inc. which was acquired by Secure Computing in 2008 and from 1996 to 2003 he was the Chairman, President and Chief Executive Officer of Inktomi Corporation which was acquired by Yahoo! in 2003. Before 1996 he served in executive positions with Sybase, Inc. and as an officer in the United States Air Force from 1969 to 1979.

Claude J. Pumilia

        Mr. Pumilia joined us as Executive Vice President, Chief Financial Officer and Treasurer on April 4, 2011. He brings extensive experience in worldwide financial and strategic planning and development, organizational disciplines and metrics to drive performance, business development, market research and competitive analysis to our leadership team. Prior to joining CIBER, Mr. Pumilia was the first Chief Financial Officer for the City and County of Denver in Denver, Colorado from 2007 to 2011. As the first Chief Financial Officer of the City of Denver, Mr. Pumilia restructured over $3 billion of publicly-traded debt and led cost reduction efforts that closed over $300 million in deficits. Before he joined the City and County of Denver, Mr. Pumilia was, from 2005 to 2006, Senior Vice President and a member of the Senior Leadership Team of CA, Inc. (formerly Computer Associates) where he had direct responsibility for the sales finance team and the international controllership. From 2002 to 2005, Mr. Pumilia was Vice President of Finance for two divisions of Hewlett-Packard Company ("HP"). While at HP, Mr. Pumilia drove double-digit revenue and profit growth in the Digital Imaging and Publishing business unit, a $3 billion division within HP. He subsequently led the finance organization for the Americas for HP's Imaging and Printing Group. He was also responsible for finance and strategic planning, as well as the introduction of organizational disciplines and metrics to drive performance to financial objectives. From 1996 to 2002, Mr. Pumilia held various management positions with Compaq Computer Corporation ("Compaq"); although, from 2000 to 2001, he became the Chief Financial Officer and Vice President of Business Development for Emerging.com, an internet startup company providing eCommerce consulting services. During his time at Compaq, Mr. Pumilia led the world-wide financial planning and analysis team for the company and had responsibility for business development, strategic planning, market research and competitive analysis functions. Prior to joining Compaq, Mr. Pumilia held positions with McKinsey & Company performing strategy and valuation assignments, with Baker & Botts, LLP representing private and public corporate clients in business transactions, and with Andersen Consulting advising financial and energy clients.

Peter H. Cheesbrough

        Mr. Cheesbrough joined us as Executive Vice President and Chief Financial Officer in October 2007 and was elected Treasurer in February 2008. He served us in those officer positions until April 4, 2011, and as a director of the Company until April 29, 2011, when he left the Company to pursue his interest in participating on other public company boards and was succeeded as Executive Vice President, Chief Financial Officer and Treasurer by Mr. Pumilia. He also served as our interim Chief Executive Officer and President from April 11, 2010, until Mr. Peterschmidt joined us on July 1, 2010. Mr. Cheesbrough served as a Class I Director from November 2002 to April 2011. He also served as Chairman of the Audit Committee from November 2002 until October 2007. Mr. Cheesbrough brought his considerable experience in accounting and finance to CIBER's leadership and his membership on our Board of Directors. In addition to his business leadership in U.S. companies, he has significant international business experience in various management roles, as well as in outside auditing roles. Mr. Cheesbrough's service as interim Chief Executive Officer of the Company gave him additional insights into the operations of CIBER and its management. Prior to joining us as an officer in 2007, Mr. Cheesbrough was Vice President and General Manager of Navigant Biotechnologies, LLC and, from 2002 to 2005, was Navigant Biotechnologies' Chief Financial Officer. From 1985 to 2000, Mr. Cheesbrough held several senior financial management positions with Quovadx, Inc. and Echo Bay Mines Ltd. Before 1985, he served in executive financial positions with two Canadian public companies and prior to that, Mr. Cheesbrough was an audit and tax manager for Coopers & Lybrand (now PWC) in England and Canada. From 1996 until 2006, Mr. Cheesbrough served on the board of directors of Health Grades, Inc., where he was a member of both the audit and compensation committees. He is a member of the Institute of Chartered Accountants in Alberta and a Fellow of the Institute of Chartered Accountants in England and Wales.

Tony Hadzi

        Mr. Hadzi, whose full name is Antonios Hadziathanassiou, joined us in October 1999 as a sales manager and he is currently an Executive Vice President and President of our North America Division. In this role, Mr. Hadzi is responsible for our North American operations, including commercial and state and local government markets, as well as for our Global Delivery operations in India and the global strategic business and technology practices. A 31-year veteran of the IT consulting industry, Mr. Hadzi has extensive experience in IT systems integration, development, and service management, and has been involved directly in the development and management of large application projects and enterprise resource planning ("ERP") implementations. Prior to joining CIBER, Mr. Hadzi established the North American subsidiary for the South African IT services company, Q Data, and served as President of that company in the USA from 1994 to 1999. Before this U.S. business venture, Mr. Hadzi served as Senior Vice President leading the Johannesburg business unit of Q Data Consulting. He also served in senior executive positions for three Q Data subsidiaries. Mr. Hadzi was one of the first members of the startup consulting company, DATA TRUST (PTY) Ltd., which later became the founding company of Q Data. He worked there as senior technical consultant on major development projects in all aspects of systems integration and development.

Terje Laugerud

        Mr. Laugerud joined us as President and Chief Executive Officer of CIBER's International Division in January 2003 following our acquisition of ECsoft Group plc. In September 2009, he was promoted to an Executive Vice President in addition to being President of our International Division. Along with operations in eleven European countries, CIBER's operations in Russia, China, Australia and New Zealand also report to him. Mr. Laugerud has led the growth of CIBER in Europe, including organic and acquired growth. From 1994 to 2000, Mr. Laugerud was the Chief Executive Officer of ECsoft and a non-executive Director until May 2002. Mr. Laugerud has over 25 years of experience in the IT industry. He served on the boards of directors of CMA Asset Management ASA (Norway) and Heliogruppen AS (Norway) from 2001 to 2005 and on the board and compensation committee of MySQL AB (Sweden) from 2001 to 2006.

Marcia M. Kim

        Ms. Kim became Senior Vice President and President of CIBER's Federal Division in April 2007. Before joining us, Ms. Kim spent 27 years in various capacities with Computer Sciences Corporation ("CSC"), most recently as Vice President, Citizens Services (Civil Group of Federal Sector). In this role, Ms. Kim was responsible for all contract performance and new business growth, for agencies such as the Department of Health and Human Services, Federal Emergency Management Agency, Department of Defense, Department of Energy, and Social Security Administration. She was also responsible for the operations and modernization of the New York Medicaid program. Before she was Vice President, Citizen Services, Ms. Kim served as Vice President, Application Programs at CSC. There she led the business area for CSC's System Sciences Division, focused on federal healthcare, land and resources management, systems integration, and non-federal support services. Before her tenure at CSC, Ms. Kim worked at General Electric for seven years.

Eric D. Goldfarb

        Mr. Goldfarb joined us as Executive Vice President and Chief Information Officer on March 28, 2011. Mr. Goldfarb brings us vast experience and industry knowledge that align with our objectives to ensure that CIBER accomplishes its key initiative of building out a world-class information technology organization that will support our growth and enhance our business decisions as well as his distinguished track record of building outstanding information technology organizations and systems, overseeing capital and operating budgets, and integrating multiple financial systems. From 2006 to 2010, Mr. Goldfarb was Executive Vice President, Executive Committee Member and CIO at BearingPoint, Inc. In that role he was responsible for rebuilding the mission of and setting the priorities for the IT organization where he successfully integrated multiple financial systems, achieved compliance with federal regulations, and delivered significant cost savings through innovations that earned BearingPoint a spot on InformationWeek's list of most innovative companies. Additionally, Mr. Goldfarb was instrumental in expanding the client base through website redesigns that enabled client mining and increased marketing activities. This effort won a 2007 Interactive Media Award. Prior to his employment with BearingPoint, Mr. Goldfarb was Executive Vice President and Chief Information Officer at PRG Schultz International, Inc., a financial service industry company, from 2002 to 2006, where he was responsible for creating efficiencies in the corporation's operating and business processes. From 1996 to 2002, Mr. Goldfarb held various Chief Information Officer positions with Global Knowledge, Inc., Viacom, Inc. and Elder-Beerman Stores Corporation and various information and business systems managerial positions with Limited Brands, Inc., The Interpublic Group and Domino's Pizza, Inc. Mr. Goldfarb is a widely published thought leader in the discipline of applying information technology to business needs. He is co-author of several books including Ways to Reduce IT Spending, (2004). His articles have appeared in Computerworld and CIO Magazine. Computerworld recognized Mr. Goldfarb as one of the world's premier 100 IT leaders in 2003.

Paul A. Jacobs

        Mr. Jacobs became the Chairman of our Board of Directors on April 11, 2010, and effectively guided the Board through the management transition. He has been a Class III Director since February 2005. Mr. Jacobs is a founding member in the law firm of Jacobs Chase LLC, a Denver mid-size law firm formed in 1995. Mr. Jacobs brings to our Board and his Chairmanship more than 40 years of comprehensive legal experience in representing a variety of businesses and entrepreneurs in corporate finance, mergers and acquisitions, business planning and real estate. Mr. Jacobs was the driving force behind Denver's 1990 Major League Baseball Expansion bid and served as Executive Vice President and General Counsel of the Colorado Rockies from the inception of the franchise in 1991 through February 1995. Prior to that, Mr. Jacobs practiced at the Denver law firm of Holme Roberts & Owen for 24 years, where he served on the Executive Committee for more than 10 years. Mr. Jacobs is currently Vice President and a director of the American Jewish Committee and a director of The Colorado Sports Hall of Fame.

Stephen S. Kurtz*

        Mr. Kurtz has been a Class II Director since his election to the Board in December 2007 and re-election in May 2008. He serves as Chairman of the Audit Committee and Chairman of the Compensation Committee and he has been nominated to stand for re-election at this Annual Meeting to fill one of the upcoming Class II vacancies. Mr. Kurtz's 30 years providing professional services in accounting and finance bring depth to both our Board and Audit and Compensation Committees. His primary emphasis has been in the negotiation, structuring and tax planning for mergers, acquisitions, joint ventures and leveraged buyouts and this extensive financial experience is a valuable asset to our Board. Mr. Kurtz is a Co-Managing Member of Mankwitz Kurtz Investments, LLC, a Denver-based private equity firm, which he formed in 2001. In 2008, Mr. Kurtz formed Kurtz Financial, LLC, a consulting firm specializing in restructuring, turnarounds, and mergers and acquisitions advisory services. From 1978 to 2001, he was President of the CPA firm of Shenkin Kurtz Baker & Co. Mr. Kurtz is a certified public accountant. From 1995 to 2010 he was a member of the board and chairman of the audit and finance committee of HCA-HealthOne in Denver and a member of the community board of Wells Fargo Colorado, N.A. Since November 2009, Mr. Kurtz has also been a member of the board and the chairman of the audit committee of Pembrook Mining Corp., a privately-held, Canadian-based international mining company.

Kurt J. Lauk, PhD*

        Dr. Lauk was appointed to the Board as a new Class II Director and as a member of the Board's Audit Committee in November 2010. Dr. Lauk has been nominated to stand for election at the Annual Meeting. Dr. Lauk brings vast international business experience in finance, sales and marketing to CIBER's Board. Dr. Lauk's global expertise supports the Board's efforts in overseeing CIBER's strategy to expand our operations on a global level. Dr. Lauk is an executive officer of Globe CP GmbH and serves as a Trustee of the International Institute for Strategic Studies in London. He is an honorary professor with a chair for International Business Strategy at the prestigious European Business School in Reichartshausen and was also a lecturer in Global Management at the Stanford University Graduate School of Business. Dr. Lauk serves as the Chairman of the Economic Council to the Christian Democratic Party in Berlin, Germany, an independent business organization. Since 2004, Dr. Lauk has been a special advisor to Silver Lake Partners, a leader in private investments in technology and technology-enabled industries. From March 2007 until October 2010, Dr. Lauk was a member of the Board of The Innovation Group plc, U.K., where he was a member of the Nomination Committee. Dr. Lauk was a Member of the Board of Management of DaimlerChrysler from 1996 to 1999. During his tenure at Daimler-Chrysler, Dr. Lauk had senior management roles in, and was responsible for, the global Commercial Vehicle Division. Prior to joining DaimlerChrysler, he held the position of Chief Financial Officer and Chief Controller of VEBA AG (today E.on AG), Germany's largest publicly-listed energy conglomerate where he served as a Member of its Board of Management with IT responsibilities. Earlier, Dr. Lauk was Deputy Chairman and Chief Financial Officer of Audi AG where he also handled marketing for the Audi brand. He also served as Vice President and Director of The Boston Consulting Group Inc., in Munich and Boston, respectively, where his practice focused on technology and manufacturing businesses. Dr. Lauk currently serves on several supervisory boards and on selected advisory councils. He has previously served on several commissions both on the federal and state level in Germany.

Archibald J. McGill

        Mr. McGill has been a Class III Director since September 1998. As a long-standing member of CIBER's Board of Directors, Mr. McGill brings knowledge of the Company's history and continuity to his membership on the Board. Mr. McGill also represents extensive experience in business to business sales and marketing, venture capital acquisition and large business management. Mr. McGill provides our Board with senior leadership, strategic and technology industry experience from his service in executive capacities at IBM and AT&T and President of Rothschild Venture Capital. He is on the boards of directors of several small high-technology companies. From 1985 to the present, Mr. McGill has been the President of Chardonnay, Inc., a venture capital investment company.

James C. Spira

        Mr. Spira has been a Class I Director since March 2002. Mr. Spira previously served as a Director of our Company from September 1994 until October 1998. Mr. Spira has over 40 years of management consulting experience and he brings his widely regarded expertise in developing and implementing winning competitive strategies and career-long focus on profit improvement to his membership on our Board of Directors. Mr. Spira currently serves as non-executive Chairman of the board of enlight Advisors, LLC, a Cleveland, Ohio privately-held management consulting firm specializing in corporate strategy. From July 2003 until September 2008, Mr. Spira served as non-executive Chairman of the board of Brulant, Inc., a Cleveland, Ohio privately-held information services firm. He served as a director of Brulant from 1997 to 2008. Mr. Spira serves on the board of directors of Jackson-Hewitt, Inc. (NYSE: JTX) where he is also a member of the audit and compensation committees. Mr. Spira served as President and Chief Operating Officer of American Greetings Corporation from 2001 until his retirement in July 2003. From 1995 to 2001, he was managing partner of Diamond Technology Partners, Inc., a Chicago, Illinois-based management consulting firm providing program management services to design and deploy technology-enabled business strategies. From 1974 to 1991, Mr. Spira was Co-founder, President and Chief Executive Officer of Cleveland Consulting Associates, an operations and systems management consulting firm doing business with multi-national companies.

Bobby G. Stevenson

        Mr. Stevenson is a Class I Director and a Founder of the Company. Mr. Stevenson was a key figure in CIBER's formation and the ensuing growth of the Company. He continues to utilize his long-term management experience with the Company and his extensive knowledge of the IT industry in his role on our Board of Directors. Mr. Stevenson served as Vice President in charge of our recruiting and management of the technical staff from 1974 until November 1977 when he became Chief Executive Officer. As Chief Executive Officer from 1977 to 1998, he was responsible for all of our operations. Mr. Stevenson has been a member of our Board of Directors since the Company's inception.

James C. Wetherbe, PhD**

        Dr. Wetherbe has been a Class II Director since February 2005. Dr. Wetherbe was not nominated to stand for re-election at this Annual Meeting. Dr. Wetherbe is a highly regarded professor, author and consultant on the use of computers and information systems to improve organizational performance and competitiveness. He brings more than 30 years of academic and industry experience with management and information technology for a broad spectrum of private and public organizations to his service on our Board. From July 1993 to July 2006, Dr. Wetherbe was a director of Best Buy Co., Inc. where he served as chair of their long range and strategic planning committee and as a member of their nomination committee. In September 2006, Dr. Wetherbe became a member of the board of directors of the Sandia Motorsports Park and, in 2007, a member of the board of directors of Bizdio and the board of directors of ILostMyJob.com LLC in 2009. From 1993 to 2000, Dr. Wetherbe

was the FedEx Professor of Excellence in MIS at the University of Memphis, a Professor of MIS and Director of the MIS Research Center at the University of Minnesota from 1980 to 2000 and a Professor of MIS at the University of Houston from 1977 to 1980. Dr. Wetherbe is currently the Bobby G. Stevenson Chaired Professor of Information Technology and Executive Director for Internet Buyer Behavior at Texas Tech University. He has held this position since 2000 when the professorship was created and Texas Tech selected him to fill the Chair. In addition, Dr. Wetherbe has held several positions in the information industry as a chief information officer, consultant and account manager. He is an internationally known author of 30 books and a speaker on the use of computers and information systems to improve organizational performance and competitiveness.

CERTAIN RELATIONSHIPS AND RELATED PARTY TRANSACTIONS

        In November 2006, our Board adopted a written policy that requires the Audit Committee to review any financial transactions, arrangements or relationships that exceed $120,000 in which we are a participant and a related party (as defined in Rule 404(b) of Regulation S-K under the Exchange Act) has a direct or indirect interest. Audit Committee approval of any related party transaction will depend on whether or not the transaction is fair and beneficial to us. Our related party transaction policy is in addition to the conflict of interest policy found in our Code of Business Conduct and Ethics. The Audit Committee was not presented with any proposed related party transactions during 2010.

SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

        Section 16(a) of the Exchange Act requires that our directors, executive officers and persons who beneficially own greater than 10% of a registered class of our equity securities file initial reports of ownership and changes in ownership of such securities with us and the Commission. Based solely upon our review of copies of the Section 16(a) reports we have received and written representations from reporting persons, we believe that during the year ended December 31, 2010, all of our directors, executive officers and greater than 10% beneficial owners were in compliance with their filing requirements, except that one grant of stock options to Mr. Joe Mancuso dated July 30, 2010, was not reported on a timely-filed Form 4 but was subsequently reported on a Form 4 filed August 9, 2010. In addition, instead of being timely filed on November 11, 2010, the Form 4 covering an initial grant of 29,498 restricted stock units for Dr. Kurt Lauk was filed December 1, 2010, because Dr. Lauk's EDGAR filing codes were not available until November 29, 2010.

CORPORATE GOVERNANCE PRACTICES

        The Board met seventeen (17) times in 2010 in regularly scheduled quarterly and special meetings. With the exception of Dr. Lauk who joined the Board in November, each director, including incumbents, participated either in person or by telephone conference in at least 75% of all 2010 regularly scheduled quarterly Board meetings and committee meetings (of which such director was a member) and each attended the Annual Meeting of Stockholders last year. Each director is expected to attend the Annual Meeting this year.

Corporate Governance

        We have had informal governance standards in place since our inception in 1974 that have evolved to accommodate our growth over the years and changing governance practices. Our Board has adopted formal Corporate Governance Principles (the "Principles") to address matters of corporate governance including, but not limited to, Board composition and leadership, Board member qualifications, compensation, tenure and succession, Board organization, term and age limits, service on additional public company boards and audit committees and committee operation and responsibilities. Board members are also subject to the requirements of CIBER's Code of Business Conduct and Ethics (the "Code of Conduct") which includes, among other things, a conflict of interest policy. In addition, in

November 2006, the Board adopted a policy with respect to related party transactions, as discussed in more detail above. The Principles, Code of Conduct and Related Party Transaction Policy can be found on our website at www.ciber.com under "Investor Relations," or you may request a copy by writing to us at CIBER, Inc., 6363 South Fiddler's Green Circle, Suite 1400, Greenwood Village, Colorado 80111, Attention: Investor Relations.

Board Leadership Structure and Executive Sessions

        The positions of Chief Executive Officer and Chairman of the Board of Directors are separated at CIBER. In our Board's opinion, such separation allows for more objective evaluation of our CEO's performance, as well as broader distribution of information leading to more effective monitoring of our operations and business strategies. Our non-management directors meet regularly in executive session without management. The executive sessions were chaired in 2010 by Bobby G. Stevenson until his retirement as Chairman of the Board effective April 11, 2010. From that point, the executive sessions have been chaired by our Chairman of the Board, Paul A. Jacobs. The executive sessions of our non-management directors are held in conjunction with each regularly scheduled Board meeting and many of the special Board meetings.

Board Oversight Role in Risk Assessment and Management

        While our entire Board is accountable for and involved in risk oversight, our directors have determined to assign primary responsibility to the Audit Committee. The Audit Committee periodically reviews the risk management processes designed and implemented by the Company and receives reports from Company management to ensure that such are consistent with our corporate strategies and that there is an appropriate culture of risk awareness and assessment in decision making. At the same time, the directors recognize other Board committees, such as our Compensation Committee, have expertise in areas of risk oversight specific to their duties and responsibilities and, consequently, it makes sense to allocate specific aspects of risk oversight to these committees. Each committee periodically reports key risk oversight findings back to the full Board so that the risk oversight activities are coordinated and consistent with our overall risk management processes. The full Board can then monitor risk taking across the organization and ensure that appropriate risk taking is aligned with and incorporated into our strategic planning process.

Communicating with our Chairman or the Company's Non-Management/Independent Directors

        Any Stockholder or other interested party who wishes to contact our Chairman or the non-management/independent members of our Board of Directors or any individual director may do so by following the procedures set forth on our website at www.ciber.com under "Investor Relations, Corporate Governance, Communications with the Board."

Independence

        At least a majority of the members of the Board and all members of the Board's Compensation, Audit and Nominating/Corporate Governance Committees must be independent for purposes of Section 303A of the Listed Company Manual of the NYSE. Upon applying the Company's standards for "independence" identified on our website at www.ciber.com under "Investors Relations, Corporate Governance" and, after reviewing additional relevant facts and circumstances, including any related party transactions, the Board has determined that each of the following directors is or was independent and has or had no material relationship with the Company that would impair his independence: Mr. Paul Jacobs, Mr. Stephen Kurtz, Dr. Kurt Lauk, Mr. Archibald McGill, Mr. James Spira, Mr. Bobby Stevenson and Dr. James Wetherbe.

        The Board has further determined that, with respect to their Committee assignments for 2010, Mr. Kurtz, Mr. Jacobs, Dr. Lauk and Mr. McGill had the requisite independence to serve as members of our Audit Committee under both the Exchange Act and NYSE requirements, that Mr. Spira, Mr. McGill and Dr. Wetherbe had the requisite independence to serve as members of our Compensation Committee, and that Mr. Jacobs, Mr. Spira and Dr. Wetherbe had the requisite independence to serve as members of our Nominating/Corporate Governance Committee. With respect to their Committee assignments for 2011, the Board has determined that Mr. Kurtz, Mr. Jacobs, Dr. Lauk, Mr. McGill and Dr. Wetherbe have the requisite independence to serve as members of our Audit Committee under both the Exchange Act and NYSE requirements, that Mr. Kurtz, Mr. McGill and Mr. Spira have the requisite independence to serve as members of our Compensation Committee, and that Mr. Jacobs and Mr. Spira have the requisite independence to serve as members of our Nominating/Corporate Governance Committee. Mr. Stevenson was not a member of any of the committees in 2010 and is not a member of any of the committees in 2011.

Code of Business Conduct and Ethics

        Our Code of Business Conduct and Ethics ("Code of Conduct") is applied consistently to all employees and has been a prominent part of the Employee Handbook for several years. The Board of Directors' adopted Code of Conduct applies to all employees but has specific requirements for executives and senior financial officers with respect to the ethical standards and obligations relevant to accounting and financial reporting. The Code of Conduct contains procedures for reporting suspected violations of the Code of Conduct and references the Audit Committee procedure for the reporting of questionable accounting and auditing matters or other concerns about accounting and auditing matters. A copy of the Code of Conduct, as well as the Audit Committee Procedures for reporting concerns about accounting or auditing matters, can be found on our website at www.ciber.com under "Investor Relations," or you may request a copy by writing to us at CIBER, Inc., 6363 South Fiddler's Green Circle, Suite 1400, Greenwood Village, Colorado 80111, Attention: Investor Relations. If a waiver from the Code of Conduct is granted to an executive officer or director, the nature of the waiver will be disclosed on our website, in a press release or in a current report on Form 8-K.

Committees

        The Board has three standing committees: Audit, Compensation and Nominating/Corporate Governance. Membership in those committees for 2010 and 2011 is set forth below. The Board also established two special committees to address matters that related to the transition of our executive leadership: a Search Committee consisting of Mr. Kurtz, Mr. McGill and Dr. Wetherbe and a Transition Committee consisting of Mr. Kurtz, Mr. Spira and Dr. Wetherbe.

2010 COMMITTEE MEMBERSHIP
Director	Audit	Compensation	Nominating/ Corporate Governance
David C. Peterschmidt	—	—	—
Peter H. Cheesbrough	—	—	—
Paul A. Jacobs	X	—	X
Stephen S. Kurtz	Chair	—	—
Kurt J. Lauk	X	—	—
Archibald J. McGill	X	X	—
James C. Spira	—	X	Chair
Bobby G. Stevenson	—	—	—
James C. Wetherbe	—	Chair	X

2011 COMMITTEE MEMBERSHIP
Director	Audit	Compensation	Nominating/ Corporate Governance
David C. Peterschmidt	—	—	—
Peter H. Cheesbrough	—	—	—
Paul A. Jacobs	X	—	X
Stephen S. Kurtz	Chair	Chair	—
Kurt J. Lauk	X	—	—
Archibald J. McGill	X	X	—
James C. Spira	—	X	Chair
Bobby G. Stevenson	—	—	—
James C. Wetherbe	X	—	—

NOMINATING/CORPORATE GOVERNANCE COMMITTEE

        The principal responsibilities of the Nominating/Corporate Governance Committee are to identify and nominate qualified individuals to serve as members of the Board, or to nominate candidates to fill such other positions as may be deemed necessary and advisable by the Board. In addition, the Nominating/Corporate Governance Committee is responsible for establishing our Corporate Governance Guidelines and our Code of Business Conduct and Ethics, as well as evaluating the Board and its processes. The members of the 2010 Nominating/Corporate Governance Committee were Mr. Spira (Chairman), Mr. Jacobs and Dr. Wetherbe. The Nominating/Corporate Governance Committee met once in 2010.

NOMINATING/CORPORATE GOVERNANCE COMMITTEE CHARTER

        The Nominating/Corporate Governance Committee's Charter can be found at www.ciber.com/cbr under "Corporate Governance." We believe that our directors must bring the skill mix and experience necessary to perform the Board of Directors' oversight function effectively. Identification of prospective Board members is done by a combination of methods, including use of search firms, studying other boards, word-of-mouth in industry circles, inquiries of outside professionals and recommendations made to us. Although we do not have a formal policy with regard to the consideration of diversity, when considering candidates for director, our Nominating/Corporate Governance Committee looks at the entirety of our Board and seeks to add skills and experience which complement other members of the Board rather than director nominees who may represent a particular constituency. We value, encourage and draw upon diverse viewpoints, believing that they add perspective and creativity to our discussion of business issues and challenges. The Committee considers a number of factors including, but not limited to, the following:

  •
  Experience with acquisitions

  •
  Experience in marketing and sales

  •
  Experience as a chief executive officer or chief financial officer

  •
  Knowledge of our industry

  •
  Experience with finance, accounting, internal audit and other financial matters

  •
  Respect for the fiduciary responsibilities of directors to stockholders

  •
  Leadership skills

  •
  Demonstration of sound business judgment

  •
  Global perspective and experience

  •
  Interpersonal effectiveness

  •
  Personal integrity

  •
  The number of other boards and committees on which a candidate serves

        When the Nominating/Corporate Governance Committee is recruiting Board members to serve on a designated committee, the Committee also takes into account skills and experience specific to that committee. For example, Audit Committee members must be financial experts and/or financially literate.

        The Nominating/Corporate Governance Committee will consider nominees recommended by the Stockholders applying the criteria described above and in accordance with the process outlined below. Please also refer to the section entitled "Deadline for Stockholder Proposals for the 2012 Annual Meeting" located on page 6 for information related to Stockholder nominations.

        As provided in our February 25, 2009, bylaw amendment, Stockholders entitled to vote at an Annual Meeting of our Stockholders may make nominations for the election of directors only if written notice of the Stockholder's intent to make such a nomination or nominations has been given, either by personal delivery or by U.S. mail to our Secretary no later than 90 days and no earlier than the close of business on the 120th calendar day prior to the preceding Annual Meeting (which in this case was June 2, 2010) with respect to an election to be held at an Annual Meeting of the Stockholders or the close of business on the tenth day following the date on which notice of a special meeting is first given to Stockholders for an election to be held at a special meeting of Stockholders. No such nominations were received for the 2011 Annual Meeting.

        A Stockholder's notice to the Secretary shall set forth:

  (i)
  as to each person whom the Stockholder proposes to nominate for election as a director: (A) the name, age, business address and residence address of such person; (B) the principal occupation or employment of such person (present and for the past five (5) years); (C) the class or series and number of shares of our capital stock which are owned beneficially and of record by such person; (D) a questionnaire (provided by us to the stockholder upon request) completed by the nominee that, among other things, inquires into such person's independence; (E) such person's written consent to being named in the proxy statement as a nominee and to serving as a director if elected; and (F) any other information relating to such person that would be required to be disclosed or other filings required to be made in connection with a solicitation of proxies for election of directors in an election contest, or is otherwise required, in such case pursuant to and in accordance with Section 14 of the Exchange Act, and the rules and regulations promulgated thereunder; and

  (ii)
  as to the stockholder giving the notice and the beneficial owner, if any, on whose behalf each proposal or nomination is made: (A) the name and record address of such stockholder, as they appear on the Corporation's books, and of such beneficial owner, if any, on whose behalf a proposal or nomination is made; (B) the class or series and number of shares of capital stock of the Corporation which are owned beneficially and of record by such stockholder and such beneficial owner, if any, as well as whether and the extent to which any hedging or other transaction or series of transactions has been entered into by or on behalf of, or any other agreement, arrangement or understanding (including any short positions or any borrowing or lending of shares of stock) has been made, the effect or intent of which is to mitigate loss to or manage risk of stock price changes for, or to increase the voting power of, such stockholder or any such beneficial owner with respect to any share of stock of the Corporation; (C) a complete and accurate description of any agreement, arrangement or understanding between or among such stockholder and such beneficial owner, any of their respective affiliates or associates, and any other person or persons in connection with such nomination or proposal and the name and address of any other person or persons known to the stockholder or such beneficial owner to support such nomination or proposal; (D) a complete and accurate description of any option, warrant, convertible security or a settlement payment or mechanism at a price related to any class or series of capital stock of the Corporation, whether or not settled in cash or in securities of the Corporation, directly or indirectly owned by such stockholder or beneficial owner or such affiliate or associate; (E) a complete and accurate description of any agreement, arrangement or understanding (including without limitation any short positions, profits interests, hedging transactions, borrowed or loaned shares) that has been entered into or made as of the date of the stockholder's notice by, or on behalf of, such stockholder and such beneficial owner or such affiliate or associate, if any, the effect or intent of which is to mitigate loss to or manage risk of stock prices changes for, or to increase the voting power of, such stockholder or beneficial owner with respect to shares of capital stock of the Corporation; (F) a description of all arrangements or understandings, including, without limitation, between such stockholder and beneficial owner or such affiliate or associate, if any, and each proposed nominee and any other person or persons; (G) a representation that the stockholder is a holder of record of stock of the Corporation entitled to vote at such meeting and intends to appear in person or by proxy at the meeting; (H) a representation whether such stockholder or such beneficial owner or such affiliate or associate, if any, or associates, intends or is part of a group which intends (y) to deliver a proxy statement and/or form of proxy to holders of at least the percentage of the Corporation's outstanding capital stock required to elect the nominee or pass the proposal and/or (z) otherwise to solicit proxies from stockholders in support of such proposal nomination; (I) any other information relating to such person that would be required to be disclosed or other filings required to be made in connection with a solicitation of proxies for election of directors in an election contest, or is otherwise required, in each case pursuant to and in accordance with Section 14 of the Exchange Act, and the rules and regulations promulgated thereunder; and (J) a representation that the stockholder will update the information set forth in clauses (A) through (I) above as of the record date for the meeting by delivery of written notice to the Corporation promptly following the later of the record date or public announcement of the record date;

        Notwithstanding anything in the Bylaws to the contrary:

  (i)
  No person shall be eligible for election by the stockholders as a director of the Corporation unless nominated in accordance with the procedures set forth in the Bylaws. The presiding officer at a meeting may, if the facts warrant, determine and declare to the meeting that the nomination was defective and not properly brought before the meeting in accordance with the provisions of the Bylaws, and if he should so determine, he shall declare to the meeting that such defective nomination shall be disregarded.

  (ii)
  In the event that the number of directors to be elected to the board of directors of the Corporation at an annual meeting is increased and there is no public announcement by the Corporation naming all of the nominees for director or specifying the size of the increased board of directors at least one hundred (100) days prior to the first anniversary of the preceding year's annual meeting, a stockholder's notice required by the Bylaws shall also be considered timely, but only with respect to nominees for any new positions created by such increase, if it shall be delivered to the Secretary of the Corporation at the principal executive offices of the Corporation not later than the close of business on the tenth (10th) day following the day on which such public announcement is first made by the Corporation.

AUDIT COMMITTEE

        The principal responsibilities of the Audit Committee are: (1) engaging and overseeing the work of the independent auditor including the execution of the engagement letter and review of the audit plan; (2) reviewing the independence, internal quality control procedures and performance of the independent auditors and the qualifications of the key audit partner and audit managers; (3) overseeing the documentation, evaluation and testing of our system of internal controls; (4) establishing our policy on provision of non-audit services; (5) pre-approving all audit and permitted non-audit services provided to us; (6) establishing the Committee's procedure for receiving and reviewing complaints regarding accounting, internal controls and auditing matters; (7) discussing policies and guidelines with respect to financial risk exposure and management; (8) receiving reports from the auditor and reviewing with the auditor critical accounting policies and practices, alternative treatments of financial information that have been discussed with management and the effectiveness of internal controls and any material written communications between the auditor and our management; (9) reviewing Management's Discussion and Analysis and our annual audited financial statements and periodic reports that include financial statements prior to filing or distribution; (10) discussing, generally, all financial press releases, other financial information and earnings guidance provided to analysts and rating agencies; (11) reviewing and approving any related party transactions pursuant to our Related Party Transaction Policy; (12) determining and approving the compensation of the independent auditor; (13) discussing policies with respect to risk assessment and risk management; and (14) reporting to the Board with respect thereto. The members of the 2010 Audit Committee were Mr. Kurtz (Chairman), Mr. Jacobs and Mr. McGill. Dr. Lauk became a member of the Audit Committee in November 2010. The Audit Committee met nine times during 2010.

Audit Committee Charter

        The Audit Committee Charter is available for review on our website at www.ciber.com/cbr under "Corporate Governance."

"Audit Committee Financial Expert" and Financial Literacy

        The Board has determined that both Mr. Stephen Kurtz and Dr. Kurt Lauk qualify as "audit committee financial experts" pursuant to Item 407(d) of Regulation S-K. The Board has also determined that each of the other members of the Audit Committee is financially literate consistent with the requirements of the NYSE.

Report of the Audit Committee*

*
This section is not "soliciting material," is not deemed "filed" with the Commission and is not to be incorporated by reference in any filing of ours under the Securities Act of 1933, as amended, or the Exchange Act whether made before or after the date hereof and irrespective of any general incorporation language in any such filing.

        The Audit Committee of the Board assists the Board in fulfilling its responsibilities for financial reporting compliance by reviewing the audited financial statements, reviewing the system of internal controls that management and the Board of Directors have established and reviewing the overall audit process. The Audit Committee, in its capacity as a Committee of the Board, is directly responsible for the appointment, compensation and oversight of the independent registered public accounting firm, and has:

  •
  reviewed and discussed the 2010 audited financial statements separately and jointly with management and with Ernst & Young LLP ("E&Y"), our independent registered public accounting firm;

  •
  provided oversight and advice to management with respect to the documentation, testing and evaluation of our system of internal control over financial reporting pursuant to Section 404 of the Sarbanes-Oxley Act of 2002 and related regulations, received periodic updates provided by management and E&Y and reviewed a report on the effectiveness of our internal control over financial reporting;

  •
  discussed with E&Y the matters required by the Statement on Auditing Standards No. 114, "Codification of Statements on Auditing Standards," AU§380, as modified or supplemented by the Auditing Standards Board of the American Institute of Certified Public Accountants or the Public Company Accounting Oversight Board (PCAOB);

  •
  received the written disclosures and the letter from E&Y required by applicable requirements of the PCAOB for independent auditor communications with the Audit Committee, as the same may be modified or supplemented, and has discussed with E&Y its independence; and

  •
  considered whether the auditor's provision of non-audit services is compatible with independence and concluded that the services rendered by E&Y are compatible with maintaining the principal accountant's independence, no fees were billed for services other than audit, audit-related or tax services.

        Based upon this review and the discussions referred to above, the Audit Committee has recommended to the Board that the audited financial statements be included in our Annual Report on Form 10-K for the year ended December 31, 2010, and that this report be included in the Proxy Statement on Schedule 14A for the 2011 Annual Meeting of Stockholders.

        By the Audit Committee:

  Stephen S. Kurtz, Chairman
  Paul A. Jacobs
  Kurt J. Lauk
  Archibald J. McGill

 COMPENSATION COMMITTEE

        The principal responsibilities of the Compensation Committee are: (1) to define our philosophy, policies and procedures regarding executive compensation; (2) to administer and approve awards under our CIBER, Inc. 2004 Incentive Plan (a stock-based plan) and to administer our Employee Stock Purchase Plan; (3) to review the performance of the Chief Executive Officer, Chief Financial Officer and the other Named Executive Officers (collectively, "NEOs"); (4) to approve annual salary, cash incentive compensation and equity compensation for our NEOs; (5) to make recommendations regarding non-employee director compensation; and (6) to review the Compensation Discussion and Analysis and recommend its inclusion in the Annual Report on Form 10-K and the Proxy Statement on Schedule 14A. The members of the Compensation Committee for 2010 were Dr. Wetherbe (Chairman), Mr. McGill and Mr. Spira. The Compensation Committee met three times during 2010.

Compensation Committee Report*

*
This section is not "soliciting material," is not deemed "filed" with the Commission and is not to be incorporated by reference in any filing of ours under the Securities Act of 1933, as amended, or the Exchange Act whether made before or after the date hereof and irrespective of any general incorporation language in any such filing.

        We have reviewed and discussed with management the Compensation Discussion and Analysis required by Item 402(b) of Regulation S-K and based on the review and discussions, we have recommended to the Board that the Compensation Discussion and Analysis be included in this Proxy Statement.

        By the Compensation Committee:

  James C. Wetherbe, Chairman
  Archibald J. McGill
  James C. Spira

Compensation Committee Interlocks and Insider Participation.

        There were no Compensation Committee interlocks in 2010. In 2010, the Compensation Committee of our Board of Directors consisted of James C. Wetherbe, Archibald J. McGill and James C. Spira. None of these directors has ever been an officer or employee of ours. No current executive officer of ours has ever served as a member of the board of directors or compensation committee of any other entity that has or has had one or more executive officers serving as a member of our Board of Directors or Compensation Committee.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

        The following table sets forth information regarding beneficial ownership of our Common Stock at March 21, 2011 (unless noted otherwise), stock options exercisable for shares of Common Stock within 60 days of such date and restricted stock units ("RSUs") that will vest within 60 days of such date, held by (i) each person or group of persons known by us to own beneficially more than 5% of the outstanding Common Stock, (ii) each of our directors and director nominees, (iii) each NEO (as identified under "Executive Compensation" below) and (iv) all our NEOs and directors as a group. All information is taken from or based upon ownership filings made by such persons with the Commission and other information provided by such persons to us. Unless otherwise indicated, the Stockholders listed below have sole voting and investment power with respect to the shares reported as owned. On March 21, 2011, there were 71,109,183 shares of Common Stock outstanding.

Title of Class	Name of Beneficial Owner	Amount and Nature of Beneficial Ownership	Percent of Class(1)
Officers and Directors
	David C. Peterschmidt(2)	—	*
	Peter H. Cheesbrough(3)	318,967	*
	Tony Hadzi(4)	192,889	*
	Terje Laugerud(5)	393,132	*
	Marcia M. Kim(6)	125,128	*
	Paul A. Jacobs(7)	80,325	*
	Stephen S. Kurtz(7)	80,125	*
	Kurt J. Lauk(7)	27,181	*
	Archibald J. McGill(7)	76,114	*
	James C. Spira(7)	89,645	*
	Bobby G. Stevenson(8)	6,107,921	8.58%
	James C. Wetherbe(7)	110,781	*
	Mac J. Slingerlend(9)	893,382	1.25%
	All Directors and Named Executive Officers as a group (13 persons)(10)	8,495,590	11.93%
5% Beneficial Owner
	Bobby G. Stevenson(8)	6,107,921	8.58%
	5251 DTC Parkway, Suite 285, Greenwood Village, CO 80111
	BlackRock, Inc.(11)	5,630,541	8.35%
	400 East 52nd Street, New York, NY 10022
	Dimensional Fund Advisors LP(12)	5,766,528	8.26%
	Palisades West, Building One, 6300 Bee Cave Road, Austin, TX 78746

*
less than 1%

(1)
Shares not outstanding but deemed beneficially owned by virtue of the right of a person to acquire them within 60 days of March 21, 2011, are treated as outstanding only for determination of the number and percent owned by such person. The calculations of percent owned by Dimensional and BlackRock were calculated with shares outstanding as of September 30, 2010. The number of shares outstanding as of September 30, 2010 was 69,789,699.

(2)
The inducement stock option granted to Mr. Peterschmidt covered 1,400,000 shares of our Common Stock (the "Inducement Grant"), and was made to Mr. Peterschmidt upon his appointment as President and CEO. The Inducement Grant vests in four equal annual installments on the anniversary of the date of grant. The first tranche of 350,000 options will vest on July 1, 2011.

(3)
Includes options to purchase 155,020 shares of Common Stock exercisable within 60 days of March 21, 2011, and 91,010 RSUs that will vest within 60 days of March 21, 2011, for Mr. Cheesbrough. Pursuant to Mr. Cheesbrough's Executive Transition Agreement, the vesting of 29,280 stock options and 89,760 RSUs will be accelerated on April 29, 2011, and are included in his beneficial ownership set forth above.

(4)
Includes options to purchase 148,945 shares of Common Stock exercisable within 60 days of March 21, 2011, and 1,032 shares of Common Stock held in a 401(k) account for Mr. Hadzi. Also includes 1,625 RSUs that will vest within 60 days of March 21, 2011.

(5)
Includes options to purchase 311,786 shares of Common Stock exercisable within 60 days of March 21, 2011, and 3,250 RSUs that will vest within 60 days of March 21, 2011, for Mr. Laugerud.

(6)
Includes options to purchase 89,080 shares of Common Stock exercisable within 60 days of March 21, 2011, and 416 RSUs that will vest within 60 days of March 21, 2011, for Ms. Kim.

(7)
Includes options to purchase 40,000, 30,000, 43,000, 54,000 and 40,000 shares of Common Stock exercisable within 60 days of March 21, 2011, for Messrs. Jacobs, Kurtz, McGill, Spira, and Wetherbe, respectively, and 2,459 RSUs that will vest within 60 days of March 21, 2011, for Dr. Lauk.

(8)
Includes (i) options to purchase 38,000 shares of Common Stock exercisable within 60 days of March 21, 2011, (ii) shares held by the Bobby G. Stevenson Revocable Trust (the "Trust"), of which Mr. Stevenson is the Settlor, Trustee and Beneficiary, (iii) 360,000 shares of Common Stock held by the Dixie Foundation whose four directors include Mr. Stevenson, his wife and daughter, and (iv) 117,553 shares of Common Stock held in an IRA account. Excludes 250,000 shares of Common Stock held in the Irrevocable First Stevenson Charitable Remainder Unitrust, of which shares Mr. Stevenson disclaims beneficial ownership.

(9)
Includes options to purchase 463,800 shares of Common Stock exercisable within 60 days of March 21, 2011 and 66,593 shares of Common Stock held in a 401(k) account for Mr. Slingerlend. The number of shares held in Mr. Slingerlend's 401(k) account is as of December 31, 2010.

(10)
Includes options to purchase 1,413,631 shares of Common Stock exercisable within 60 days of March 21, 2011, and 98,760 RSUs that will vest within 60 days of March 21, 2011.

(11)
On February 3, 2011, BlackRock, Inc. ("BlackRock") filed information on Schedule 13G with the Commission reporting investments as of December 31, 2010, as set forth above. We have relied solely upon the filings with the Commission to provide the information herein. As of the date of the filing of the Schedule 13G, BlackRock had sole voting and dispositive power over all 5,825,860 shares.

(12)
On February 11, 2011, Dimensional Fund Advisors LP ("Dimensional") filed information on Schedule 13G with the Commission reporting investments as of December 31, 2010, as set forth above. We have relied solely upon filings with the Commission to provide the information herein. Dimensional, an investment advisor registered under Section 203 of the Investment Advisors Act of 1940, furnishes investment advice to four investment companies registered under the Investment Company Act of 1940, and serves as investment manager to certain other commingled group trusts and separate accounts (such investment companies, trusts and accounts, collectively referred to as the "Funds"). In certain cases, subsidiaries of Dimensional may act as an adviser or sub-adviser to certain Funds. In its role as investment advisor, sub-advisor and/or manager, neither Dimensional Fund Advisors LP or its subsidiaries (collectively, "Dimensional") possess voting and/or investment power over the securities of CIBER, Inc. that are owned by the Funds, and may be deemed to be the beneficial owner of the shares of CIBER, Inc. held by the Funds. Dimensional indicated that, as of December 31, 2010, it had sole voting power over 5,616,647 shares and sole dispositive power for all 5,766,528 of the shares. However, all securities reported in its Schedule 13G are owned by the Funds and Dimensional disclaims beneficial ownership of such securities.

 COMPENSATION OF DIRECTORS

        Our Board periodically reviews and establishes the compensation of our non-employee directors based on recommendations from our Compensation Committee in consultation with our CEO. In setting director compensation we review, among other things, director compensation surveys in publications for boards of directors and the publicly available data of our Peer Group companies. (Please see below under "Compensation Setting Process" for a detailed discussion of our Peer Group.)

        In the fall of 2009, the Board reviewed non-employee director compensation and decided to focus on cash compensation while deferring a review of equity compensation until after year-end. The following table reflects the components of our non-employee director cash compensation as recommended by the Compensation Committee and approved by our Board effective October 1, 2009. These cash annual retainer and meeting fees replaced the fees that had previously been paid in the form of our Common Stock. Directors who served on the 2010 special Search and Transition Committees were also paid meeting fees for in person and telephonic meetings of these Committees, as set forth below.

2010 Non-Employee Director Cash Compensation	Annual Cash Retainers— Board and Chairmanships ($)	In Person Cash Meeting Fees ($)	Telephonic Cash Meeting Fees ($)
All Non-Employee Directors of the Board	40,000	2,500	1,250
Chairman of the Board	60,000	—	—
Audit Committee	20,000	2,000	1,000
Compensation Committee	15,000	1,500	750
Nominating/Governance Committee	7,500	1,000	500
Search Committee	—	1,500	750
Transition Committee	—	1,500	750

2010 Non-Employee Director Equity Compensation

        In February 2010, the Board addressed equity compensation for non-employee directors. On the recommendation of the Compensation Committee and in recognition of the increasing work and time commitments involved for non-employee directors in board committee responsibilities, on February 23, 2010, the Board awarded each non-employee director then on the Board a one-time grant of $25,000 in Company Common Stock at fair market value on that date, vesting quarterly beginning with the date of the grant and continuing for the next three quarters at 90 day intervals. Non-employee directors elected or appointed to the Board after that date would receive a one-time grant of $25,000 in Company Common Stock at fair market value on the date of his or her election or appointment, vesting in the same manner. In addition to these one-time grants, on the same day, each non-employee director received an annual grant of $25,000 in Company Common Stock at fair market value. These annual grants vested quarterly beginning on the date of the grant and continuing for the next three quarters at 90 day intervals.

        On November 9, 2010, on the recommendation of the Compensation Committee and pursuant to a review of the director compensation practices of our Peer Group (as defined in the section entitled "Competitive Market Analysis") by the Compensation Committee's compensation consultant, the Board adopted a new non-employee director compensation program effective January 1, 2011. The following table reflects the components of this program.

2011 Non-Employee Director Compensation	Annual Cash Retainers— Board and Chairmanships ($)	Annual Cash Retainers— Committee Membership ($)	Value of Equity Grant on Election or Appointment to the Board of Directors ($)		Value of Annual Equity Grant ($)
All Non-Employee Directors of the Board	50,000	—	100,000	(1)(2)	60,000	(2)
Chairman of the Board	60,000	—	—		—
Audit Committee	30,000	15,000	—		—
Compensation Committee	20,000	10,000	—		—
Nominating/Governance Committee	10,000	5,000	—		—

(1)
The Board granted Dr. Lauk's initial equity grant effective with his election to the Board on November 9, 2010.

(2)
Upon election or appointment to the Board of Directors, non-employee directors are granted RSUs valued at $100,000 of Company Common Stock and non-employee directors are granted RSUs valued at $60,000 of Company Common Stock annually.

        The Compensation Committee and the Board believe that the increased retainer fees are warranted due to the additional time needed to fulfill these responsibilities. These increased retainer amounts also replace the meeting fees that were previously paid to all non-employee directors and meeting fees are eliminated.

        The initial RSU grant will vest in equal quarterly installments over a period of three years. The annual RSU grants will vest in equal quarterly installments over a period of one year. All equity grants are made under the CIBER, Inc. 2004 Incentive Plan (the "2004 Incentive Plan"), which was last amended and approved by the Company's Stockholders at the April 29, 2008 Annual Meeting. The 2004 Incentive Plan, which is administered by the Board, provides that non-employee directors may receive equity awards of the Company's Common Stock for serving on the Board. Employee directors receive no additional compensation for serving on the Board.

Stock Ownership and Holding Requirements

        All of our non-employee directors are required to own a minimum of $100,000 worth of our Common Stock. Directors on the Board as of February 23, 2010, will have three years from February 2010 to meet this stock ownership requirement. Directors appointed or elected after February 23, 2010, will have three years from the date of his or her initial appointment or election to our Board to satisfy this stock ownership requirement. In addition, all non-employee directors are also required to hold at least 50% of any shares of our Common Stock acquired upon the vesting of any stock awards or exercise of stock options through the Company's director equity compensation program for at least a six-month period after such vesting or exercise.

Other Director Compensation Matters

        We reimburse our directors for travel and lodging expenses incurred in connection with their attendance at Board and Stockholders' meetings and at other Company-sponsored events. We also make health care insurance and long-term care insurance available to directors and/or their spouses. Directors may participate at their option. The cost to us of long-term care insurance depends on the age of the director and/or spouse electing to participate but ranges from $3,924 to $5,139 per participating director per year. Except as set forth below for Mr. Stevenson, directors receive no perquisites or other personal benefits other than health care insurance and long-term care insurance. When Mr. Stevenson resigned as Chairman of the Board and became Founder and Director on April 11, 2010, the amounts reflected in the "All Other Compensation" column below, which had previously been allocated between the Company and Mr. Stevenson based on the respective benefits to and use of the perquisites by the Company and Mr. Stevenson, are now fully allocated to and used solely by Mr. Stevenson. Also in connection with the change in his role, our Board of Directors proposed that Mr. Stevenson be provided, for a period of time, with certain benefits that befit his status as the Company's Founder and that are conditioned upon his compliance with certain restrictions. Such benefits, which will be reported in the "All Other Compensation" column of the Director Compensation Table for each year the benefits are provided and to the extent applicable, include:

  •
  Office space through July 31, 2016;

  •
  Administrative support through December 31, 2013;

  •
  Health insurance for Mr. Stevenson and his spouse while he is a member of the Board of Directors;

  •
  Company paid health insurance for Mr. Stevenson and his spouse for three (3) years after Mr. Stevenson ceases to be a director of the Company subject to certain limitations;

  •
  Participation in the Company's health insurance plan for a period of ten (10) years after the three (3) year period referenced above for Mr. Stevenson and his spouse, to the extent permitted under the Company's insurance plans, and subject to Mr. Stevenson's reimbursement of the net cost of such insurance to the Company;

  •
  Payment annually when due of the remaining premiums on the long-term care insurance covering Mr. Stevenson's spouse;

  •
  Payment of Mr. Stevenson's membership dues at Castle Pines Golf Club for the years 2011, 2012 and 2013 and payment of the membership dues and fees at Glenmoor Country Club through the shorter of the period of time ending in the 2013 membership year or when dues are no longer payable under the terms of Mr. Stevenson's membership there; and

  •
  Assignment and transfer of the United Airlines Flight Pass Plus program to Mr. Stevenson.

 2010 Director Compensation

Name	Fees Earned or Paid in Cash ($)(1)	Stock Awards ($)(2)	Option Awards ($)(3)	All Other Compensation ($)(4)	Total ($)
Paul A. Jacobs	125,250	50,000	—	—	175,250
Stephen S. Kurtz	113,750	50,000	—	11,186	174,936
Kurt J. Lauk	9,166	100,000	—	—	109,166
Archibald J. McGill	87,500	50,000	—	11,080	148,580
James C. Spira	77,250	50,000	—	—	127,250
Bobby G. Stevenson	97,500	50,000	—	88,306	235,806
James C. Wetherbe	97,750	50,000	—	—	147,750

(1)
The amounts reported in this column represent all cash paid in 2010 for the annual retainers, chairmanships of the Board and of the Audit, Compensation and Nominating /Corporate Governance Committees, as well as fees paid for attendance at Board or committee meetings. Details are as follows:

Name	Annual Retainer ($)	Chairmanships ($)	Meeting Fees ($)	Total ($)
Paul A. Jacobs	40,000	45,000	40,250	125,250
Stephen S. Kurtz	40,000	20,000	53,750	113,750
Kurt J. Lauk	6,666	—	2,500	9,166
Archibald J. McGill	40,000	—	47,500	87,500
James C. Spira	40,000	7,500	29,750	77,250
Bobby G. Stevenson	40,000	30,000	27,500	97,500
James C. Wetherbe	40,000	15,000	42,750	97,750
(2)
The amounts reported in this column for all of the directors, with the exception of Dr. Lauk, represent the grant date fair value of shares of our Common Stock granted to the directors related to the 2010 one-time equity grant, as well as the 2010 annual equity grant. The amount reported in this column for Dr. Lauk represents the grant date fair value of the initial RSU grant awarded upon his appointment to the Board in November 2010. The grant date fair values of the awards in this column were computed in accordance with Financial Accounting Standards Board Accounting Standards Codification Topic 718 ("ASC Topic 718") for awards granted pursuant to the 2004 Incentive Plan. Dr. Lauk had 29,498 outstanding RSUs as of December 31, 2010.

(3)
We did not grant any stock options to our non-employee directors in 2010. The aggregate number of outstanding option awards as of December 31, 2010 for each of our non-employee directors was as follows: Mr. Jacobs 40,000 options, Mr. Kurtz 30,000 options, Mr. McGill 43,000 options, Mr. Spira 54,000 options, Mr. Stevenson 38,000 options and Dr. Wetherbe 40,000 options.

(4)
The amount reported in this column for Mr. Kurtz includes long-term care insurance in the amount of $4,030 and health insurance in the amount of $7,156. The amount reported in this column for Mr. McGill includes long-term care insurance in the amount of $3,924 and health insurance in the amount of $7,156. The amount reported in this column for Mr. Stevenson includes country club dues and related expenses in the amount of $17,000, the transferred value of a country club membership of $42,500, long-term care insurance in the amount of $5,139 and secretarial and administrative assistance in the amount of $23,667.

EXECUTIVE COMPENSATION

Compensation Discussion and Analysis

Introduction

        This Compensation Discussion and Analysis provides information regarding the 2010 compensation program for our principal executive officer, principal financial officer and the three other executive officers at fiscal year-end who were the most highly compensated executives of CIBER, Inc. This Compensation Discussion and Analysis also provides information about compensation matters related to the transition of our executive leadership which occurred in the spring and summer of 2010. For 2010, and reflecting the leadership transition, the Company's Named Executive Officers (the "NEOs") were:

  •
  David C. Peterschmidt, our President and Chief Executive Officer (our "CEO"), who joined us July 1, 2010;

  •
  Peter H. Cheesbrough, our Executive Vice President and Chief Financial Officer (our "CFO"), who also served as our Interim President and Chief Executive Officer during our leadership transition from April 12 to June 30, 2010;

  •
  Tony Hadzi, our Executive Vice President and President—North America Division;

  •
  Terje Laugerud, our Executive Vice President and President—International Division;

  •
  Marcia M. Kim, our Senior Vice President and President—Federal Division; and

  •
  Mac J. Slingerlend, who served as our President and Chief Executive Officer from January 1, 2010 to April 11, 2010.

        This Compensation Discussion and Analysis describes the material elements of our executive compensation program during 2010. It also provides an overview of our executive compensation philosophy, including our principal compensation policies and practices, particularly as such relate to the changes in our executive compensation program for 2011 given the goals and objectives of the Company's new executive leadership and its new strategic plan. Finally, it analyzes how and why the Compensation Committee of our Board of Directors (the "Compensation Committee") arrived at the specific compensation decisions for our executive officers, including the NEOs, in 2010, and discusses the key factors that the Compensation Committee considered in determining their compensation.

Executive Summary

  Business Results

        CIBER is a global information technology ("IT") consulting, services and outsourcing company applying practical innovation through services and solutions that deliver tangible results for both commercial and government clients. Services include application development and management, enterprise resource planning ("ERP") implementation, change management, project management, systems integration, infrastructure management and end-user computing, as well as strategic business and technology consulting. CIBER, which competes in a large and growing marketplace has been in business for more than 35 years and currently operates in 18 countries primarily serving Global 2000 blue-chip companies and government agencies.

        On April 12, 2010, our Board of Directors announced a leadership succession to further enhance the Company's position in the market as business conditions continue to improve globally. Peter Cheesbrough, our Executive Vice President and Chief Financial Officer succeeded our former Chief Executive Officer and served as Chief Executive Officer on an interim basis until David Peterschmidt was named as our new President and Chief Executive Officer on July 1, 2010. With Mr. Peterschmidt's

appointment, the Company undertook an intensive strategic planning process in the fall of 2010 that resulted in a new business plan focused on (1) improving financial performance through a refined strategic approach including increased as well as narrowed focus on higher margin, well-developed offerings, (2) development of a world class sales organization, (3) enhancing our information technology infrastructure and (4) improving operational regimens.

        CIBER has made great progress on these fronts and enters 2011 in a much improved position. We have formalized our strategy, instilled significant operational regimens and disciplines, strengthened our Board and senior management, increased investment in offshore delivery and narrowed our focus to higher quality offerings and verticals. Our top line continues to be solid, which is commendable given the level of disruption from the transformation in our business. Nevertheless, we remain focused on improving our profitability and cash flow and we have taken many steps in the past months to make sure we are on the path to increased margins. In addition, we have made significant investments to strengthen our business model including executive changes, sales force and delivery realignment, and vertical and product offering refinements.

        We now have a well defined strategic plan and the operational disciplines to improve our performance. We are building a model that will deliver sustained and predictable performance. The first initiative under the strategic plan is a tighter focus on our market approach. We are going to compete in a smaller number of verticals and are aligning offerings on high-margin practices and solutions. The cornerstone of this consolidation is that we now have an integrated sales team and a single delivery function. On the delivery side, operating in a unified manner allows us to allocate resources more effectively, leading to improved gross margin and increased customer satisfaction. Overall, this improved organizational design will drive margin improvement not only because it will deploy a lower cost model, but also because it will allow us to pursue more valuable, higher-margin engagements. Second, we are building out a world-class sales force. We made enhancements to our sales force in the fourth quarter of 2010 and are continuing to make key hires that understand and have the skill set to succeed in a solution-based sales model. We are investing in sales training, processes, and intense go-to-market support to increase the effectiveness of the entire sales organization. We will leverage the collective knowledge of our delivery and sales teams so that we can identify, sell into, and solve the complicated issues our clients face.

        The essential ingredient underpinning everything we do is adherence to strict operational regimens. We have deployed several tools throughout the organization aimed at increasing the discipline and accountability with which we operate. The desired outcomes are to ensure that we are aligning our assets to the highest quality engagements, and that we are creating the highest return for our Stockholders.

        To ensure alignment to our three strategic initiatives and the operational regimens, going forward our Compensation Committee and CEO have worked to realign compensation plans for senior management, and for our sales and delivery employees. As set forth below, we will be paying our employees for accomplishing and exceeding the goals of our collective organization.

        Despite all the changes in Company leadership and the transformation of operating processes and procedures and reporting structure, in 2010 the Company achieved several significant operational and financial results:

Strategic and operational highlights from 2010:

  •
  Developed comprehensive strategic plan

  •
  Unified sales and delivery organizations across North America

  •
  Significantly reduced the number of North America operating branches

  •
  Implemented significant operating regimens

  •
  Added complementary strength to management and Board

  •
  Invested in offshore delivery

Financial highlights for the Full Year 2010:

  •
  Revenue increased 3% to $1.1 billion

  •
  Operating loss of $103.2 million, including $9.9 million of bad debt and project write-off charges in the fourth quarter, and the $118.1 million second quarter goodwill impairment and executive transition charges

  •
  Excluding the charges, operating income of $24.8 million

  •
  Net loss of $77.2 million, or $1.11 per share

  •
  Excluding the charges, net income of $13.6 million, or $0.20 per share

  •
  Cash flow from operations of $35 million

  Executive Compensation Results

        As reflected in our compensation philosophy, we set the 2010 compensation of our executive officers, including the NEOs, based on their ability to achieve annual operational objectives that further our long-term business objectives and to create sustainable long-term Stockholder value in a cost-effective manner. Accordingly, our 2010 compensation actions and decisions were based on our executives' accomplishments in these dual areas.

        In 2010, we compensated our NEOs through a balance of programs designed to retain and motivate our executive officers, but also to reward exceptional performance and achievement of key strategic goals intended to enhance overall Stockholder value. These programs consisted of annual salary adjustments, as well as annual cash bonus incentive compensation and equity compensation for achievement of total Company or business unit targets (depending on the particular NEO's responsibility) set at the beginning of the year by the Compensation Committee for revenue, net operating income ("NOI"), income tax rate achieved and accounts receivable days sales outstanding ("DSO"). The cash incentive and equity compensation programs also allocated a percentage of the total direct compensation available to qualitative measures including the development of personnel, leadership, teamwork and efforts to achieve the Company's strategic objectives.

        For 2010, the Compensation Committee took the following actions with respect to the compensation of our executive officers, including the NEOs:

  •
  After no increases in base salary during 2009 for our former CEO, Mr. Slingerlend and our former CFO, Mr. Cheesbrough, we increased 2010 base salaries for all of our NEOs, but only by an average of 2%;

  •
  At the beginning of 2010, established annual cash incentive awards at target, as well as above and below target levels, resulting in actual incentive award payments in an average amount of $255,737 (excluding Mr. Slingerlend) ;

  •
  At the beginning of 2010, established a long-term incentive award pool in the form of stock options and RSU awards, at target, as well as below target levels, resulting in actual option awards averaging 17,220 options and actual RSU awards averaging 5,740 RSUs (excluding Mr. Slingerlend);

  •
  Approved separate equity awards of 75,000 RSUs to Mr. Cheesbrough and 150,000 RSUs each to Messrs. Hadzi and Laugerud to reward individual performance during 2010 and to satisfy competitive market concerns and our retention objectives;

  •
  Approved, in consultation with the Compensation Committee's compensation consultant and legal counsel, a compensation package for our former CEO in connection with his consulting services during our transition in executive leadership (our "executive transition compensation package"); and

  •
  Approved, also in consultation with the Compensation Committee's compensation consultant and legal counsel, a compensation package for the recruitment and employment of our new CEO (our "executive officer hire package").

        We endeavored to maintain solid governance standards in our executive compensation practices. The following policies remained in effect for 2010:

  •
  Our policy requiring our senior executive officers to own at least 1,000 shares of our Common Stock and stock options covering at least 100,000 shares of our Common Stock within one year after employment.

  •
  Our policy requiring our senior executive officers to hold stock options and shares of our Common Stock for at least six (6) months after acquisition.

  •
  Our policy prohibiting our directors, the NEOs and other key executive officers from hedging their economic interest in the Company securities they hold.

  •
  Our policy prohibiting Company personnel, including our NEOs, from engaging in any short-term, speculative securities transactions, including, among other things, purchasing securities on margin.

  •
  The Compensation Committee's consideration of internal pay equity when making compensation decisions with regard to the NEOs.

  •
  The Compensation Committee's engagement of compensation consultants who do not provide any services to management.

        We encourage you to read this Compensation Discussion and Analysis for a detailed discussion and analysis of our executive compensation program, including additional detailed information about the 2010 compensation of the NEOs.

Executive Compensation Philosophy and Objectives

        We operate in a highly competitive business environment, which is constantly reshaped by sweeping technological advances, rapidly changing market requirements, and the emergence of new competitors. To thrive in this environment, we must continuously develop and refine new services and technologies, devise new business models, and demonstrate an ability to quickly identify and capitalize on new business opportunities. To achieve these objectives, we need a highly talented and seasoned team of technical and business professionals and a world-class sales force.

        We compete with many other companies to attract and retain a skilled leadership team. To meet this challenge, we have employed a compensation philosophy of offering our executive officers competitive compensation and benefits packages that are focused on long-term value creation and rewarding them for achieving our financial and strategic objectives.

        In making decisions about the design and operation of our executive compensation program, the Compensation Committee is guided by the following philosophy:

  •
  We seek to provide total compensation opportunities which enable us to recruit and retain executive officers with the experience and skills to manage the growth of our Company and lead us to the next stage of development;

  •
  We use compensation vehicles that are designed to establish a clear alignment between the interests of our executive officers and the interests of our Stockholders;

  •
  We seek to reinforce a culture of ownership, excellence and responsiveness; and

  •
  We seek to offer total compensation opportunities to our executive officers that are competitive and fair.

        Consistent with this overarching philosophy, the Compensation Committee seeks to achieve the following objectives in formulating our compensation policies and making compensation decisions:

  •
  Create a direct and meaningful link between our business results, individual performance and rewards;

  •
  Provide for significant differentiation in compensation opportunities for performance that is below, at and above target levels;

  •
  Ensure that all executive officers have the opportunity to share in the success we create;

  •
  Provide equity awards that reflect potential contributions as measured by position and expertise;

  •
  Ensure that compensation plans and arrangements are simple to communicate and understandable; and

  •
  Ensure that compensation plans and arrangements are flexible enough to adjust to changing economic circumstances and affordability considerations.

        In assessing the reasonableness of the total direct compensation of our executive officers, as well as the reasonableness of our executive transition compensation package and our new executive officer hire package, the Compensation Committee also took into account severance package best practices, the compensation packages of companies experiencing executive leadership transitions similar to that of the Company, compensation packages for new executive officers at peer and other public companies, publicly-available executive compensation information of peer companies, internal pay equity, competitive market and retention objectives, and incentives needed to continue to motivate and reward exceptional performance during a period of significant corporate change.

Compensation Program Design

        In 2010, the compensation of our executive officers, including the NEOs, consisted of base salary, an annual cash incentive award opportunity, long-term incentive compensation in the form of stock options and RSU awards that were both time and performance vested and post-employment arrangements. Our 2010 executive compensation was performance-driven. The base salary and annual cash incentive award, as well as the potential for equity awards, was addressed in each NEO's annually renewable employment agreement. The design of our total cash compensation allocated approximately 55% - 65% to base salary and approximately 35% - 45% to compensation in the form of cash incentive award opportunities. The actual mix of base salary, cash bonus and equity compensation with respect to each NEO for 2010 was subject to the nature of the specific business for which each NEO was responsible and the judgment of the Compensation Committee in consultation with our CEO. We believed this mix supported our pay-for-performance philosophy and was appropriate to provide each executive officer with a competitive base salary and sufficient "at-risk" compensation to drive performance against objectives without creating undue risk for the Company as a whole.

        We awarded the NEOs non-qualified stock options and RSUs as our forms of equity compensation and as our primary vehicles for long-term incentive compensation. We believe that our equity program focused management on driving operating performance in a way that aligned the interests of our executive officers with the long-term interests of our Stockholders while our vesting features encourage retention. In 2010, we had two stock-based programs for our executive officers: (1) a quarterly performance-based program in which the NEOs (other than our CEO) participated and (2) a long-term equity incentive program (the "LTIP") in which all of the NEOs participated, that incorporated both stock options and RSUs awarded on achievement of certain levels of performance as discussed more fully below.

        The Compensation Committee believes that the base salaries of our executive officers, along with the annual cash incentive as discussed below, should approximate the market for comparable positions at the companies in the 2011 Peer Group at the 50th percentile. As a result of our 2010 and prior year compensation programs, the Company's cash compensation (base salary and cash incentive compensation), rather than being at the desired 50th percentile, approximated the market 75th percentile, while the equity compensation was substantially under market at approximately the 25th percentile. Target total compensation for the NEOs was, consequently, significantly below market for all executive officers at only about the 30th percentile based on our Peer Group comparison.

        Accordingly for 2011, the Compensation Committee implemented a new compensation plan designed to align our executive officers' compensation with the employment and business markets of the companies in our Peer Group (as discussed more fully below), as well as with the requirements of our new strategic plan. Our new compensation plan is designed to reward the NEOs for achievement of short-term and long-term strategic and operations goals—namely improved revenue growth, expanded gross margin and expanded operating margin. The total direct compensation of our executive officers consists of base salary, annual cash incentive compensation and equity compensation and is now targeted at the 50th percentile of our Peer Group for all those components (please see the section entitled "Compensation Setting Process—Competitive Market Analysis" below for a discussion of our Peer Group). The 2011 annual cash incentive award opportunities are now entirely focused on the achievement of revenue and NOI targets. The 2011 annual cash incentive plan does not include any targets related to tax rate achieved or DSO performance. Incentive compensation will also no longer be awarded based on qualitative factors. We believe these changes help streamline our compensation plan and will provide more transparency to Stockholders with respect to executive compensation.

        To avoid encouraging unnecessary or excessive risk taking, the Company utilizes:

  •
  a mix of fixed (annual base salary) and variable cash compensation;

  •
  performance-based (annual cash incentive award) compensation;

  •
  equity awards that vest over a period of time thus tying an executive officer's equity compensation to the long-term success of the Company;

  •
  qualitative targets for 2010 governing cash incentive awards set at levels that reflect the Company's focus on both short-term and long-term success; and

  •
  performance-goal driven versus first dollar sales commission compensation.

        Cash incentive compensation at or below target but above the minimum achievement level is paid quarterly, minimizing compensation for poor performance that is made up for later in the year. Above target incentive compensation, if any, is only paid on completion of full year performance. In addition, to bring consistency to our senior executive officer employment relationships, the Compensation Committee adopted standard employment agreements which include standard provisions, by officer level, for any severance or change-in-control payments. We have not yet adopted long-term policies or employed guidelines for allocating compensation between current and long-term compensation, between cash and non-cash compensation, or among different forms of non-cash compensation.

        Our equity compensation program has been redesigned to provide our executive officers with competitive award norms and internal award equity but, more importantly, to provide them the incentive to remain with the Company and to align the long-term interests of our executive officers with the interests of our Stockholders.

Compensation-Setting Process

  Role of Compensation Committee

        The Compensation Committee is responsible for formulating, determining, reviewing and modifying the compensation of our executive officers, including the NEOs, as well as the development and oversight of the Company's compensation philosophy.

        The Compensation Committee has the following responsibilities:

  •
  Review and approve corporate goals and objectives relevant to the compensation of our CEO and other executive officers;

  •
  Evaluate the performance of our CEO and other executive officers in light of these criteria and, based on such evaluation, review and approve the annual base salary, annual cash incentive awards, long-term equity awards (including stock option and RSU awards), post-employment arrangements and health and welfare benefits;

  •
  Review, approve and report to our Board of Directors with respect to the Company's annual incentive compensation and equity-based plans and grants of awards thereunder;

  •
  Review and approve all equity compensation plans and awards of the Company that are not otherwise subject to the approval of our Stockholders; and

  •
  Review succession planning for our CEO and other executive officers.

        The Compensation Committee's authority, duties and responsibilities are further described in its charter, which is reviewed, revised and updated as warranted. The charter is available in the Investor Relations section of the Company's website at www.ciber.com. As a part of its annual review and approval of the performance criteria and compensation of our executive officers, including the NEOs, the Compensation Committee meets as necessary in person and by conference telephone. It also meets at least annually with our CEO.

  Role of Management

        Typically, our CEO will make recommendations to the Compensation Committee regarding compensation matters, except with respect to his own compensation. He also attends meetings of our Board of Directors and the Compensation Committee at which executive compensation matters are addressed, except with respect to discussions involving his own compensation. Decisions with respect to our CEO's compensation are made by the Compensation Committee members, all of whom are also independent members of our Board of Directors, although our special Search Committee members were also involved in setting our CEO's initial compensation when he was hired in 2010.

        In determining the performance criteria and compensation of our executive officers, including the NEOs, the Compensation Committee takes into account the recommendations of our CEO. Typically, our CEO will make these recommendations for our executive officers (other than himself) based on his assessment of each executive officer's individual performance, as well as his knowledge of each executive officer's job responsibilities, seniority and expected future contributions.

  Role of Compensation Consultant

        The Compensation Committee is authorized to retain the services of one or more executive compensation advisors from time to time, as it sees fit, in connection with the establishment of cash and equity compensation plans and arrangements and related policies. During 2010, the Compensation Committee and the special committees of our Board of Directors responsible for compensation matters in connection with our leadership changes retained the services of three compensation consultants, who served and are serving at the discretion of the Compensation Committee.

  •
  HCC, Inc. of Boulder, Colorado ("HCC") was initially retained to provide director compensation benchmarking data generally and director and committee compensation data in the context of the leadership transition.

  •
  Frederic W. Cook & Co. Inc. ("FW Cook"), a national compensation consulting firm, was subsequently engaged to assist the Compensation Committee with benchmarking compensation and other benefits payable to an executive officer in connection with the executive's retirement.

  •
  In the fall of 2010, the Compensation Committee engaged Compensia, another national compensation consulting firm, to provide advice and information relating to executive officer and director compensation. Compensia assisted the Compensation Committee in (i) developing the Peer Group, (ii) benchmarking executive officer compensation, (iii) reviewing and benchmarking market data related to our executive officers' base salaries, cash bonuses and long-term incentive compensation levels, (iv) equity plan design and structures, and (v) director compensation.

        HCC, FW Cook and Compensia all report or reported directly to the Compensation Committee and did not provide any services to the Company or its management other than those provided to the Compensation Committee described above.

  Competitive Market Analysis

        For 2010, the Compensation Committee chose companies as a competitive reference group based on the similarity of the types of services they (or one or more of their business segments) provide and the similarity to the Company in terms of geographic reach. These are the companies that we compete with for business as well as employee talent. While including companies with higher revenues in the competitive reference group may tend to increase the median compensation of the reference group, the Compensation Committee adjusted for this factor by taking into account the fact that certain of the competitive reference group companies, namely those with much larger revenues (i.e., Accenture plc), provide services similar to those of the Company in addition to a much broader range of services. As a result, certain of the NEOs at such reference group companies may have additional responsibilities and duties as compared to comparable NEOs at the Company, which may justify adjusting a specific NEO's compensation downward from the median range. After taking this into account, along with other factors such as recommendations of our CEO, our retention objectives, historical compensation levels, historical financial and operational performance and individual employee performance evaluations, the Compensation Committee uses its discretion to adjust a specific NEO's compensation accordingly. Thus, including companies with higher revenues in the reference group does not, by virtue of such companies' higher revenues, necessarily have a disproportionate impact on the compensation of the Company's NEOs. Our competitive reference group for 2010 included:

  Accenture plc
  CACI International, Inc.
  CGI Group Inc.
  MAXIMUS, Inc. and
  Cognizant Technology Solutions Corporation

        These companies had revenues for the last fiscal year that ranged from approximately $700 million to $20 billion. Their average 2009 fiscal year revenue was approximately $6 billion.

        For 2011, the Compensation Committee examined the compensation practices of a select group of peer companies to re-assess the competitiveness of our executive compensation program. In late 2010, the Compensation Committee revised its competitive reference group to comprise a group of companies which range in revenues from $200 million to $3 billion, with business models reasonably similar to the Company's and which represented both business and labor market competitors (the "Peer Group"). The compensation practices of the Peer Group were the primary guide used by the Compensation Committee to compare the competitiveness of each compensation component and overall compensation levels (base salary, target annual cash incentive award opportunities and long-term incentive compensation). For 2011 compensation planning, the Peer Group consisted of:

  CACI International, Inc.
  CBIZ, Inc.
  CGI Group Inc.
  The Hackett Group, Inc.
  iGATE Corporation
  ManTech International
  MAXIMUS, Inc.
  Perficient, Inc.
  Sapient Corp and
  Syntel, Inc.

        The Compensation Committee intends to regularly review the Peer Group to ensure that the peer group companies are appropriate comparators and also will review, on at least an annual basis, the executive compensation practices of the Peer Group.

Compensation Program Components

        The following describes each component of our executive compensation program, the rationale for each and how compensation amounts are determined.

  Base Salary

        To obtain the skills and experience that we believe are necessary to lead our growth, most of our executive officers, including the NEOs, have been hired from other organizations or came to us through acquisitions we have made. Generally, their initial base salaries were established through arms-length negotiation at the time the individual executive officer was hired, taking into account his or her qualifications, experience and prior salary level. Thereafter, the Compensation Committee conducts an annual review of each executive officer's base salary, with input from our CEO, except with respect to his own base salary, and makes adjustments as it determines to be reasonable and necessary to reflect the scope of an executive officer's performance, individual contributions and responsibilities, position in the case of a promotion, and market conditions. The Compensation Committee believes that the base salaries of our executive officers, along with the annual cash incentive as discussed below, should approximate the market for comparable positions at the companies in the 2011 Peer Group at the 50th percentile. While the Compensation Committee does not currently plan on reducing base salaries to achieve the desired positioning, the philosophy of targeting at the market 50th percentile will be implemented on a going forward basis subject to the judgment of the Compensation Committee in individual cases and with a goal to achieve the desired position over time.

  Annual Cash Incentive Awards

        We use annual cash incentive awards to motivate our executive officers to achieve our short-term financial and strategic objectives while making progress towards our longer-term growth goals and to reinforce our pay-for-performance culture. We believe in providing our executive officers, including the NEOs, with a target total cash compensation that falls at the median of the Peer Group. To achieve this objective, the Compensation Committee provides annual cash incentive award opportunities that are intended to reward our executive officers, including the NEOs, for achieving financial and strategic objectives that further our annual operating plan. We believe that these awards, which are explicitly linked to corporate and business unit performance, promote long-term Stockholder value creation.

        At the beginning of the year, the Compensation Committee also approves the specific corporate and individual performance objectives for that year's awards. Further, the Compensation Committee weights the corporate and individual performance objectives for each executive officer. Individual performance objectives for our executive officers are determined based on the recommendations of our CEO (other than with respect to his own annual cash incentive award) and include one or more quantitative factors that relate to the corporate function or business operation that he or she manages. In the case of our CEO, his individual performance objectives are established by the Compensation Committee.

        In the past, award payments were determined after the end of the year based on the Company's actual performance for the year (as measured against the pre-established corporate performance objectives) and each executive officer's performance against his or her individual objectives. If the Company or business units, as applicable, met or exceeded the threshold performance level established for corporate and business unit performance objectives, then the awards were funded for that year. For the coming year, award payments will be determined after the end of each quarter based on total Company or business unit performance for the quarter, as appropriate to each NEO, and as measured against the pre-established quarterly corporate and business unit performance objectives. Once funding has been established, the Compensation Committee determines award payments for each of our executive officers. Among other factors, the Committee considered the recommendations of our CEO (other than with respect to his own annual cash incentive award), which are based on his assessment of each executive officer's performance against his or her individual performance objectives for the fiscal year. While the Compensation Committee reviews these recommendations, it exercises its own judgment to determine the amount of each executive officer's award payment. In the case of our CEO's award payment, the Compensation Committee determines the appropriate amount for our CEO based on its assessment of his performance against his individual performance objectives for the quarter and fiscal year.

  Equity Compensation

        We use equity awards to incent and reward our executive officers, including the NEOs, for long-term corporate performance based on the value of our Common Stock and, thereby, to align the interests of our executive officers with those of our Stockholders.

        With the change in our executive leadership during 2010, the Compensation Committee, with the assistance of Compensia, reviewed the Company's overall equity strategy. To date, based on the review of our Peer Group compensation practices, we have determined that the equity formulas used by the

Company have resulted in equity compensation at only about the 25th percentile of market and target total direct compensation for the NEOs significantly below market for all executive officers at only about the 30th percentile as a result of a burn rate that has been lower than the industry averages and mostly used in connection with awards to the former CEO and other non-executive management awards. The Compensation Committee believes that the Company should provide annual equity awards using a combination of stock options and time-based RSUs with three or four year vesting schedules so executive officers will have some amount of unvested value to assist in retention efforts. This approach will help executives more clearly understand the ongoing value of our equity program and help enable us to attract and retain executive talent.

        Additionally, we have not applied a rigid formula in determining the size of the equity awards that have been granted to our executive officers upon employment. Instead, these awards have been established through arms-length negotiation at the time the individual executive officer was hired. The Compensation Committee determines the size of each award at levels it considers appropriate to create a meaningful opportunity for reward predicated on the creation of long-term Stockholder value as well as competitive award value norms, assessment of individual contributions and the criticality of the executive officer's position (based on our CEOs recommendations), internal equity, past awards including currently vested and unvested positions and the size of the pool currently available for grants. The Compensation Committee has granted equity awards to our executive officers, including the NEOs, based on these factors and will continue to do so as part of our annual review of equity awards.

        Our Board of Directors has delegated limited authority to our CEO to grant stock options and other equity awards only with respect to employees who have not been designated "officers," as that term is defined under Section 16 of the Exchange Act.

  Retirement and Other Benefits

        We have established a tax-qualified Section 401(k) retirement savings plan available on the same terms and conditions to all of our full-time employees, including the NEOs. Under this plan, participants may elect to make pre-tax contributions of up to 75% of compensation, with the exception of employees who meet the IRS discrimination testing definition of Highly Compensated Employees, who may contribute a maximum of 9%. Contributions made may not exceed the statutory income tax limitation, which was $16,500 in 2010. Currently, we match up to 25% of the first 6% of compensation contributed to the plan, based on length of service with the Company, with a limit of $1,500 per calendar year. We intend for the plan to qualify under Section 401(a) of the Internal Revenue Code so that contributions by participants to the plan, and income earned on plan contributions, are not taxable to participants until withdrawn from the plan. Other than an annual contribution in the amount of approximately $25,000 for a defined benefit plan and a pension plan for Mr. Laugerud, there are no other retirement benefits provided to the NEOs.

        Additional benefits received by our executive officers, including the NEOs, include medical, dental, and vision benefits, medical and dependent care flexible spending accounts, short-term and long-term disability insurance, accidental death and dismemberment insurance, and basic life insurance coverage. These benefits are provided to our executive officers on the same basis as to all of our full-time employees. The NEOs are also eligible to participate in a long-term care insurance program.

        We design our employee benefits programs to be affordable and competitive in relation to the market, as well as compliant with applicable laws and practices. We adjust our employee benefits programs as needed based upon regular monitoring of applicable laws and practices and the competitive market.

        To provide competitive salary and benefits to Mr. Laugerud, we provide for an annual automobile allowance of $20,328 (calculated at a rate of 1 GBP to 1.54 U.S. Dollars) as is customary in Europe. We also pay for limited tax and accounting services for Mr. Laugerud to assist him in properly reporting his compensation because he works in and must report income to more than one European country.

        We do not view perquisites or other personal benefits as a significant component of our executive compensation program. From time to time, we have provided limited perquisites to certain executive officers, such as reimbursement of relocation expenses and spousal travel and meals, and access to sporting and event tickets. In the future, we may provide perquisites or other personal benefits in limited circumstances, such as where we believe it is appropriate to assist an individual executive officer in the performance of his or her duties, to make our executive officers more efficient and effective, and for recruitment, motivation or retention purposes. All future practices with respect to perquisites or other personal benefits will be approved and subject to periodic review by the Compensation Committee.

  Employment Agreements and Post-Employment Compensation

        Until 2011, we had formal, but inconsistent employment agreements with our executive officers. The initial terms and conditions of employment of each of the NEOs were set forth in an attachment to his or her employment agreement. With the exception of our current CEO's own employment agreement which was negotiated by the special Search Committee, each of these agreements was negotiated on our behalf by our former CEO or assigned to the Company in the context of an acquisition.

        Given the inconsistency among these employment agreements and the desire for fair and understandable employment agreements, the Compensation Committee determined to implement new employment agreements with standard, consistent terms and conditions for existing NEOs and other current and future executive officers. Accordingly, the Compensation Committee recognized the need to develop competitive compensation packages to retain qualified personnel, as discussed more fully above, and to attract qualified candidates to fill our most critical positions. These competitive compensation packages needed to contain a financial inducement sufficient to retain critical personnel and to motivate candidates to accept our employment offer over any competing offers. At the same time, the Compensation Committee was sensitive to the need to integrate existing and new executive officers into the executive compensation structure that we have been seeking to develop, balancing both competitive and internal pay equity considerations.

        Beginning in 2011, these employment agreements replace the assortment of previous employment agreements, as well as the Company's form of Change in Control Agreement to which the NEOs were parties. In addition to standard provisions relating to compensation and benefits, confidentiality, non-competition and non-solicitation of clients and employees, the employment agreements also provide these executive officers, including the NEOs, with certain protection in the event of termination of their employment under specified circumstances, including following a change in control of the Company. We believe that these protections are necessary to retain existing key personnel and to induce other individuals to leave their current employment for the uncertainty of a demanding position in a new and unfamiliar organization. We also believe that entering into these agreements helps these executive officers maintain continued focus and dedication to their assigned duties to maximize Stockholder value if there is a potential transaction that could involve a change in control of the Company. The terms of these agreements were determined after review by our Compensation Committee of our retention goals for each executive officer, as well as an analysis of market data.

        For a summary of the material terms and conditions of the severance and change in control provisions in these employment agreements, see "Potential Payments upon Termination or Change in Control."

Regulatory Considerations

        We take certain tax and accounting requirements into consideration in designing and administering our executive compensation program.

  Deductibility of Executive Compensation

        Generally, Section 162(m) of the Internal Revenue Code (the "Internal Revenue Code") disallows a tax deduction to any publicly-traded corporation for any remuneration in excess of $1 million paid in any taxable year to its chief executive officer and each of its three other most highly compensated executive officers, other than its chief financial officer. Remuneration in excess of $1 million may be deducted if, among other things, it qualifies as "performance-based compensation" within the meaning of the Internal Revenue Code. In this regard, the compensation income realized upon the exercise of stock options granted under a stockholder-approved stock option plan generally will be deductible so long as the options are granted by a committee whose members are non-employee directors and certain other conditions are satisfied.

        To the extent consistent with our overall compensation philosophy and practices, we intend to seek to qualify the variable compensation paid to our executive officers for the "performance-based compensation" exemption from the deductibility limit. As such, in approving the amount and form of compensation for our executive officers, the Compensation Committee considers all elements of the cost to us of providing such compensation, including the potential impact of the Section 162(m) deduction limit. The Compensation Committee may, in its judgment, authorize compensation payments that do not comply with an exemption from the deductibility limit when it believes that such payments are appropriate to attract and retain executive talent.

  Taxation of Nonqualified Deferred Compensation

        Section 409A of the Internal Revenue Code requires that amounts that qualify as "non-qualified deferred compensation" satisfy certain requirements with respect to the timing of deferral elections, timing of payments and certain other matters. Generally, the Compensation Committee intends to administer our executive compensation program and design individual compensation components, as well as the compensation plans and arrangements for our employees generally, so that they are either exempt from, or satisfy the requirements of, Section 409A. From time to time, we may be required to amend some of our compensation plans and arrangements to ensure that they are either exempt from, or compliant with, Section 409A.

  Taxation of "Parachute" Payments

        Sections 280G and 4999 of the Internal Revenue Code provide that certain executive officers and directors who hold significant equity interests and certain other service providers may be subject to an excise tax if they receive payments or benefits in connection with a change in control of the Company that exceeds certain prescribed limits, and that the Company, or a successor, may forfeit a deduction on the amounts subject to this additional tax. The employment agreements with our executive officers provide that, if the payments to the executive officer would cause him or her to become subject to the excise tax imposed under Section 4999 (or any similar federal, state or local tax), the Company will reduce the change of control payments to the extent necessary to avoid the application of the excise tax if, as a result of such reduction, the net benefits payable to the executive officer as so reduced (after payment of applicable income taxes) exceeds the net benefit to him or her of the change in control payment without such reduction (after payment of applicable income taxes and excise taxes).

  Accounting for Stock-Based Compensation

        The Compensation Committee considers accounting requirements in designing compensation plans and arrangements for our executive officers and other employees. Chief among these is Financial Accounting Standards Board Accounting Standards Codification Topic 718 or ASC Topic 718, the standard which governs the accounting treatment of certain stock-based compensation. Among other things, ASC Topic 718 requires the Company to record compensation expense in our income statement for all equity awards granted to our executive officers and other employees. This compensation expense is based on the grant date fair value of the equity award and, in most cases, will be recognized ratably over the award's requisite service period, which generally will correspond to the award's vesting schedule. This compensation expense is also reported in the compensation tables below, even though recipients may never realize any value from their equity awards.

2010 Compensation Program and Proposed 2011 Compensation Program

Base Salary

        The following table reflects the base salaries of the NEOs for 2009, 2010 and 2011 (beginning January 1 of each year) consistent with the philosophy and principles discussed above. The adjustments to base salary also gave consideration to general global economic conditions, the steps that the Company has taken to manage overhead expenses and the market competitiveness of the Company's cash compensation. The base salaries and the annual cash incentive of our executive officers, including during 2010, tended to be higher (approaching the 75th percentile) than the base salaries and cash incentive compensation of executives in comparable positions at the companies in the 2010 competitive reference group because of the Company's historically high cash positioning. Consequently, adjustments to the 2011 base salaries of our executive officers, along with the annual cash incentive as discussed below, are intended to recognize performance, but we will begin to track the market practices for comparable positions at the companies in the Peer Group.

Three-Year Base Salary Table

Name	Title	2009 Base Salary ($)	2010 Base Salary ($)	2011 Base Salary ($)
David C. Peterschmidt	CEO & President	—	600,000	600,000
Claude J. Pumilia(1)	Executive VP & CFO	—	—	380,000
Peter H. Cheesbrough(1)	Executive VP & CFO	351,000	360,000	360,000
Tony Hadzi(2)	Executive VP & President—North America Division	350,000	355,000	375,000
Terje Laugerud(3)	Executive VP & President—International Division	361,900	369,600	375,000
Marcia M. Kim	Senior VP & President—Federal Division	320,000	325,000	325,000
Mac J. Slingerlend(4)	Former CEO & President	630,000	650,000	—

(1)
Mr. Pumilia became our Executive Vice President and Chief Financial Officer effective April 4, 2011, succeeding Mr. Cheesbrough on that date.

(2)
Mr. Hadzi's 2009 base salary was increased in May 2009 from $330,000 to $350,000 with his promotion to Executive Vice President and President—North America Division.

(3)
Mr. Laugerud is paid in Great British Pounds ("GBP"). His base salary for all years is stated at a conversion rate of approximately 1 GBP to 1.54 U.S. Dollars.

(4)
Mr. Slingerlend retired as our Chief Executive Officer and President effective April 11, 2010.

        The base salaries paid to the NEOs during 2010 are set forth in the Summary Compensation Table below.

Cash Incentive Compensation

        At the beginning of 2010, the Compensation Committee approved the annual cash bonus compensation opportunities for the NEOs which included two aspects: (1) an Annual Cash Bonus Award for performance to pre-established target levels with an associated Ancillary Cash Award for performance beyond those target levels and (2) the Stretch Bonus Program in which the NEOs and other senior leadership participated and that was aimed at achieving target levels for business unit revenue and NOI that were more difficult to achieve than the business plan targets for the Annual Cash Bonus Award and Ancillary Cash Award program.

        The 2010 Annual Cash Bonus Awards were based largely on quantitative targets such as revenue, NOI, income tax rates achieved and DSO, but also included a qualitative component. The Ancillary Cash Award associated with the Annual Cash Bonus Awards was tied to achievement over and above the target levels set for revenue and NOI at 100%. The Stretch Bonus Program target levels were set even tighter than the Ancillary Cash Award target levels. Percentages of the total award were allocated to each target and included a range of payouts from a minimum to a maximum of the targets. The NEOs were not guaranteed a bonus payment under any bonus program. The 2010 Annual Cash Bonus Award target levels for Mr. Cheesbrough were based on the following performance measures: total company revenue growth and EBITA (earnings before interest, taxes and amortization) growth and also included, to a lesser extent, the Company-wide income tax rate achieved, as well as DSO. The 2010 Annual Cash Bonus Award target levels for Messrs. Hadzi and Laugerud and Ms. Kim were based primarily on business unit revenue and NOI performance measures and, to a lesser extent, on DSO for Mr. Hadzi and Ms. Kim and the International Division tax rates achieved for Mr. Laugerud. In addition, the Compensation Committee identified important qualitative attributes we expected the NEOs to demonstrate that included development of people, leadership, teamwork and efforts to achieve our strategic objectives. Achievement of the qualitative component was based on the business judgment of the Compensation Committee with input from the CEO. Please see the table below detailing the 2010 Annual Cash Bonus Award components. Mr. Slingerlend's 2010 cash incentive compensation is discussed below in the section entitled "Retirement of Mr. Slingerlend."

2010 Annual Cash Bonus Award Components

Executive	Revenue Target Percentage*	EBITA/ NOI Target Percentage*	DSO Target Percentage	Tax Rate Target Percentage	Qualitative Percentage
David C. Peterschmidt	—	—	—	—	100%
Peter H. Cheesbrough	25%	40%	7.5%	7.5%	20%
Tony Hadzi	25%	40%	10%	—	25%
Terje Laugerud	25%	40%	—	5%	30%
Marcia M. Kim	25%	40%	10%	—	25%
Mac J. Slingerlend	25%	40%	—	—	35%

*
Revenue and NOI targets for Mr. Slingerlend and Mr. Cheesbrough were total Company targets. Revenue and NOI targets for the other NEOs were business unit targets.

        No bonus payments for a particular component were made if less than the minimum threshold target for that component was achieved and the maximum target for a particular component had to be achieved for a 100% payout on that component.

        The following table reflects the principal 2010 Annual Cash Bonus Award targets for the components of revenue and NOI and payout percentages on the target levels for those components for the NEOs. The targets were predominately set as a percentage increase against actual 2009 results.

2010 Annual Cash Bonus Award Targets

	Mr. Cheesbrough and Mr. Slingerlend		Mr. Hadzi		Mr. Laugerud		Ms. Kim
			North America Division Revenue Target*	North America Division NOI Target*	International Division Revenue Target*	International Division NOI Target*	Federal Division Revenue Target*	Federal Division NOI Target*
Payout to be made based on achievement of Target	Company Revenue Target*	Company NOI Target*
Payout at 100% of Plan (maximum)	102.9%	114.9%	103.0%	112.5%	106.0%	117.5%	118.0%	140.0%
Payout at 25% of Plan (minimum)	100.5%	101.0%	99.0%	100.0%	102.0%	104.0%	105.0%	110.0%

*
Set forth as percentages of 2009 actual results.

        The total potential 2010 Annual Cash Bonus Award compensation, assuming 100% of all applicable revenue, NOI, DSO's, tax rate and qualitative targets were achieved, was as follows: Mr. Slingerlend $535,000, Mr. Cheesbrough $240,000, Mr. Hadzi $220,000, Mr. Laugerud $231,000 (1 GBP to 1.54 U.S. Dollars) and Ms. Kim $225,000. These foregoing amounts did not include the Ancillary Cash Award and Stretch Bonus Program Award target level amounts because such amounts could not be calculated until actual year end results were known.

Fiscal 2010 Ancillary Cash Award Targets

        For the 2010 Ancillary Cash Award opportunity associated with the Annual Cash Bonus Award, Mr. Slingerlend and Mr. Cheesbrough each could have earned an additional $10,000 and $5,000, respectively, for each $2.5 million the Company was over 100% of the revenue target and an additional $10,000 and $6,000, respectively, for each $250,000 the Company was over 100% of the NOI target. Mr. Hadzi had the opportunity to earn an Ancillary Cash Award of an additional $10,000 for each $2.5 million that North America business unit revenue exceeded 100% of the target and $10,000 for every $250,000 that North America business unit NOI exceeded 100% of the target. Mr. Laugerud could have earned an additional Ancillary Cash Award of $10,000 for every $2.5 million that the International business unit revenue exceeded 100% of the target and $10,000 for every $250,000 that the International business unit NOI exceeded 100% of the target and $1,875 for every 0.5% that the business unit tax rate was better than the target tax rate (at a conversion rate of 1 GBP to 1.54 U.S. Dollars). Ms. Kim had the opportunity to earn an Ancillary Cash Award of an additional $4,000 for each $1 million that Federal business unit revenue exceeded 100% of the target and $10,000 for every $250,000 that Federal business unit NOI exceeded 100% of the target.

        Please see the "2010 Actual Cash Award Payments" table below for the actual Ancillary Cash Awards earned by the NEOs for 2010.

Fiscal 2010 Stretch Bonus Program

        The Compensation Committee also approved a 2010 Stretch Bonus Program similar to the Stretch Bonus Program implemented in 2009. The Stretch Bonus Program is a cash bonus program in which the NEOs and other senior leadership participate and is aimed at achieving targets for business unit revenue and NOI. The 2010 Stretch Bonus Program was capped at approximately $1.1 million in payouts. Thirty percent (30%) of the Stretch Bonus was allocated to achievement of business unit revenue targets and 70% of the Stretch Bonus was allocated to achievement of business unit NOI targets. The 2010 business unit Stretch Bonus Targets are set forth in the table below.

2010 Stretch Bonus Program Corporate Expectations Targets

Business Unit/ Division	Revenue ($)	NOI ($)
Custom Solutions*	370,000,000	27,500,000
International	380,000,000	23,000,000
Federal	140,000,000	9,000,000
U.S. ERP*	100,000,000	10,000,000
IT Outsourcing	75,000,000	3,000,000

*
In 2011 we combined operations and management of the Custom Solutions and U.S. ERP divisions and will report them as a single unit called CIBER North America going forward.

        Potential payouts ranged from a 30% payout of the revenue portion if 95% of the business unit revenue target was achieved to 100% payout of the revenue portion if 100% of the business unit revenue target was achieved and a 50% payout of the NOI portion if 90% of the business unit NOI target was achieved to a 100% payout of the NOI portion if 100% of the business unit NOI target was achieved. Mr. Hadzi, Mr. Laugerud and Ms. Kim, as heads of business units were eligible for a 25% Stretch Bonus payment of the total relevant business unit Stretch Bonus awarded to members of the business unit if the targets set under this Program were achieved. Messrs. Slingerlend and Cheesbrough were eligible to participate in the Stretch Bonus Program and could have earned 12% and 8%, respectively, of the amounts that were earned by all others based on achievement of business unit targets under the Program.

        Actual amounts awarded to the NEOs under the Stretch Bonus Program are set forth in the table entitled "2010 Actual Cash Award Payments" below.

        In connection with the appointment of Mr. Peterschmidt as our President and Chief Executive Officer, his employment agreement provided that he would be eligible for a $300,000 cash bonus incentive based on the achievement of several qualitative objectives set by the Compensation Committee including the development of a comprehensive strategic plan, the implementation of significant new operating regimens, the strengthening of the leadership team and the facilitation of the unification of the sales and delivery organization across North America. After the end of the year, the Compensation Committee reviewed Mr. Peterschmidt's performance and approved the award of the full $300,000 cash incentive bonus for 2010.

        The Annual Cash Incentive Award payments, including the Ancillary Cash Award and the Stretch Bonus Awards made to the NEOs for 2010 and the cash bonus incentive award made to Mr. Peterschmidt are set forth in the table below and are also included in the Summary Compensation Table below.

 2010 Actual Cash Award Payments

Executive	2010 Annual Cash Bonus Award Target ($)(1)	2010 Actual Annual Cash Bonus Award ($)(2)	Actual Annual Cash Bonus Award as a % of Target (%)	2010 Actual Ancillary Cash Award ($)	2010 Actual Stretch Bonus Program Award ($)	Other ($)	2010 Total Actual Cash Award ($)
David C. Peterschmidt(3)	300,000	300,000	100.0	—	—	—	300,000
Peter H. Cheesbrough(4)	240,000	137,700	57.4	40,000	33,610	18,367	229,677
Tony Hadzi(5)	220,000	180,575	82.1	30,000	29,900	—	240,475
Terje Laugerud(6)	231,000	203,280	88.0	234,254	49,375	—	486,909
Marcia M. Kim(7)	225,000	22,500	10.0	—	—	—	22,500
Mac J. Slingerlend(8)	535,000	—	—	—	—	—	—

(1)
The Annual Cash Bonus Award Target does not include Ancillary Cash Award and Stretch Bonus Program Award target amounts because such amounts cannot be calculated until actual year end results are known.

(2)
2010 Actual Cash Bonus Awards represent bonus payments for achieving certain levels of revenue, NOI, DSO and income tax rate targets along with payouts on the qualitative component of each NEOs bonus opportunity for all NEOs.

(3)
Mr. Peterschmidt was awarded $300,000 for achievement of multiple qualitative objectives, as discussed above.

(4)
Mr. Cheesbrough's payouts reflect full achievement of the 2010 revenue target, no achievement of the 2010 NOI target, 65% achievement of the DSO target, full achievement of the tax rate target and full achievement of the discretionary component. The revenue target was exceeded, which led to Mr. Cheesbrough's Actual Ancillary Cash Award being $40,000. Mr. Cheesbrough's Stretch Bonus reflects 8% of the amounts earned by others under the Stretch Bonus Program for achievement of the divisional NOI and/or revenue targets. Mr. Cheesbrough was also awarded an additional bonus of $18,367 for his interim service as CEO.

(5)
Mr. Hadzi's payouts reflect full achievement of the 2010 revenue target, partial achievement of the 2010 NOI target, full achievement of the DSO target and full achievement of the discretionary component. The revenue target was exceeded, which led to Mr. Hadzi's Actual Ancillary Cash Award being $30,000. Mr. Hadzi's Stretch Bonus reflects 39% achievement of the Custom Solutions division revenue and NOI targets for the Stretch Bonus Program.

(6)
Mr. Laugerud's payouts reflect full achievement of the 2010 revenue target, 70% achievement of the 2010 NOI target, full achievement of the tax rate target and full achievement of the discretionary component. The revenue and tax targets were exceeded, which led to Mr. Laugerud's Actual Ancillary Cash Award being $234,254. Mr. Laugerud's Stretch Bonus reflects 79% achievement of the combined International Division Stretch Bonus revenue and NOI targets, respectfully. Mr. Laugerud's target and actual incentive awards are calculated at a rate of approximately 1 GBP to 1.54 U.S. Dollars.

(7)
Ms. Kim's payouts reflect full achievement of the DSO target and no achievement of all other targets and no payment under the discretionary component. Ms. Kim did not earn any payouts under the Ancillary Cash Award or under the Stretch Bonus Program.

(8)
Mr. Slingerlend did not receive payments under the Annual Cash Bonus Award Program but rather received payments pursuant to his Executive Transition Agreement described under the heading "Retirement of Mr. Slingerlend."

        For 2011, the Compensation Committee determined the target total cash compensation levels for each executive officer and, after reviewing each executive officer's base salary, established his or her target annual cash incentive award opportunity. Target award opportunities are based on a percentage of each executive officer's base salary. Award payments will be determined after the end of each quarter based on total Company or business unit performance for the quarter, as appropriate to each NEO, and as measured against the pre-established quarterly corporate and business unit performance objectives. The amount that potentially may be earned under the 2011 Annual Cash Incentive Award Program for our CEO and CFO is allocated 100% to total Company revenue and NOI performance. The amount that potentially may be earned under the 2011 Annual Cash Incentive Award Program for the other NEOs is allocated 75% to business unit revenue and NOI performance and 25% to total Company revenue and NOI performance. Achievement at or below targets will be paid quarterly without opportunity to make up for misses in a prior quarter. Achievement above targets will only be paid at year end. No award payments will be made at less than 85% achievement of target levels and over achievement will be capped at 200%. The Compensation Committee will consider the recommendations of our CEO (other than with respect to his own award payment) which are based on each executive officer's performance against his or her individual performance objectives. There is no qualitative component in our 2011 cash incentive compensation targets.

        The following table sets forth the potential amounts payable to the NEOs for achievement of 2011 annual cash award target levels.

Potential Payouts on the 2011 Annual Cash Award Targets

Executive	Base Salary ($)	Cash Incentive (as a percentage of Base Salary) (%)	Potential Cash Incentive ($)	Total Potential Cash Compensation ($)
David C. Peterschmidt	600,000	100	600,000	1,200,000
Claude J. Pumilia	380,000	90	342,000	722,000
Peter H. Cheesbrough*	360,000	90	324,000	684,000
Tony Hadzi	375,000	90	337,500	712,500
Terje Laugerud	375,000	90	337,500	712,500
Marcia Kim	325,000	90	292,500	617,500

*
See section entitled "Executive Transition of Mr. Cheesbrough" for information regarding payments to be made to Mr. Cheesbrough pursuant to his Executive Transition Agreement.

Equity Compensation

        In 2010, we had two stock-based programs for the NEOs that were approved by our Board of Directors:

  •
  a quarterly performance-based program (the "Quarterly Equity Incentive Program") in which the NEOs (other than our former and current CEOs) participated; and

  •
  a long-term equity incentive program (the "LTIP"), which was adopted in 2008 and in which all of the NEOs (other than our new CEO) participated, that incorporated both stock options and RSUs awarded on achievement of certain levels of performance as discussed more fully below.

        The size and nature of equity awards to the NEOs are determined by the Compensation Committee. Company and business unit performance measures and target levels were established annually and approved by the Compensation Committee. Like our cash incentive compensation programs, 2010 awards pursuant to our equity compensation programs were tied to the achievement of pre-established performance target levels for Company or business unit performance.

Fiscal 2010 Quarterly Equity Incentive Program Awards

        As in 2009, stock options for 2010 under our Quarterly Equity Incentive Program were awarded on a formulaic basis for the achievement of pre-established performance-based business unit goals and objectives. Our NEOs, other than our CEO, were eligible for grants during 2010 pursuant to the Quarterly Equity Incentive Program. The table below sets forth the performance targets, as a percentage of actual 2009 quarterly results achieved, for each of the NEO's, except the current and former CEOs who were not eligible, with respect to the 2010 Quarterly Equity Incentive Program.

2010 Quarterly Equity Incentive Program Targets
(per quarter in fiscal 2010)

NEO	Revenue Target* % of 2009 actual results	NOI Target* % of 2009 actual results
Peter Cheesbrough	106% target; 100% payout if 95% or greater of target achieved	146% target; 100% payout if 90% or greater of target achieved
Tony Hadzi	98% target; 100% payout if 95% or greater of target achieved	114% target; 100% payout if 90% or greater of target achieved
Terje Laugerud	102% target; 100% payout if 95% or greater of target achieved	93% target; 100% payout if 90% or greater of target achieved
Marcia Kim	118% target; 100% payout if 95% or greater of target achieved	141% target; 100% payout if 90% or greater of target achieved

*
Revenue and NOI targets for Mr. Cheesbrough were total Company targets. Revenue and NOI targets for the other NEOs were business unit targets.

        In 2010, and pursuant to the Quarterly Equity Incentive Program, Messrs. Cheesbrough, Hadzi and Laugerud were eligible to receive 5,000 options per quarter provided that 95% of the revenue target (on a Company basis for Mr. Cheesbrough; on a business unit basis for Messrs. Hadzi and Laugerud) and 90% of the NOI target (on a Company basis for Mr. Cheesbrough; on a business unit basis for Messrs. Hadzi and Laugerud) were met for that quarter. Ms. Kim was eligible to receive 4,000 options per quarter provided that 95% of the business unit revenue target and 90% of the business unit NOI target were met for that quarter. Mr. Cheesbrough was awarded 5,000 stock options for first quarter Company performance. Messrs. Hadzi and Laugerud were each awarded 5,000 stock options for business unit performance for all four fiscal quarters. Ms. Kim did not receive any stock options under the Quarterly Equity Incentive Program for 2010.

        Additionally, based on the judgment of the Compensation Committee, NEOs may also receive discretionary stock option or RSU awards for exceptional performance.

        The LTIP program was designed to allow our Board of Directors to provide equity incentives to members of our leadership group through long-term awards in order to further incent growth of the long-term value of the Company for our Stockholders. Our Board of Directors believed that the LTIP awards directly link certain executive compensation opportunities with Stockholder value creation. The Board capped the total amount of options and RSUs available for awards each year based on the Company's Chief Executive Officer's recommendation, which included an analysis of the potential cost to the Company of the program and potential dilution (assuming options and RSUs were awarded using a 3:1 ratio), as well as the amount of awards authorized but not yet issued under the CIBER, Inc. 2004 Incentive Plan, which was approved by the Company's Stockholders. The cap in 2010 was 810,000 stock options and 270,000 RSUs. The LTIP awards consisted of a mix of stock options and RSUs at a rate of three stock options to one RSU. In the design of the LTIP, the Compensation Committee employed both performance-based and time-based vesting criteria. The 2010 plan also included a qualitative component in the potential award structure.

        The table below sets forth the performance targets, as percentages of actual 2009 results, for each of the NEOs (except our new CEO) with respect to the 2010 LTIP.

2010 LTIP Targets

Payout	Company Revenue Target* % of 2009 actual results	Company NOI Target* % of 2009 actual results	North America Division Revenue Target* % of 2009 actual results	North America Division NOI Target* % of 2009 actual results	International Division Revenue Target* % of 2009 actual results	International Division NOI Target* % of 2009 actual results	Federal Division Revenue Target* % of 2009 actual results	Federal Division NOI Target* % of 2009 actual results
At 100% of Plan (100%)	102.9	115.0	103.0%	112.5%	106.0%	117.5%	118.0%	140.0%
Minimum Payout (25%)	100.5	101.0	99.0%	100.0%	102.0%	104.0%	105.0%	110.0%

*
Revenue and NOI targets were applicable to both total Company targets and business unit targets.

        For Mr. Slingerlend and Mr. Cheesbrough, 40% of the total potential LTIP award was based on achievement of the Company revenue target, 40% was based on achievement of the Company NOI target and 20% was based on the achievement of the qualitative component. For Mr. Hadzi, Ms. Kim and Mr. Laugerud, 20% of the total potential LTIP award was based on achievement of the business unit revenue target, 20% was based on achievement of the business unit NOI target, 20% on Company revenue target, 20% on Company NOI target and 20% on the achievement of the qualitative component. The specific qualitative factors considered for all NEOs included development of people, leadership, teamwork and efforts to achieve the Company's strategic objectives, which are the same qualitative factors considered in awarding the Annual Cash Bonus mentioned above. Achievement of the qualitative component was based on the business judgment of the Compensation Committee with input from the Chief Executive Officer.

Actual 2010 LTIP Awards

Name	2010 Maximum Stock Option Award	2010 Actual Stock Option Award	2010 Maximum RSU Award	2010 Actual RSU Award
Peter H. Cheesbrough	32,400	17,820	10,800	5,940
Tony Hadzi	51,300	23,085	17,100	7,695
Terje Laugerud	56,700	41,958	18,900	13,986
Marcia M. Kim	16,200	3,240	5,400	1,080
Mac J. Slingerlend*	270,000	—	90,000	—

*
Mr. Slingerlend did not receive any awards under the 2010 LTIP program. He received equity as set forth in his Executive Transition Agreement as more fully described under the heading "Retirement of Mr. Slingerlend."

        The options and RSUs awarded to each of the NEOs under the 2010 LTIP shown in the table above reflect the full achievement of the Company revenue target and no achievement of the Company NOI target for all of the NEOs. In addition to his full achievement of the Company revenue target, Mr. Cheesbrough fully achieved the qualitative portion of the award but declined to accept 25% of the qualitative portion of the award. The LTIP awards also reflect the 100% achievement of the business unit revenue target, 25% achievement of the business unit NOI target and no achievement of the qualitative portion of the award for Mr. Hadzi. Mr. Laugerud, earned 100% of the business unit revenue target and qualitative portion of the award, and 75% of the business unit NOI target. Ms. Kim did not achieve any of the award related to business unit revenue, business unit NOI, or the qualitative portion. The qualitative portion of the award is based on the factors discussed in the section entitled "Executive Compensation Results."

        In addition to the awards reflected in the tables above, on November 5, 2010, the Compensation Committee awarded the following RSUs for exceptional individual performance in connection with the transition of our senior leadership and the major operational changes in the Company during 2010: RSUs for 75,000 shares of our Common Stock to Mr. Cheesbrough, RSUs for 150,000 shares of our Common Stock to Mr. Hadzi and RSUs for 150,000 shares of our Common Stock to Mr. Laugerud.

        Additionally, in connection with the appointment of Mr. Peterschmidt as President and Chief Executive Officer, his employment agreement provided for an inducement award of stock options covering 1,400,000 shares of our Common Stock which vest in four equal installments on the anniversary of the date of the grant. The table below sets forth the awards to the NEOs pursuant to the 2010 equity program.

        The long-term incentive/equity awards granted to the NEOs during 2010 are set forth in the Summary Compensation Table and the Grants of Plan-Based Awards Table below.

        As noted above, our equity compensation programs have lacked consistency in the past and the analysis of the equity compensation programs of the companies in our Peer Group demonstrated that the equity formulas used by the Company have resulted in equity compensation at only about the 25th percentile of market, giving the Company's executive officers little or no equity compensation comparable to market. To meet the Company's objectives to retain current key performing employees, to attract new talent, to institute a consistent and understandable equity compensation program and to invest in those key employees to focus them on building value so that Stockholder absolute value increases, the Compensation Committee determined to institute an annual equity grant program for our executive officers, including the NEOs, using a combination of stock options and RSUs. The stock options will expire after seven years and the stock options and RSU awards will be made at the beginning of each year and will vest over three or four years as determined by our Compensation Committee. The awards will first begin vesting six months after the date of the grant. Thereafter, the stock options will vest monthly and the RSUs will vest quarterly.

        In that regard, the following equity awards were made to the NEOs other than our CEO and CFO, on January 21, 2011.

January 2011 Equity Compensation Grants

Named Executive Officer	Option Award	RSU Award
Tony Hadzi	200,000	60,000
Terje Laugerud	200,000	60,000
Marcia Kim	100,000	40,000

Summary Compensation Table

        Total actual cash bonus awards are reported in both the Bonus and Non-Equity Incentive Plan Compensation columns. The Bonus column includes that portion of the bonus award that is discretionary and the Non-Equity Incentive Plan Compensation column includes that portion of the award that is based on the performance plan targets approved by the Compensation Committee at the beginning of the fiscal year.

        The Summary Compensation Table for the three most recent fiscal years is as follows:

Summary Compensation Table

Name and Principal Position	Year	Salary ($)		Bonus ($)		Stock Awards ($)(1)	Option Awards ($)(1)	Non-Equity Incentive Plan Compensation ($)		Change in Pension Value and Nonqualified Deferred Compensation Earnings ($)	All Other Compensation ($)(2)		Total ($)
David C. Peterschmidt	2010	281,538		300,000		—	1,971,900	—		—	16,443	(3)	2,569,881
President & CEO
Peter H. Cheesbrough	2010	391,458		66,367		281,686	36,726	163,310		—	2,532		942,079
EVP & CFO	2009	351,000		45,500		36,810	6,595	77,750		—	2,532		520,187
	2008	351,000		30,000		96,150	58,337	161,745		—	2,850		700,082
Tony Hadzi	2010	354,827		55,000		549,855	60,386	185,475		—	2,962		1,208,505
EVP & President—North	2009	334,900		65,000		46,580	18,884	20,000		—	3,462		488,826
America Division	2008	299,902		24,375		117,630	71,883	343,345		—	4,962		862,097
Terje Laugerud	2010	369,600	(4)	69,300	(4)	570,175	87,050	417,609	(4)		58,711	(4)(5)	1,572,445
EVP & President—	2009	361,900	(4)	62,728	(4)	47,440	26,505	126,118	(4)	—	25,872	(4)	650,563
International Division	2008	346,500	(4)	25,988	(4)	146,880	98,179	530,638	(4)	—	25,872	(4)	1,174,057
Marcia M. Kim	2010	324,827		—		3,488	4,854	22,500		—	3,927		359,596
SVP & President—Federal Division	2009	319,850		64,500		67,600	11,064	21,500		—	3,944		488,458
Mac J. Slingerlend	2010	649,308		310,525		127,908	177,962	—		—	2,661,548	(6)	3,927,251
President Emeritus	2009	630,000		183,750		100,520	63,754	48,450		346,000	22,269		1,394,743
	2008	629,308		94,500		305,340	207,513	260,900		118,000	24,373		1,639,934

(1)
The amounts presented in this column reflect the grant date fair value of the awards computed in accordance with ASC Topic 718 for awards pursuant to the 2004 Incentive Plan. Unless otherwise indicated, the amounts presented here are for RSU or option awards granted during fiscal year 2010. Assumptions used in the calculation of grant date fair value for 2010 awards are included in Note 14 to the Consolidated Financial Statements in our 2010 Annual Report on Form 10-K. Our 2010 Annual Report on Form 10-K was filed with the Commission on February 25, 2011.

(2)
Consists of amounts contributed under our Section 401(k) Savings Plan, amounts we pay for life insurance benefits and, in certain circumstances that are separately identified, the value of perquisites and other personal benefits with an aggregate value of at least $10,000. 401(k) Savings Plan contributions for the year ended December 31, 2010, were: Mr. Cheesbrough $1,500, Mr. Hadzi $1,021, Ms. Kim $623 and Mr. Slingerlend $1,008. Mr. Laugerud does not participate in the Savings Plan. Life insurance premiums paid for the year ended December 31, 2010, were: Mr. Peterschmidt $731, Mr. Cheesbrough $1,032, Mr. Hadzi $1,941, Mr. Laugerud $1,657, Ms. Kim $3,304 and Mr. Slingerlend $1,584.

(3)
In addition to the item noted in footnote 2 above, this amount includes $15,712 for Mr. Peterschmidt's relocation expenses incurred upon joining the Company in July 2010.

(4)
Amount is based on a conversion rate of 1 GBP to 1.54 U.S. Dollars.

(5)
Total perquisites for Mr. Laugerud consist of expenses for defined benefit plan and pension plan contributions totaling $24,444, an annual automobile allowance totaling $20,328 and $12,282 for limited tax and accounting services provided to Mr. Laugerud to assist him in properly reporting his compensation as a result of working and reporting income in more than one European country.

(6)
In addition to the items noted in footnote 2 above, this amount includes $2,542,100 paid to Mr. Slingerlend related to his retirement from the Company, which is more fully described under the heading "Retirement of Mr. Slingerlend." Additionally, this amount includes the following additional benefits paid to, or on behalf of, Mr. Slingerlend in connection with his Executive Transition Agreement: $39,969 for the cash surrender value of one life insurance policy that was transferred to Mr. Slingerlend, $39,337 of legal fees, $16,100 for golf membership dues, long-term care insurance of $11,512, life insurance premiums of $7,510 and $2,428 for office equipment.

Grants of Plan-Based Awards Table

        The following table summarizes for the year ended December 31, 2010 certain information regarding stock options, RSUs and other plan-based awards granted to the NEOs.

2010 Grants of Plan-Based Awards

			Estimated Possible Payouts Under Non-Equity Incentive Plan Awards(1)
							Estimated Possible Payouts Under Equity Incentive Plan Awards					All Other Option Awards: Number of Securities Underlying Options (#)
										All Other Stock Awards: Number of Shares of Stock or Units (#)				Exercise or Base Price of Option Awards ($/Sh)	Grant Date Fair Value of Stock and Option Awards ($)
Name	Approval Date	Grant Date	Threshold ($)(2)		Target ($)(3)		Threshold (#)(4)	Maximum (#)(4)
David C. Peterschmidt	6/29/10	7/1/10	—		—		—	—		—		1,400,000	(5)	2.77	1,971,900
Peter H. Cheesbrough	N/A	N/A	2,250		240,000		—	20,000	(6)	—		—		—	—
	1/21/10	2/1/10	—		—		3,240	32,400		—		—		—		(4)
	1/21/10	2/1/10	—		—		1,080	10,800		—		—		—		(4)
	10/12/10	11/5/10	—		—		—	—		75,000	(7)	—		—	262,500
Tony Hadzi	N/A	N/A	2,750		220,000		—	20,000	(6)	—		—		—	—
	1/21/10	2/1/10	—		—		2,565	51,300		—		—		—		(4)
	1/21/10	2/1/10	—		—		855	17,100		—		—		—		(4)
	10/12/10	11/5/10	—		—		—	—		150,000	(7)	—		—	525,000
Terje Laugerud	N/A	N/A	3,609	(8)	231,000	(8)	—	20,000	(6)	—		—		—	—
	1/21/10	2/1/10	—		—		2,835	56,700		—		—		—		(4)
	1/21/10	2/1/10	—		—		945	18,900		—		—		—		(4)
	10/12/10	11/5/10	—		—		—	—		150,000	(7)	—		—	525,000
Marcia M. Kim	N/A	N/A	2,813		225,000		—	16,000	(6)	—		—		—	—
	1/21/10	2/1/10	—		—		810	16,200		—		—		—		(4)
	1/21/10	2/1/10	—		—		270	5,400		—		—		—		(4)
Mac J. Slingerlend(9)	N/A	N/A	8,360		535,000		—	—		—		—		—	—
	1/21/10	2/1/10	—		—		27,000	270,000		—		—		—		(4)

(1)
Amounts represent the potential cash bonus amounts if the threshold or target payments were achieved for the 2010 performance periods under the Company's Annual Cash Bonus Award Program only, and do not reflect any estimated payouts for the Ancillary Cash Award or the Stretch Bonus Program Award because estimated payouts for these awards cannot be calculated. See the 2010 Actual Cash Award Payments Table for those amounts. The Compensation Committee approved 2010 target bonuses for the NEOs on February 23, 2010.

(2)
Amounts shown in the threshold column are based on the assumption that each NEO meets the minimum business plan target for the smallest component within the Company's Annual Cash Bonus Award Program applicable to each respective NEO.

(3)
In accordance with the Company's Annual Cash Bonus Award Program for NEOs, there is the possibility of receiving additional payouts in the event that business plan targets for revenue, NOI and tax rate achieved are exceeded. Refer to heading "Fiscal 2010 Ancillary Cash Award Targets" for details of the additional potential payouts for each individual NEO.

(4)
Amounts reported in the threshold and maximum columns for estimated payouts under equity incentive plan awards with grant dates of 2/1/10 relate to the 2010 LTIP and are reported in two lines. The top line, or the line with the larger numbers, represents an estimated payout of options, and the bottom line, or the line with the smaller numbers, represents an estimated payout of RSUs. The grant date fair value of the 2010 LTIP awards were $1.498 per option and $3.23 per RSU, which was based on fair market value as defined under our 2004 Incentive Plan to be the closing price on the day prior to the date of grant. Participants in the LTIP receive stock options and RSUs for total Company and business unit revenue and NOI performance.

(5)
The inducement stock option granted to Mr. Peterschmidt covered 1,400,000 shares of our Common Stock (the "Inducement Grant") and was made to Mr. Peterschmidt upon his appointment as President and CEO.

(6)
The attainment of these awards is determined on a quarterly basis after the prior quarter's results are known. Therefore, the grant of awards pertaining to the fourth quarter of 2010, if applicable, will be made during the first quarter of 2011.

(7)
Discretionary RSU awards approved by the Compensation Committee for exceptional performance.

(8)
Amount is based on a conversion rate of 1 GBP to 1.54 U.S. Dollars.

(9)
Mr. Slingerlend received cash and equity awards in 2010 pursuant to the terms of his Executive Transition Agreement, which is discussed in the section entitled "Retirement of Mr. Slingerlend."

Outstanding Equity Awards at Fiscal Year-End Table

        The following table summarizes certain information concerning outstanding equity awards held by the NEOs at December 31, 2010.

Outstanding Equity Awards at Fiscal 2010 Year End

		Option Awards						Stock Awards
Name	Grant Date	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable		Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Unearned Options (#)	Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock that have not Vested (#)		Market Value of Shares or Units of Stock that have not Vested ($)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights that have not Vested (#)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights that have not Vested ($)
David C. Peterschmidt	7/1/10	—	1,400,000	(1)	—	2.77	7/1/17	—		—	—	—
Peter H. Cheesbrough	11/18/02	20,000	—		—	5.25	11/18/12	—		—	—	—
	1/22/08	5,000	—		—	4.81	1/22/13	—		—	—	—
	4/18/08	5,000	—		—	4.98	4/18/13	—		—	—	—
	4/29/08	10,000	5,000	(2)	—	6.00	4/29/13	—		—	—	—
	7/18/08	5,000	—		—	6.13	7/18/13	—		—	—	—
	10/14/08	5,000	—		—	5.78	10/14/13	—		—	—	—
	11/18/03	5,000	—		—	8.50	11/18/13	—		—	—	—
	3/3/09	2,400	4,800	(2)	—	2.15	3/3/14	—		—	—	—
	11/18/04	5,000	—		—	8.74	11/18/14	—		—	—	—
	2/1/10	—	17,820	(2)	—	3.23	2/1/15	—		—	—	—
	4/23/10	—	5,000	(3)	—	4.18	4/23/15	—		—	—	—
	11/18/05	5,000	—		—	5.98	11/18/15	—		—	—	—
	11/20/06	5,000	—		—	7.11	11/20/16	—		—	—	—
	11/9/07	37,500	12,500	(4)	—	7.06	11/9/17	—		—	—	—
	4/29/08	—	—		—	—	—	1,250	(2)	5,850	—	—
	11/6/08	—	—		—	—	—	5,000	(2)	23,400	—	—
	3/3/09	—	—		—	—	—	1,600	(2)	7,488	—	—
	3/9/09	—	—		—	—	—	10,000	(2)	46,800	—	—
	2/1/10	—	—		—	—	—	5,940	(2)	27,799	—	—
	11/5/10	—	—		—	—	—	75,000	(5)	351,000	—	—
Tony Hadzi	12/13/01	2,500	—		—	8.78	12/13/11	—		—	—	—
	12/13/02	3,750	—		—	6.15	12/13/12	—		—	—	—
	4/18/08	4,000	—		—	4.98	4/18/13	—		—	—	—
	4/24/08	8,000	—		—	5.38	4/24/13	—		—	—	—
	4/29/08	13,000	6,500	(2)	—	6.00	4/29/13	—		—	—	—
	7/18/08	4,000	—		—	6.13	7/18/13	—		—	—	—
	10/14/08	4,000	—		—	5.78	10/14/13	—		—	—	—
	12/10/03	2,250	—		—	8.44	12/10/13	—		—	—	—
	1/19/09	2,000	2,000	(3)	—	4.59	1/19/14	—		—	—	—
	3/3/09	4,000	8,000	(2)	—	2.15	3/3/14	—		—	—	—
	5/3/04	2,000	—		—	8.75	5/3/14	—		—	—	—
	11/4/04	1,500	—		—	8.92	11/4/14	—		—	—	—
	2/1/10	—	23,085	(2)	—	3.23	2/1/15	—		—	—	—
	3/23/05	15,000	—		—	7.46	3/23/15	—		—	—	—
	4/1/05	3,000	—		—	7.17	4/1/15	—		—	—	—
	4/11/05	10,000	—		—	7.19	4/11/15	—		—	—	—
	4/23/10	—	5,000	(3)	—	4.18	4/23/15	—		—	—	—
	7/1/05	3,000	—		—	8.00	7/1/15	—		—	—	—
	7/15/10	—	5,000	(3)	—	2.86	7/15/15	—		—	—	—
	10/18/10	—	5,000	(3)	—	3.54	10/18/15	—		—	—	—
	11/2/05	5,000	—		—	6.50	11/2/15	—		—	—	—
	11/4/05	3,000	—		—	6.16	11/4/15	—		—	—	—
	1/4/06	3,000	—		—	6.60	1/4/16	—		—	—	—
	4/3/06	3,000	—		—	6.45	4/3/16	—		—	—	—
	5/11/06	8,000	—		—	6.52	5/11/16	—		—	—	—
	7/3/06	3,750	—		—	6.58	7/3/16	—		—	—	—
	10/2/06	3,750	—		—	6.61	10/2/16	—		—	—	—
	1/3/07	3,750	—		—	6.72	1/3/17	—		—	—	—
	4/2/07	2,750	—		—	7.94	4/2/17	—		—	—	—
	7/2/07	2,750	—		—	8.26	7/2/17	—		—	—	—

		Option Awards						Stock Awards
Name	Grant Date	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable		Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Unearned Options (#)	Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock that have not Vested (#)		Market Value of Shares or Units of Stock that have not Vested ($)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights that have not Vested (#)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights that have not Vested ($)
Tony Hadzi (cont.)	10/1/07	2,750	—		—	7.95	10/1/17	—		—	—	—
	1/2/08	2,750	—		—	5.96	1/2/18	—		—	—	—
	4/29/08	—	—		—	—	—	1,625	(2)	7,605	—	—
	11/6/08	—	—		—	—	—	6,000	(2)	28,080	—	—
	3/3/09	—	—		—	—	—	2,666	(2)	12,477	—	—
	3/9/09	—	—		—	—	—	12,000	(2)	56,160	—	—
	2/1/10	—	—		—	—	—	7,695	(2)	36,013	—	—
	11/5/10	—	—		—	—	—	150,000	(5)	702,000	—	—
Terje Laugerud	4/19/06	5,000	—		—	6.82	4/19/11	—		—	—	—
	7/19/06	5,000	—		—	6.55	7/19/11	—		—	—	—
	10/19/06	4,000	—		—	7.21	10/19/11	—		—	—	—
	1/25/07	4,000	—		—	6.45	1/25/12	—		—	—	—
	4/18/07	5,000	—		—	8.05	4/18/12	—		—	—	—
	7/17/07	5,000	—		—	8.18	7/17/12	—		—	—	—
	10/17/07	5,000	—		—	7.76	10/17/12	—		—	—	—
	1/22/08	5,000	—		—	4.81	1/22/13	—		—	—	—
	2/6/03	112,500	—		—	4.80	2/6/13	—		—	—	—
	4/18/08	5,000	—		—	4.98	4/18/13	—		—	—	—
	4/29/08	26,000	13,000	(2)	—	6.00	4/29/13	—		—	—	—
	5/29/03	8,000	—		—	6.00	5/29/13	—		—	—	—
	7/18/08	5,000	—		—	6.13	7/18/13	—		—	—	—
	10/14/08	5,000	—		—	5.78	10/14/13	—		—	—	—
	12/10/03	7,000	—		—	8.44	12/10/13	—		—	—	—
	1/19/09	2,500	2,500	(3)	—	4.59	1/19/14	—		—	—	—
	3/3/09	4,400	8,800	(2)	—	2.15	3/3/14	—		—	—	—
	4/29/09	1,500	1,500	(3)	—	3.41	4/29/14	—		—	—	—
	5/3/04	7,500	—		—	8.75	5/3/14	—		—	—	—
	10/1/04	10,000	—		—	7.52	10/1/14	—		—	—	—
	11/4/04	5,000	—		—	8.92	11/4/14	—		—	—	—
	2/1/10	—	41,958	(2)	—	3.23	2/1/15	—		—	—	—
	5/6/05	5,000	—		—	7.82	5/6/15	—		—	—	—
	5/12/10	—	5,000	(3)	—	3.51	5/12/15	—		—	—	—
	7/15/10	—	5,000	(3)	—	2.86	7/15/15	—		—	—	—
	10/18/10	—	5,000	(3)	—	3.54	10/18/15	—		—	—	—
	11/2/05	4,000	—		—	6.50	11/2/15	—		—	—	—
	11/4/05	2,500	—		—	6.16	11/4/15	—		—	—	—
	1/3/07	18,750	6,250	(4)	—	6.72	1/3/17	—		—	—	—
	4/29/08	—	—		—	—	—	3,250	(2)	15,210	—	—
	11/6/08	—	—		—	—	—	6,000	(2)	28,080	—	—
	3/3/09	—	—		—	—	—	2,933	(2)	13,726	—	—
	3/9/09	—	—		—	—	—	12,000	(2)	56,160	—	—
	2/1/10	—	—		—	—	—	13,986	(2)	65,454	—	—
	11/5/10	—	—		—	—	—	150,000	(5)	702,000	—	—
Marcia M. Kim	4/29/08	3,334	1,666	(2)	—	6.00	4/29/13	—		—	—	—
	3/3/09	2,000	4,000	(2)	—	2.15	3/3/14	—		—	—	—
	4/20/09	2,000	2,000	(3)	—	3.13	4/20/14	—		—	—	—
	4/23/07	37,500	12,500	(4)	—	8.02	4/23/17	—		—	—	—
	4/23/07	18,750	6,250	(4)	—	9.00	4/23/17	—		—	—	—
	2/1/10	—	3,240	(2)	—	3.23	2/1/15	—		—	—	—
	4/29/08	—	—		—	—	—	416	(2)	1,947	—	—
	11/6/08	—	—		—	—	—	10,000	(2)	46,800	—	—
	3/3/09	—	—		—	—	—	1,333	(2)	6,238	—	—
	3/9/09	—	—		—	—	—	20,000	(2)	93,600	—	—
	2/1/10	—	—		—	—	—	1,080	(2)	5,054	—	—
Mac J. Slingerlend	1/9/01	534,319	—		—	4.63	1/9/11	—		—	—	—
	7/29/02	100,000	—		—	5.02	7/29/12	—		—	—	—
	12/20/02	200,000	—		—	5.45	12/20/12	—		—	—	—
	3/3/09	23,200	46,400	(6)	—	2.15	3/3/14	—		—	—	—
	2/1/10	—	118,800	(6)	—	3.23	2/1/15	—		—	—	—

		Option Awards					Stock Awards
Name	Grant Date	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable	Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Unearned Options (#)	Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock that have not Vested (#)		Market Value of Shares or Units of Stock that have not Vested ($)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights that have not Vested (#)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights that have not Vested ($)
Mac Slingerlend (cont.)	4/29/08	—	—	—	—	—	10,416	(6)	48,747	—	—
	11/6/08	—	—	—	—	—	8,000	(6)	37,440	—	—
	3/3/09	—	—	—	—	—	15,466	(6)	72,381	—	—
	3/9/09	—	—	—	—	—	16,000	(6)	74,880	—	—
	2/1/10	—	—	—	—	—	39,600	(6)	185,328	—	—

(1)
The Inducement Grant vests in four equal annual installments on the anniversary of the date of grant.

(2)
Stock options and RSUs vest annually at the rate of 33% per year on the anniversary of the date of grant.

(3)
Stock options vest annually at the rate of 50% per year on the anniversary of the date of grant.

(4)
Stock options vest annually at the rate of 25% per year on the anniversary of the date of grant.

(5)
RSUs vest 50% on 11/5/12 and 50% on 11/5/13.

(6)
These RSUs had not vested as of December 31, 2010. Vesting of these RSUs accelerated in January and February of 2011, pursuant to Mr. Slingerlend's Executive Transition Agreement described under the heading "Retirement of Mr. Slingerlend."

Option Exercises and Stock Vested Table

        The following table summarizes information with respect to stock options exercised and RSUs vested during 2010 for the NEOs included in the Summary Compensation Table.

2010 Option Exercises and Stock Vested

	Option Awards		Stock Awards
Name	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise ($)(1)	Number of Shares Acquired on Vesting (#)	Value Realized on Vesting ($)(2)
David C. Peterschmidt	—	—	—	—
Peter H. Cheesbrough	—	—	12,050	46,479
Tony Hadzi	—	—	14,959	57,758
Terje Laugerud	—	—	16,717	65,197
Marcia M. Kim	—	—	21,084	80,464
Mac J. Slingerlend	35,681	4,741	34,151	135,264

(1)
The value was determined by determining the difference between the closing market price of the underlying shares of our Common Stock on the exercise date and the exercise price of the options.

(2)
The value was determined by multiplying the number of RSUs by the closing market price of the underlying shares of our Common Stock on the vesting date.

Pension Benefits

        Pursuant to our employment agreement with Mr. Laugerud, the Company contributes to a defined benefit scheme in Norway that must meet certain Norwegian statutory pension benefit requirements. During 2010, the Company contributed approximately $18,900 to this pension plan. Because of the length of Mr. Laugerud's service with the Company, his benefits will be capped at approximately $25,000 per year when he reaches the age of 65. In addition, a portion of Mr. Laugerud's compensation in the United Kingdom is designated as pension allowance; however, this amount is paid directly to Mr. Laugerud as part of his salary. In 2010, this pension allowance was $5,544.

Retirement of Mr. Slingerlend

        On August 2, 2010, the Company entered into an Executive Transition Agreement (the "Agreement") with Mac J. Slingerlend in connection with his retirement from the Company. As a part of his retirement, Mr. Slingerlend also resigned as a director of the Company and its subsidiaries. The payments and benefits accruing to Mr. Slingerlend under the Agreement were in lieu of any other payments or benefits to which Mr. Slingerlend would be entitled under his employment agreement for termination of employment without cause or otherwise, and all other agreements between him and the Company, including his employment agreement, his Change of Control Agreement and his retirement salary continuation plan were terminated and superseded by the Agreement.

        The Company and Mr. Slingerlend entered into the Agreement in consideration of mutual releases, certain cash payments, Mr. Slingerlend's agreement to certain restrictive covenants and his surrender of stock options covering 1,297,000 shares of our Common Stock, among other agreements described below. Pursuant to the material terms of the Agreement, Mr. Slingerlend released the Company from any and all claims against the Company regarding any act or omission occurring on or prior to the date of the Agreement and the Company released Mr. Slingerlend from any and all claims against him regarding any act or omission relating to his employment with the Company or separation therefrom. In addition, Mr. Slingerlend continued as an employee with the honorary role as "President Emeritus" and continued to receive a base salary at the annual rate of $650,000 through December 31, 2010.

        As a result of Mr. Slingerlend's compliance with the non-competition, non-solicitation and non-interference covenants and the execution of the required legal release to the Company after the end of 2010, pursuant to the Agreement, in early March 2011, the Company paid him lump sum payments of (i) $310,525, which is an amount equal to 50% of Mr. Slingerlend's projected maximum bonus amount for 2010, and (ii) $2,542,100, which is an amount equal to two times his base salary plus his maximum bonus amount for 2010. After August 2, 2011, (subject to the conditions referenced above) he will also receive $2,718,000 in connection with the termination of his retirement salary continuation plan.

        As further required by the Agreement, the stock options covering 1,297,000 shares of our Common Stock held by Mr. Slingerlend were cancelled, and the vesting of stock options covering 165,200 shares of our Common Stock and 89,482 RSU awards covering 89,482 shares of our Common Stock were accelerated, including 50% of his equity awards for 2010, the remaining 50% of these awards were cancelled. Mr. Slingerlend may exercise his remaining stock options at any time prior to the original expiration date for such options. He has exercised certain of those stock options as reflected in the table above entitled "2010 Option Exercises and Stock Vested."

        The Company will also pay certain health insurance premiums on behalf of Mr. Slingerlend and his spouse for up to 36 months following the termination of his employment, and the Company has transferred and assigned certain life insurance policies to Mr. Slingerlend and certain long-term care insurance policies to him and his spouse. Mr. Slingerlend was also entitled to receive miscellaneous other payments and benefits, including payment of certain 2010 country club membership fees and payment of legal expenses associated with the Agreement.

        Mr. Slingerlend has agreed to certain restrictive covenants regarding non-competition, non-solicitation and non-interference with the Company and its clients for a period of 18 months beginning April 12, 2010, and non-solicitation of the Company's employees, consultants and independent contractors for a period of 18 months beginning on the date of termination of his employment with the Company.

Executive Transition of Mr. Cheesbrough

        On March 10, 2011, we announced Mr. Cheesbrough's departure from the Company. In connection with his departure as our Executive Vice President, Chief Financial Officer and Treasurer effective April 4, 2011, and Mr. Cheesbrough's resignation as a director of the Company and its subsidiaries effective April 29, 2011 (the "Separation Date"), we entered into an Executive Transition Agreement (the "ETA") with Mr. Cheesbrough.

        The payments and benefits accruing to Mr. Cheesbrough under the ETA are consistent with the payments or benefits to which Mr. Cheesbrough is entitled pursuant to his employment agreement although the Board has also approved the accelerated vesting of Mr. Cheesbrough's unvested CIBER stock options and unvested RSUs.

        The material terms of the ETA are summarized as follows:

  •
  Mr. Cheesbrough will release the Company from any and all claims against the Company regarding any act or omission predating the Separation Date of April 29, 2011, and the Company will release Mr. Cheesbrough from any and all claims against Mr. Cheesbrough regarding any act or omission relating to Mr. Cheesbrough's employment with the Company or separation therefrom.

  •
  Assuming Mr. Cheesbrough complies with certain non-competition and non-solicitation covenants, and provides a legal release to the Company, the Company will pay Mr. Cheesbrough a lump sum payment of $684,000 which is an amount equal to one times his base salary ($360,000) plus one times his annual target cash incentive bonus ($324,000 - 90% of base salary) on the Separation Date.

  •
  The vesting of 29,280 stock options and 89,760 RSUs will be accelerated. Mr. Cheesbrough may exercise his remaining stock options at the earlier of the original expiration date for such options or two years following his Separation Date.

  •
  The Company will pay health insurance premiums on behalf of Mr. Cheesbrough for up to 12 months following his Separation Date.

  •
  Mr. Cheesbrough also agreed to certain restrictive covenants regarding non-competition and non-solicitation with CIBER and its clients for a period of 12 months beginning on his Separation Date from the Company.

Termination of Employment and Change in Control Payments and Benefits

        Until January 1, 2011, the severance payments and benefits payable under the employment agreements varied from executive officer to executive officer as more fully set forth in the Termination and Change in Control Payments table and narrative discussion below. However, each executive officer was bound by a covenant not to compete with us or to solicit our employees for up to 18 months following termination of employment and further was subject to liquidated damages for breach of these covenants. Some executive officers were entitled to severance payments which were not in addition to change in control payments. The provisions for payments and benefits under the Change in Control

Agreements superseded any similar provisions in our executive officers' employment agreements in the event of a change in control. The payments potentially included a multiple of base salary and target annual cash bonus opportunity, medical, life and disability and long-term care insurance premiums for up to 36 months following termination of employment, and one year of outplacement services. The Company also agreed to reimburse the executive officer for all excise taxes imposed under Section 280G and any income and excise taxes that were payable by the executive officer as a result of any reimbursements for Section 280G excise taxes. Payments and benefits were contingent upon a change in control and actual or constructive termination of employment of the executive officer. No executive officer would have received payments and benefits in addition to accrued base salary and unpaid bonus amounts in the event of a voluntary termination of employment (other than retirement) or a termination of employment for cause. Accelerated vesting of an executive officer's equity compensation was at the judgment and discretion of our Board of Directors as the administrator of the CIBER, Inc. 2004 Incentive Plan.

        The Company entered into an employment agreement with Mr. Peterschmidt dated July 1, 2010, which provides that, in the event of a change in control of the Company (as defined in the employment agreement), in addition to already earned salary and earned but unpaid bonus for the prior year, Mr. Peterschmidt is entitled to receive certain payments and benefits, subject to his executing a separation and release agreement. Such payments and benefits include:

  •
  a prorated bonus (provided that performance targets are met) for the portion of the year in which the termination occurs,

  •
  a severance payment equal to 1.5 times his then current base salary and annual bonus at target level in effect on the day of termination,

  •
  full vesting of all unvested equity awards (including the Inducement Grant), and

  •
  health benefits for a period of 18 months following termination.

        Upon either Mr. Peterschmidt's termination of employment by the Company without cause, or by Mr. Peterschmidt for good reason (each term as defined in the employment agreement), in addition to already earned salary and earned but unpaid bonus for the prior year, Mr. Peterschmidt is entitled to receive certain payments and benefits, subject to his executing a separation and release agreement. Such payments and benefits include:

  •
  a prorated bonus (provided that performance targets are met) for the portion of the year in which the termination occurs,

  •
  a severance payment equal to 1.5 times his then current base salary and annual bonus at target level in effect on the day of termination,

  •
  vesting of all unvested equity awards proportionately through the date of termination (subject to achievement of performance criteria), if any,

  •
  vesting of a certain portion of his Inducement Grant, based upon a formula, and

  •
  health benefits for a period of 18 months following termination.

        Change in control payments and benefits are contingent upon both a change in control of the Company and an actual termination of employment by the Company or a termination of employment for "good reason" by Mr. Peterschmidt within 24 months after the occurrence of the change of control. Mr. Peterschmidt is also entitled to certain payments and benefits upon termination of his employment as a result of death or disability as set forth more fully in the table below entitled "Potential Payments upon Termination or Change in Control." Severance payments are not in addition to change in control payments.

        Beginning January 1, 2011, the Compensation Committee implemented new employment agreements for the Company's executive vice presidents, senior vice presidents and vice presidents, that include consistent severance and change in control payments for all individuals at a particular vice-presidential level in our Company but that vary by level. As with our previous agreements, all severance or change in control payments and benefits are subject to compliance with non-competition and non-solicitation provisions, as well as the receipt of a signed legal release from the executive officer. Change in control payments and benefits are contingent upon both a change in control and an actual termination by the Company or a termination of employment for "good reason" by the executive within 12 months after the occurrence of the change of control. The Compensation Committee determined the payment provisions based, in part, upon an analysis by the Compensation Committee's compensation consultant of similar provisions at companies in the Peer Group and other employment market-related data. Severance payments range from 12 months of annual base salary plus target annual cash bonus and 12 months of Company payment of health insurance premiums for executive vice presidents along with accelerated vesting of any outstanding unvested equity awards that will vest in the 12 months following termination of employment to 6 months of annual base salary plus target annual cash bonus and 6 months of health insurance premiums for vice presidents along with accelerated vesting of any outstanding unvested equity that will vest in the three months following termination of employment. Change in control payments range from 18 months of annual base salary plus target annual cash bonus and 18 months of health insurance premiums for executive vice presidents to 6 months of annual base salary plus target annual cash bonus and 6 months of health insurance premiums for vice presidents. In the event of a change in control, all vice presidential levels will be entitled to accelerated vesting of all outstanding unvested equity awards. If the payments and benefits to the executive officer would cause the executive officer to become subject to the excise tax imposed under Section 4999 of the Internal Revenue Code (or any similar federal, state or local tax), the Company shall reduce the change in control payments and benefits to the extent necessary to avoid the application of the excise tax if, as a result of such reduction, the net payments and benefits payable to the executive officer as so reduced (after payment of applicable income taxes) exceeds the net benefit to the executive of the change in control payment without such reduction (after payment of applicable income taxes and excise taxes).

        The amounts reflected in the tables below are hypothetical amounts based on an assumed December 31, 2010 termination and change in control and subsequent termination of employment date. Except for Mr. Peterschmidt who is entitled to acceleration of equity pursuant to his employment agreement under certain circumstances as set forth below, the amounts assume that our Board of Directors did not accelerate the vesting of outstanding equity awards. Equity acceleration is at the discretion of the Compensation Committee at the time of separation from employment. All payments are in addition to what the executive officer would normally be paid to the date of termination such as accrued base salary and unpaid bonus amounts.

 Potential Payments upon Termination or Change in Control

									Insurance
					Short-Term Cash Incentive ($)
Name	Termination Scenario	Total ($)	Base Salary ($)				Accelerated Equity ($)		Health ($)		Life ($)		Long-Term Care ($)		Other ($)		280G Tax Gross Up ($)
David C. Peterschmidt	Not for Cause	2,573,377	900,000	(1)	900,000	(1)	756,000	(2)	17,377	(3)	—		—		—		—
	Retirement	—	—		—		—		—		—		—		—		—
	Death	—	—		—		—		—		—		—		—		—
	Disability	—	—		—		—		—		—		—		—		—
	Change in Control	4,841,377	900,000	(1)	900,000	(1)	3,024,000	(2)	17,377	(3)	—		—		—		—
Peter H. Cheesbrough	Not for Cause	600,000	360,000	(4)	240,000	(4)	—		—		—		—		—		—
	Death	—	—		—		—		—		—		—		—		—
	Disability	—	—		—		—		—		—		—		—		—
	Change in Control	1,734,114	720,000	(5)	480,000	(5)	—		35,921	(6)	3,096	(10)	10,491	(7)	10,000	(7)	474,606
Tony Hadzi	Not for Cause	88,750	88,750	(8)	—		—		—		—		—		—		—
	Death	—	—		—		—		—		—		—		—		—
	Disability	—	—		—		—		—		—		—		—		—
	Change in Control	1,207,267	710,000	(5)	440,000	(5)	—		18,131	(6)	5,823	(10)	23,313	(7)	10,000	(7)	—
Terje Laugerud	Not for Cause	277,200	277,200	(9)	—		—		—		—		—		—		—
	Death	—	—		—		—		—		—		—		—		—
	Disability	—	—		—		—		—		—		—		—		—
	Change in Control	1,301,599	739,200	(5)	462,000	(5)	—		—		4,971	(10)	—		95,428	(7)	—
Marcia M. Kim	Not for Cause	86,025	75,000	(11)	5,625	(11)	—		—		—		—		—		—
	Death	—	—		—		—		—		—		—		—		—
	Disability	—	—		—		—		—		—		—		—		—
	Change in Control	1,587,176	650,000	(5)	450,000	(5)	—		54,133	(6)	9,912	(10)	—		10,000	(7)	413,131

(1)
Mr. Peterschmidt's employment agreement provides that he is entitled to 1.5 times his annual base and annual bonus at the target level in effect on the day of termination in the event of a termination not for cause or in the event of a change in control.

(2)
Mr. Peterchsmidt's employment agreement provides that, in the event of his termination of employment without cause on the assumed December 31, 2010 termination date and the closing price of the Company's stock on that date, 25% of the unvested portion of the Inducement Grant he received upon his employment as our President and CEO, shall vest. In the event of Mr. Peterschmidt's termination of employment following a change in control of the Company on the assumed December 31, 2010 termination date, all unvested equity awards shall vest.

(3)
Mr. Peterschmidt's employment agreement provides that he is entitled to payment of health insurance premiums for 18 months following termination of his employment in the event of a termination not for cause or in the event of a change in control. We have assumed a 2011 COBRA benefit for Mr. Peterschmidt of $11,395.

(4)
Mr. Cheesbrough's employment agreement was amended June 2, 2010 and entitles him to a severance payment in an amount equal to 1 times his annual base salary plus 1 times his annual cash bonus at the target level. The annual target cash bonus is Mr. Cheesbrough's target in his role as Executive Vice President and Chief Financial Officer and does not include the period of time that the target was adjusted for his 2010 interim role as Chief Executive Officer.

(5)
Pursuant to their Change in Control Agreements, each executive is entitled to payments equal to a multiple of salary and target annual bonus (2 times for the NEOs other than Mr. Peterschmidt). Mr. Laugerud's salary and target bonus are calculated at 1 GBP to 1.54 U.S. Dollars.

(6)
This number assumes a 2011 COBRA benefit of $11,395 for Mr. Cheesbrough (employee and one dependent), $5,752 for Mr. Hadzi (employee) and $17,172 for Ms. Kim (employee and 2 or more dependents) each with an annual assumed 5% increase for 2012 and 2013.

(7)
Pursuant to their Change in Control Agreements, each executive is entitled to 36 months of long-term care insurance premium payments if they participate in the long-term care insurance program and assumed outplacement costs of $10,000 for Mr. Cheesbrough, Mr. Hadzi and Ms. Kim and for Mr. Laugerud, continuation of his automobile allowance for 36 months for a total of $60,984, defined benefit plan and pension plan contributions of $24,444 and outplacement costs (calculated at 1 GBP to 1.54 U.S. Dollars).

(8)
Mr. Hadzi is entitled to three months of his base salary in the event of a termination not for cause.

(9)
Mr. Laugerud is entitled to nine months of his base salary as severance. His base salary for 2010 was $369,600 at a conversion rate of 1 GBP to 1.54 U.S. Dollars.

(10)
Pursuant to their Change in Control Agreements, each executive is entitled to 36 months of life insurance premium payments.

(11)
Ms. Kim's employment agreement entitles her to a severance payment in the amount of 12 weeks of base salary and one-fourth of the aggregate fully-earned bonus compensation for the most recent three months to the date of termination if she is terminated between the thirteenth and sixtieth months of employment. For the purposes of this calculation, we have assumed a December 31, 2010 termination date.

PROPOSAL No. 2—ADVISORY VOTE ON EXECUTIVE COMPENSATION

        Pursuant to recently enacted federal legislation, Section 14A of the Exchange Act, we are providing our Stockholders with the opportunity to cast an advisory vote on our executive compensation as we have described it in the "Compensation Discussion and Analysis" section and the accompanying tables of this Proxy Statement, beginning on page 29.

        As an advisory vote, this proposal is not binding upon the Company. However, the Compensation Committee, which is responsible for designing and administering the Company's executive compensation program, values the opinions expressed by Stockholders in their vote on this proposal and will consider the outcome of the vote when making future executive compensation decisions. This vote is not intended to address any specific item of compensation, but rather the overall compensation of our NEOs and the philosophy, policies and practices described in this Proxy Statement.

        The Company's goal for our executive compensation program is to provide our executives with competitive compensation that also incents them to remain with the Company and provides them with cash incentive opportunities and equity compensation that aligns their short and long-term interests with the interests of our Stockholders. The following is a summary of some of the key points of our 2010 executive compensation program and the significant changes we have made for our 2011 compensation program to align it more closely with our Stockholders' long-term interests and to more consistently and appropriately reward performance.

        Despite changes in Company leadership and the many significant changes in operating processes and procedures and reporting structure that occurred in 2010, the Company achieved major operational results including the development of a comprehensive strategic plan, unification of the sales and delivery organizations in North America, significant reduction in the number of North America operating branches, implementation of significant operating regimens, the addition of complementary strength to Company management and our Board of Directors and investment in offshore delivery. In addition, the Company achieved significant financial results including an increase in revenue of 3% to $1.1 billion, operating income of $24.8 million excluding the operating loss of $103.2 million that included $9.9 million of bad debt and project write-off charges in the fourth quarter and the $118.1 million second quarter goodwill impairment and executive transition charges, and cash flow from operations of $35 million.

        The Company also made great progress on (1) improving financial performance through a refined strategic approach, (2) improving operational regimens, and (3) increasing as well as narrowing its focus on higher-margin, well-developed offerings so that we entered 2011 in a much improved position. We have formalized our strategy, instilled significant operational regimens and disciplines, strengthened our Board of Directors and senior management, increased investment in offshore delivery and narrowed our focus to higher quality offerings and verticals. Further, we have aligned our compensation with our new strategic plan, implementing new compensation plans that are designed to reward our NEOs for achievement of short-term and long-term strategic and operations goals—namely improved revenue growth, expanded gross margin and expanded operating margin. To further align the interests of the NEOs with the interests of our Stockholders, the annual cash incentive award opportunities are now entirely focused on the achievement of revenue and net operating income ("NOI") targets.

        The Company requests Stockholder approval of the compensation of the Company's Named Executive Officers, as disclosed pursuant to the SEC's compensation disclosure rules (which disclosure includes the Compensation Discussion and Analysis, the compensation tables and the narrative discussion that accompany the compensation tables).

        With respect to approval of Proposal No. 2, an advisory (non-binding) vote on executive compensation, an affirmative vote of a majority of shares present in person or by Proxy at the Annual Meeting and entitled to vote on the subject matter will be considered to be the advice of the Stockholders and the Board will take such advice into consideration.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" THE ADVISORY (NONBINDING) VOTE APPROVING THE COMPENSATION OF OUR NAMED EXECUTIVE OFFICERS, AS DISCLOSED IN THIS PROXY STATEMENT PURSUANT TO THE COMPENSATION DISCLOSURE RULES OF THE SECURITIES AND EXCHANGE COMMISSION

 PROPOSAL No. 3—ADVISORY VOTE ON FREQUENCY OF ADVISORY VOTE ON EXECUTIVE COMPENSATION

        As described in Proposal No. 2 above, recently enacted federal legislation requires that we include in this Proxy Statement a separate non-binding Stockholder vote to advise us on whether future advisory say-on-pay votes should occur every one, two or three years. You have the option to vote for any of one of the three options, or to abstain on the matter. The advisory vote on executive compensation described in Proposal No. 2 above is referred to as a "say-on-pay vote."

        This Proposal No. 3 presents our Stockholders with the opportunity to cast an advisory vote on how often the Company should include an advisory say-on-pay vote in its proxy materials for future annual Stockholder meetings. Under this Proposal No. 3, Stockholders may vote to have the advisory say-on-pay vote every year, every two years or every three years.

        At the direction of our new leadership, the Company's strategic planning has been focused on predictable, sustainable performance over longer periods of time. Our Board of Directors believes that our new executive compensation program should also be evaluated over a longer period of time. Our Board also believes that it is important to provide our employees with longer-term consistency and credibility in our compensation programs in order to motivate and retain them. Sustainable, predictable performance combined with more consistent compensation programs can only benefit our Stockholders. Our executive compensation program is also designed to support the Company's long-term goals and this aligns our executives' interests with those of our Stockholders in supporting long-term value creation. A vote every three years will allow our Stockholders, as well as Company management and the Compensation Committee, the time needed to evaluate the effectiveness of our short and long-term incentive programs against the Company's performance pursuant to our new strategic plan. Even though it's administered annually, the results really play out over a number of years. We believe our compensation elements create multi-year accountability that aligns the interests of our executives with those of our long-term investors. In addition, a triennial vote would provide Company management and the Compensation Committee more time to thoughtfully understand the results of the say-on-pay vote set forth in Proposal No. 2 and respond with changes that may be best measured over a longer period of time.

        Because the advisory vote on the frequency of future votes on executive compensation, Proposal No. 3, has three options (every one year, every two years, or every three years), the option that receives the greatest number of votes will be considered to be the advice of the Stockholders. Although the vote is non-binding, our Board of Directors will take into account the outcome of the vote in making future decisions about the Company's executive compensation philosophy, policies and program.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE TO CONDUCT AN ADVISORY (NONBINDING) VOTE ON EXECUTIVE COMPENSATION EVERY THREE YEARS

 PROPOSAL No. 4—AMEND THE CIBER, INC. 2004 INCENTIVE PLAN

TO APPROVE AN AMENDMENT AND RESTATEMENT OF THE CIBER, INC. 2004 INCENTIVE PLAN TO, AMONG OTHER THINGS, INCREASE IN THE NUMBER OF SHARES RESERVED FOR ISSUANCE THEREUNDER BY 4,750,000 SHARES.

        Our Board of Directors amended and restated our CIBER, Inc. 2004 Incentive Plan (the "2004 Incentive Plan") on March 3, 2011, and is submitting the amended and restated 2004 Incentive Plan to our Stockholders for approval. The primary purpose for the amendment and restatement of the 2004 Incentive Plan and the request for Stockholder approval at this time is to increase the number of shares reserved for issuance under the 2004 Incentive Plan from 10,000,000 to 14,750,000 shares. However, as part of the amendment and restatement, our Board of Directors also approved the following modifications to the 2004 Incentive Plan:

  •
  Reduced the maximum terms of the options granted pursuant to the 2004 Incentive Plan from ten years to seven years.

  •
  Clarified that any type of re-pricing or option exchange (e.g. option for option, option for RSU or option for cash) required the approval of our Stockholders.

  •
  Prohibited the recapture of shares used to pay the option exercise price or to satisfy tax withholding requirements on option exercises.

  •
  Permitted the recapture of shares retained in a net issuance of RSU or other full value awards at vesting in addition to the recapture of options in these circumstances.

  •
  Added a new exercise feature for options.

  •
  Clarified the definition of change in control to make it clear that a change in control occurs upon an actual merger or consolidation and not merely on approval of a merger or consolidation by our Stockholders.

  •
  Deleted the provision related to the formula awards for non-employee directors.

        If you cast your Proxy FOR the proposal, you will authorize us to raise the maximum number of shares we may issue to officers, directors and employees to 14,750,000. If you cast your Proxy AGAINST the proposal, you will not authorize us to raise the maximum number of shares reserved for issuance under the 2004 Incentive Plan; however, all other changes to the 2004 Incentive Plan will be implemented and the amended and restated 2004 Incentive Plan will continue in full force and effect until the 2004 Incentive Plan's termination date in accordance with the provisions of the 2004 Incentive Plan. If Proposal No. 4 does not receive the required FOR votes, we will no longer be able to offer award incentives under the 2004 Incentive Plan to officers, directors and employees because the 2004 Incentive Plan will run out of authorized shares. The 2004 Incentive plan is designed to provide added incentive for officers, directors and employees selected for participation (1) to continue long-term service, (2) to create a direct interest in our future success, and (3) to enhance our ability to attract, retain and motivate officers and employees by providing them with an opportunity for investment in CIBER.

        The following are the material terms of the CIBER, Inc. 2004 Incentive Plan. The following is qualified in its entirety by reference to the CIBER, Inc. 2004 Incentive Plan (Amended and Restated Effective as of May 18, 2011), a copy of which is attached as Appendix A to the electronic copy of this Proxy Statement filed with the SEC and may be accessed from the SEC's homepage (www.sec.gov). In addition, a copy of the 2004 Incentive Plan may be obtained from our Corporate Secretary.

Material Terms of the Plan

        Purpose.    The purpose of the 2004 Incentive Plan is to attract, motivate and retain employees and directors by issuing Common Stock based incentives, primarily stock options and RSUs, to directors and to officers, employees and consultants who are selected for participation and to more closely align the interests of our employees and directors with those of our Stockholders.

        Administration.    The 2004 Incentive Plan is administered by the Compensation Committee of our Board of Directors. The Compensation Committee has the authority to make rules and regulations for the administration of the 2004 Incentive Plan, and its interpretations and decisions with regard thereto are final and conclusive. Under the 2004 Incentive Plan, the Compensation Committee may grant awards of stock options, restricted stock and performance awards or any combination thereof.

        Participation.    Participants in the 2004 Incentive Plan are those eligible executive officers, directors, employees, part-time employees and consultants who, in the judgment of the Compensation Committee or its designees are performing, or during the term of their incentive arrangement, will perform important services in our management and operations and are expected to significantly contribute to long-term corporate economic objectives. No single participant may be granted an award in excess of 1,000,000 shares in a twelve-month period. The Compensation Committee may delegate to officers the power to make these determinations, except with respect to grants to executive officers and directors.

        Options.    Under the 2004 Incentive Plan, the Compensation Committee may grant both incentive stock options ("ISOs") intended to qualify under Section 422 of the Internal Revenue Code of 1986, as amended (the "Internal Revenue Code"), and options that are not qualified as incentive stock options ("NSOs"). ISOs may only be granted to persons who are our employees. ISOs and NSOs may not be granted under the 2004 Incentive Plan at an exercise price of less than the fair market value of the Common Stock on the date of grant and the term of these options cannot currently exceed ten years although one of the modifications proposed herein would change this to seven years. The exercise price of an ISO granted to a holder of more than 10% of the Common Stock must be at least 110% of the fair market value of the Common Stock on the date of grant, and the term of these options cannot exceed five years. Currently, no more than 10,000,000 shares are available for grant as ISOs, although one of the modifications proposed herein would increase this to 14,750,000 shares. ISOs granted pursuant to the 2004 Incentive Plan may not be exercised more than three months after the option holder ceases to be our employee, except that in the event of the death, disability, or retirement of the option holder, the option may be exercised by the holder (or his estate), for a period of up to one year after the date of death, disability or retirement. No options under the 2004 Incentive Plan may be granted after April 27, 2014 and no repricing of the options may occur without Stockholder approval. The exercise price may be paid in cash, in shares of Common Stock (valued at fair market value at the date of exercise), by delivery of a notice of exercise, accompanied by instructions to a broker to deliver proceeds of sale of stock, or of a loan from the broker, sufficient to pay the exercise price, or by a combination of such means of payment, as may be determined by the Compensation Committee. The Compensation Committee is authorized to change vesting schedules and exercise periods in its discretion to the extent consistent with compliance with Section 409A of the Internal Revenue Code.

        Performance Awards.    Under the performance award component of the 2004 Incentive Plan, participants may be granted an award denominated in shares of Common Stock or in dollars. Achievement of the performance targets, or multiple performance targets, established by the Compensation Committee relating to corporate, group, unit or individual performance based upon standards set by the Compensation Committee shall entitle the participant to payment at the full amount specified with respect to the award, subject to adjustment at the discretion of the Compensation Committee in the event of performance exceeding the minimum performance target, but below the maximum performance target applicable to such award. Payment may be made in cash,

Common Stock or any combination thereof, as determined by the Compensation Committee, and shall be adjusted in the event the participant ceases to be our employee before the end of a performance cycle by reason of death or disability. Payment shall be made in a lump sum as soon as administratively practicable following the end of the applicable performance cycle, but no later than two and a half months following the end of the later of: (a) the fiscal year of CIBER in which the applicable performance cycle ends or (b) the tax year of the participant in which the applicable performance cycle ends.

        Stock Awards.    Under the stock component of the 2004 Incentive Plan, the Compensation Committee may, in selected cases, grant to a plan participant a given number of shares of restricted stock or unrestricted stock. Restricted stock under the 2004 Incentive Plan is Common Stock restricted as to sale pending fulfillment of such vesting schedule and employment requirements as the Compensation Committee shall determine. Prior to the lifting of the restrictions, the participant will nevertheless be entitled to receive distributions in liquidation and dividends on, and to vote the shares of, the restricted stock. The 2004 Incentive Plan provides for forfeiture of restricted stock for breach of conditions of the grant.

        162(m) Awards.    Generally we cannot deduct compensation paid to the NEOs in excess of $1,000,000. An exemption is available for "qualified performance based" compensation that satisfies the requirements of Section 162(m) of the Internal Revenue Code. The 2004 Incentive Plan permits the Compensation Committee to establish awards which qualify for the exemption. In order to qualify, an award must be based on the achievement of one or more objective performance goals selected by the Compensation Committee which shall be based on one or any combination of the following: specified levels of earnings per share from continuing operations, operating income, revenues, gross margin, return on operating assets, return on equity, economic value added, stock price appreciation, total Stockholder return (measured in terms of stock price appreciation and dividend growth), or cost control, of CIBER, an affiliate, or a division in which the participant is primarily employed. The Compensation Committee may not adjust such an award upwards, nor may it waive the achievement of goals except in the case of death or disability of the participant.

        Adjustments.    The 2004 Incentive Plan provides that the total number of shares covered by such 2004 Incentive Plan, the number of shares covered by each award and the exercise price per share may be proportionately adjusted by the Compensation Committee in the event of a stock split, reverse stock split, stock dividend or similar capital adjustment effected without our receipt of consideration. Upon a merger or sale of substantially all of our assets, the Compensation Committee will determine the terms for exercise or modification of outstanding awards under the 2004 Incentive Plan in accordance with the requirements of Section 409A of the Internal Revenue Code. In addition, upon a change of control, the Compensation Committee is authorized to make adjustments in outstanding stock options and awards, including acceleration of exercise dates and vesting schedules, granting cash bonuses to option holders equal to the exercise price, making cash payments to holders equal to the difference between the fair market value and the exercise price of options, and elimination of restrictions on vesting of restricted stock or performance shares. Any such adjustments shall be made only in a manner that is permitted under Treasury Regulation Section 1.409A-1(b)(5)(v)(D).

        The following table sets forth information as of December 31, 2010, with respect to the Company's equity compensation plans:

	Number of securities to be issued upon exercise of outstanding options, warrants and rights		Weighted-average exercise price of outstanding options, warrants and rights	Number of securities remaining available for future issuance under equity compensation plans(1)
	(a)		(b)	(c)
Equity compensation plans approved by security holders	8,745,433	(2)	$5.73	3,937,151	(3)
Equity compensation plans not approved by security holders(4)	1,471,941		$3.10	—

Total	10,217,374			3,937,151

(1)
Excludes securities reflected in column (a).

(2)
Consists of 7,726,181 stock options with a weighted average exercise price of $5.73 and 1,019,252 restricted stock units.

(3)
Includes 3,023,311 shares remaining available for future grants at December 31, 2010 under our 2004 Incentive Plan, plus 913,840 shares available for future sales to employees under our Employee Stock Purchase Plan.

(4)
Represents 1,400,000 shares issued under the Inducement Plan for our new chief executive officer and 71,941 shares issued under the SCB Employee Inducement Award Plan in connection with the Company's acquisition of SCB Computer Technology, Inc. in March of 2004.

        The Compensation Committee may amend or discontinue the 2004 Incentive Plan at any time, provided that no such amendment may become effective without approval of the Stockholders, if Stockholder approval is necessary to satisfy statutory or regulatory requirements or if the Compensation Committee, on advice of counsel, determines that Stockholder approval is otherwise necessary or desirable, in particular, if the amendment will increase our cost of the 2004 Incentive Plan. No amendment or discontinuance shall adversely affect the rights and obligations with respect to outstanding awards under the 2004 Incentive Plan without the consent of award holders.

Federal Income Tax Consequences of the Equity Incentive Plan

        The following is a general summary of the federal income tax consequences that may apply to recipients of options, stock, performance shares and performance units under the 2004 Incentive Plan. Because the application of the tax laws may vary according to individual circumstances, a participant should seek professional tax advice concerning the tax consequences to him or her of participation in the 2004 Incentive Plan including the potential application and effect of state, local and foreign tax laws and estate and gift tax considerations.

        Incentive Stock Options.    A participant who is granted an ISO recognizes no taxable income when the ISO is granted and generally recognizes no taxable income upon exercise of the ISO unless the alternative minimum tax applies (see below). A participant who exercises an ISO recognizes taxable gain or loss when he sells the shares purchased pursuant to the ISO. Any gain or loss recognized on the sale of shares acquired upon exercise of an ISO is taxed as capital gain or loss if the shares have been held for more than one year from the date the option was exercised and for more than two years after the option was granted. In this event, CIBER receives no deduction with respect to the ISO shares. If the participant disposes of the shares before the required holding periods have elapsed (a "disqualifying disposition"), the participant recognizes ordinary income on disposition of the shares, to the extent of the difference between the fair market value on the date of exercise and the option price.

We generally receive a corresponding deduction in the year of the disqualifying disposition equal to the amount of ordinary income recognized by the optionee. Long-term capital gain is taxed at a more favorable rate than ordinary income, but the deduction of capital losses is subject to limitation.

        Effect of Alternative Minimum Tax.    Certain taxpayers who have significant tax preferences (and other items allowed favorable treatment for regular tax purposes) may be subject to the alternative minimum tax ("AMT"). The AMT is payable only if and to the extent that it exceeds the taxpayer's regular tax liability, and AMT paid generally may be credited against subsequent regular tax liability. For purposes of the AMT, an incentive stock option is treated as if it were a non-statutory option (see below). Thus, the difference between fair market value on the date of exercise and the option price is included in income for AMT purposes, and the taxpayer receives a basis equal to such fair market value for subsequent AMT purposes. However, regular tax treatment (see above) will apply for AMT purposes if a disqualifying disposition occurs in the same taxable year as the options are exercised.

        Non-Statutory Stock Options.    The tax treatment of NSOs differs significantly from the tax treatment of ISOs. Similar to an ISO, no taxable income is recognized when an NSO is granted. However, upon the exercise of an NSO, the difference between the fair market value of the shares on the date of exercise and the exercise price of the option is taxable as ordinary income to the recipient. In addition, subject to certain limitations attributable to payments of excess compensation, we are entitled to a compensation deduction for the amount of ordinary income recognized by the option holder.

        Stock, Restricted Stock and Performance Shares.    Grantees of unrestricted Stock Awards generally will recognize taxable income in an amount equal to the fair market value of the stock at the time of the grant. Grantees of Restricted Stock Awards and Performance Shares generally do not recognize income at the time of the grant of such Awards. However, when shares of Restricted Stock are no longer subject to a substantial risk of forfeiture or when Performance Shares are paid, grantees recognize ordinary income in an amount equal to the fair market value of the stock. Alternatively, the grantee of Restricted Stock may elect, under Section 83(b) of the Internal Revenue Code of 1986, as amended, to recognize income upon the grant of the stock and not at the time the restriction lapses, provided this election is properly made within 30 days after the grant. We are entitled to deduct an amount equal to the fair market value of the stock at the time the grantee recognizes income related to the grant.

        Withholding.    We may withhold any taxes required by any law or regulation of any governmental authority, whether federal, state or local, in connection with any stock option or other award under the 2004 Incentive Plan, including, but not limited to, withholding of any portion of any payment or withholding from other compensation payable to the participant, unless such person reimburses us for such amount minus any amount paid by the grantee.

        Implementation.    If the proposed amendment to the 2004 Incentive Plan is approved by the Stockholders, it will become effective immediately.

        Approval of the amendment to the 2004 Incentive Plan will require the affirmative vote of a majority of the shares of our Common Stock represented in person or by Proxy at the Meeting and entitled to vote on the subject matter.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" APPROVAL OF AN AMENDMENT AND RESTATEMENT OF THE CIBER, INC. 2004 INCENTIVE PLAN TO, AMONG OTHER THINGS, INCREASE THE NUMBER OF SHARES RESERVED FOR ISSUANCE THEREUNDER BY 4,750,000 SHARES.

PROPOSAL No. 5—RATIFICATION OF THE APPOINTMENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

        Background:    The Audit Committee has selected the firm of Ernst & Young LLP ("E&Y") to act as our independent registered public accounting firm for the fiscal year ending December 31, 2011, and has further directed that management submit the selection of E&Y for ratification by the Stockholders at the Annual Meeting. E&Y audited our consolidated financial statements for the fiscal year ended December 31, 2010.

        Description of Proposal No. 5:    Proposal No. 5, which has been recommended by the Board for your consideration, asks you to ratify the selection of E&Y as our independent registered public accounting firm. Stockholder ratification of the selection of E&Y as our Independent Registered Public Accounting Firm is not required by our bylaws or otherwise. The Audit Committee believes that submitting the selection of E&Y to the Stockholders for ratification is advisable as a matter of good corporate practice. If the Stockholders fail to ratify the selection, the Audit Committee will consider whether or not to retain E&Y; however, the Audit Committee may select E&Y notwithstanding the failure of the Stockholders to ratify the selection. If the appointment of E&Y is ratified, the Audit Committee will continue to conduct an ongoing review of E&Y's scope of engagement, pricing and work quality, among other factors, and will retain the right to replace E&Y at any time.

THE BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE "FOR" RATIFICATION OF THE APPOINTMENT OF ERNST & YOUNG LLP AS THE COMPANY'S INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR THE FISCAL YEAR ENDING DECEMBER 31, 2011.

 INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

        Representatives of E&Y, the independent registered public accounting firm selected for the most recently completed fiscal year, are expected to attend the Annual Meeting. Representatives of E&Y will have an opportunity to make a statement if they desire to do so and will make themselves available to respond to appropriate questions.

        Fees.    Set forth below is a summary of the fees billed to us by E&Y for each of the last two fiscal years, for the categories described below:

        Audit Fees.    The aggregate fees billed in each of the last two fiscal years for professional services rendered by E&Y for audit of our annual financial statements included in our Form 10-K, review of our quarterly financial statements included in our Forms 10-Q, statutory audits required internationally, consents and accounting consultations and such other services that generally only our independent registered public accounting firm can provide.

        Audit-Related Fees.    The aggregate fees billed in each of the last two fiscal years for professional services rendered by E&Y for employee benefit plan audits, and certain attestation services not required by statute traditionally performed by independent registered public accounting firms.

        Tax Fees.    The aggregate fees billed in each of the last two fiscal years for professional services rendered by E&Y for tax compliance, tax advice and tax planning. The nature of the tax compliance services provided in this category includes preparation of tax returns and refund claims. Tax planning services include assistance with tax audits and appeals, advice with respect to mergers, acquisitions and dispositions or other technical advice.

        All Other Fees.    The aggregate fees incurred in each of the last two fiscal years for products and services provided by E&Y, other than the services reported above.

Year	Audit Fees	Audit-Related Fees	Tax Fees	All Other Fees	% Services Pre-Approved
2010	$1,600,045	$33,826	$12,074	$—	100%
2009	$1,457,125	$36,981	$17,015	$—	100%

        Independence of Our Registered Public Accounting Firm.    The Audit Committee has considered the issue of the independence of our registered public accounting firm and concluded that the provision of services by E&Y in 2010 is consistent with maintaining the registered public accounting firm's independence.

Audit Committee Pre-Approval Policy

        The Audit Committee has established pre-approval policies and procedures in compliance with 17 CFR 210.2-01(c)(7)(i) which include criteria for considering whether the provision of the services would be compatible with maintaining the independence of our registered public accounting firm and a process by which the Chairman of the Audit Committee may approve such audit and non-audit services with subsequent review of all pre-approved services by the full Audit Committee. The Audit Committee pre-approved all audit and non-audit services in 2010.

ANNUAL REPORT TO STOCKHOLDERS, MANAGEMENT'S DISCUSSION AND
ANALYSIS AND AUDITED FINANCIAL STATEMENTS

        Our 2010 Annual Report to Stockholders on Form 10-K is available to Stockholders on our website at www.ciber.com under "Investor Relations" or you may request a copy free of charge, by writing to us at CIBER, Inc., 6363 South Fiddler's Green Circle, Suite 1400, Greenwood Village, Colorado 80111, Attention: Investor Relations. The 2010 Annual Report to Stockholders should not be considered part of the soliciting material.

ELECTRONIC ACCESS TO SEC REPORTS ON THE COMPANY'S WEBSITE
AND
ELECTRONIC DELIVERY OF 2012 PROXY STATEMENT

        Available Information.    Our Internet website is http://www.ciber.com and you may access free of charge, through the "Investor Relations" portion of our website, our annual reports on Form 10-K, quarterly reports on Form 10-Q, current reports on Form 8-K and amendments to such reports filed or furnished to the Commission pursuant to Section 13(a) or 15(d) of the Exchange Act, as amended. Our website also provides current corporate governance documents such as the Audit, Compensation and Nominating/Corporate Governance Committee Charters, the Code of Business Conduct and Ethics and Equity Compensation Plans, as such documents may be adopted or amended from time to time by the Board of Directors or by Stockholders. These documents may be accessed through the "Corporate Governance" portion of our website.

        Householding of Annual Meeting Materials.    We have adopted a procedure called "householding" that has been approved by the Commission. Under this procedure, a single copy of this Proxy Statement will be sent to any household at which two or more Stockholders share a single address. If any Stockholder at such an address wishes to receive a separate copy of this Proxy Statement, he or she may contact us at CIBER, Inc., 6363 South Fiddler's Green Circle, Suite 1400, Greenwood Village, Colorado 80111, Attn: Investor Relations, or by calling 303-220-0100 and asking to speak with Mr. Gary Kohn, Vice President Investor Relations, and we will deliver this Proxy Statement to such Stockholder promptly upon receiving the request. If you are receiving multiple copies of our Proxy Statement, you may request householding in the future by writing or calling us as noted above.

        Request email delivery of your 2012 Proxy Materials.    You can enjoy the benefits and convenience of electronic delivery of the Proxy Statement and online Proxy voting and more. To learn about the service and to enroll for online delivery, please log on to www.ciber.com and select "Investor Relations," which will take you to CIBER's Investor Relations web page. Click on "electronic delivery enrollment" to read a description of the service and find a direct link to the enrollment page.

By order of the Board of Directors,

Paul A. Jacobs
 Chairman of the Board
Greenwood Village, Colorado
April 13, 2011

 APPENDIX A

CIBER, INC.
2004 INCENTIVE PLAN
(Amended and Restated Effective as of May 18, 2011)

SECTION 1
INTRODUCTION

        1.1    Establishment.    CIBER, Inc. hereby amends and restates the CIBER, Inc. 2004 Incentive Plan (the "Plan") for certain officers, employees, consultants, and directors of the Company.

        1.2    Purposes.    The purposes of the Plan are to provide the officers, employees, consultants, and directors of the Company selected for participation in the Plan with added incentives to continue in the long-term service of the Company and to create in such persons a more direct interest in the future success of the operations of the Company by relating incentive compensation to increases in stockholder value, so that the income of such persons is more closely aligned with the income of the Company's stockholders. The Plan is also designed to enhance the ability of the Company to attract, retain and motivate officers, employees, consultants, and directors by providing an opportunity for investment in the Company.

SECTION 2
DEFINITIONS

        2.1    Definitions.    The following terms shall have the meanings set forth below:

          (a)   "Administrator" means (i) the Board, or (ii) one or more committees of the Board to whom the Board has delegated all or part of its authority under this Plan. Any committee under clause (ii) hereof which makes grants to "officers" of the Company (as that term is defined in Rule 16a-1(f) promulgated under the Exchange Act) shall be composed of not less than the minimum number of persons from time to time required by Rule 16b-3, each of whom, to the extent necessary to comply with Rule 16b-3 only, shall be a Nonemployee Director. Further, if the Administrator consists of less than the entire Board, then to the extent necessary for any Award to qualify as "performance-based compensation" within the meaning of Section 162(m) of the Internal Revenue Code, each member of the Administrator will be an Outside Director. For purposes of the preceding provisions, if one or more members of the Administrator is not a Nonemployee or not an Outside Director, but recuses himself or herself or abstains from voting with respect to a particular action taken by the Administrator, then the Administrator, with respect to the action, will be deemed to consist only of the members of the Administrator who have not recused themselves or abstained from voting.

          (b)   "Affiliated Corporation" means (i) any corporation or other entity (including but not limited to a partnership) that directly, or through one or more intermediaries controls, is controlled by, or is under common control with, CIBER, Inc., or (ii) any entity in which the Company has a significant equity interest, as determined by the Administrator.

          (c)   "Award" means a grant made under this Plan in the form of Stock, Options, Restricted Stock, Performance Shares, or Performance Units.

          (d)   "Board" means the board of directors of the Company.

          (e)   "Company" means CIBER, Inc., a Delaware corporation, together with its Affiliated Corporations except where the context otherwise requires.

          (f)    "Consultant" means any person, including an advisor, engaged by the Company to render consulting or advisory services and who is compensated for such services and such person is eligible to receive shares registered on Form S-8 under the Securities Act. Mere service as a Director or payment of a director's fee by the Company or an Affiliated Corporation shall not be sufficient to constitute "consulting or advisory services" rendered to the Company or an Affiliated Corporation.

          (g)   "Director" means a member of the Board.

          (h)   "Effective Date" means May 18, 2011. The original "Effective Date" of the Plan was April 27, 2004.

          (i)    "Employee" means any person who is a full or part-time employee (including, without limitation, an officer or director who is also an employee) of the Company or any Affiliated Corporation or any division thereof. The term also includes future employees who have received a formal offer of employment.

          (j)    "Exchange Act" shall mean the Securities Exchange Act of 1934, as amended.

          (k)   "Executive Officer" shall mean an officer as defined in Exchange Act Rule 16a-1(f) and any person deemed to be an "executive officer" within the scope of Section 13(k) of the Exchange Act.

          (l)    "Fair Market Value" means, as of any date, the value of the Stock determined as follows:

              (i)  If the Stock is listed on any established stock exchange or a national market system, its Fair Market Value shall be the closing sales price for such Stock (or the closing bid, if no sales were reported) as quoted on such exchange or system for the last market trading day prior to the time of determination, as reported in The Wall Street Journal or such other source as the Administrator deems reliable;

             (ii)  If the Stock is regularly quoted by a recognized securities dealer but selling prices are not reported, the Fair Market Value of a Share shall be the mean between the high bid and low asked prices for the Stock on the last market trading day prior to the day of determination, as reported in The Wall Street Journal or such other source as the Administrator deems reliable;

            (iii)  In the absence of an established market for the Stock, the Fair Market Value shall be determined by the Administrator in accordance with Section 409A of the Internal Revenue Code.

          (m)  "Incentive Stock Option" means any Option designated as such and granted in accordance with the requirements of Section 422 of the Internal Revenue Code.

          (n)   "Internal Revenue Code" means the Internal Revenue Code of 1986, as it may be amended from time to time, and the rules and regulations promulgated thereunder.

          (o)   "Nonemployee Director" means a Director who is a "nonemployee director" within the meaning of Rule 16b-3 promulgated under the Exchange Act.

          (p)   "Non-Statutory Option" means any Option other than an Incentive Stock Option.

          (q)   "Option" means a right to purchase Stock at a stated price for a specified period of time.

          (r)   "Option Price" means the price at which Shares of Stock subject to an Option may be purchased, determined in accordance with Section 7.2(b).

          (s)   "Outside Director" means a Director who is an "outside director" within the meaning of Internal Revenue Code Section 162(m).

          (t)    "Participant" means an Employee or Director of, or Consultant to, the Company designated by the Administrator from time to time during the term of the Plan to receive one or more Awards under the Plan.

          (u)   "Performance Cycle" means the period of time as specified by the Administrator over which Performance Share or Performance Units are to be earned.

          (v)   "Performance Shares" means an Award made pursuant to Section 9 which entitles a Participant to receive Shares, their cash equivalent or a combination thereof based on the achievement of performance targets during a Performance Cycle.

          (w)  "Performance Units" means an Award made pursuant to Section 9 which entitles a Participant to receive cash, Stock or a combination thereof based on the achievement of performance targets during a Performance Cycle.

          (x)   "Plan Year" means each 12-month period beginning January 1 and ending the following December 31, except that for the first year of the Plan it shall begin on the Effective Date and extend to December 31 of that year.

          (y)   "Restricted Stock" means Stock granted under Section 8 that is subject to restrictions imposed pursuant to such Section.

          (z)   "Service Provider" means an Employee or Director of, or Consultant to, the Company or an Affiliated Corporation.

          (aa) "Share" means a share of Stock.

          (bb) "Stock" means the common stock, $.01 par value, of the Company.

          (cc) "Stock Option Agreement" means a written document delivered by the Company to the recipient of an Option specifying the terms of such Option. Such document must specify, at a minimum, the number of Shares subject to the Option, the exercise price, any vesting schedule, and any terms which vary from the default provisions provided in the Plan. Such document need not be signed by the Option recipient.

        2.2    Gender and Number.    Except when otherwise indicated by the context, the masculine gender shall also include the feminine gender, and the definition of any term herein in the singular shall also include the plural.

SECTION 3
PLAN ADMINISTRATION

        3.1    Authority of Administrator.    The Plan shall be administered by the Administrator. Subject to the terms of the Plan and applicable law, and in addition to other express powers and authorizations conferred on the Administrator by the Plan, the Administrator shall have full power and authority to: (i) designate Participants; (ii) determine the type or types of Awards to be granted to eligible Participants; (iii) determine the number of Shares to be covered by, or with respect to which payments, rights, or other matters are to be calculated in connection with, Awards; (iv) determine the terms and conditions of any Award; (v) subject to Section 7(g), determine whether, to what extent, and under what circumstances Awards may be settled or exercised in cash, Shares, other securities, other Awards or other property, or canceled, forfeited, or suspended and the method or methods by which Awards may be settled, exercised, canceled, forfeited, or suspended; (vi) determine whether, to what extent, and under what circumstances to accelerate the exercisability of any Award or the end of a Performance Cycle or the termination of the restriction period for any Restricted Stock Award; (vii) correct any defect, supply any omission, reconcile any inconsistency and otherwise interpret and administer the Plan and any instrument or agreement relating to the Plan or any Award hereunder; (viii) establish, amend, suspend, or waive such rules and regulations and appoint such agents as it shall deem appropriate for the proper administration of the Plan; and (ix) make any other determination and take any other action that the Administrator deems necessary or desirable for the administration of the Plan. To the extent necessary or appropriate, the Administrator may adopt sub-plans consistent with the Plan to conform to applicable state or foreign securities or tax laws.

        3.2    Determinations Under the Plan.    Unless otherwise expressly provided in the Plan all designations, determinations, interpretations, and other decisions under or with respect to the Plan or any Award shall be within the sole discretion of the Administrator, may be made at any time and shall be final, conclusive, and binding upon all persons, including the Company, any Affiliated Corporation, any Participant, any holder or beneficiary of any Award, and any stockholder. No member of the Administrator shall be liable, in the absence of bad faith, for any act or omission with respect to his or her services as an Administrator. Service on a committee acting as the Administrator shall constitute service as a director of the Company entitling members to any indemnification of liability benefits applicable to directors with respect to their services as Administrator.

        3.3    Delegation of Certain Responsibilities.    The Administrator may, in its sole discretion, delegate to appropriate officers of the Company the administration of the Plan under this Section 3; provided, however, that no such delegation by the Administrator shall be made (i) if such delegation would not be permitted under applicable law or (ii) with respect to the administration of the Plan as it affects Executive Officers or Directors of the Company, and provided further that the Administrator may not delegate its authority to correct errors, omissions or inconsistencies in the Plan. Subject to the above limitations, the Administrator may delegate to the Chief Executive Officer of the Company its authority under this Section 3 to grant Awards to employees who are not Executive Officers or Directors of the Company. All authority delegated by the Administrator under this Section 3.3 shall be exercised in accordance with the provisions of the Plan and any guidelines for, conditions on, or limitations to the exercise of such authority that may from time to time be established by the Administrator.

SECTION 4
STOCK SUBJECT TO THE PLAN

        4.1    Number of Shares.    Subject to adjustment as provided in Section 4.3, 5,000,000 Shares were initially authorized for issuance under the Plan in accordance with the provisions of the Plan and subject to such restrictions or other provisions as the Administrator may from time to time deem necessary. As of the Effective Date of the amendment and restatement of the Plan, 4,750,000 additional Shares for a total of 14,750,000 Shares have been authorized for issuance under the Plan in accordance with the provisions of the Plan and subject to such restrictions or other provisions as the Administrator may from time to time deem necessary. Subject to adjustment as provided in Section 4.3, no Participant may be granted Awards in any twelve-month period with respect to more than 1,000,000 Shares. The Shares may be divided among the various Plan components as the Administrator shall determine, except that no more than 14,750,000 Shares as calculated pursuant to Section 4.2 shall be cumulatively available for the grant of Incentive Stock Options under the Plan. Any Shares that are subject to Awards of Options shall be counted against the limit set forth herein as one share for every one Share subject to an Award of Options. Any Shares that are subject to Awards other than Options shall be counted against the limit set forth herein as 1.6 Shares for every one Share granted. The Company shall at all times during the term of the Plan and while any Options are outstanding retain as authorized and unissued Stock, or as treasury Stock, at least the number of Shares from time to time required under the provisions of the Plan, or otherwise assure itself of its ability to perform its obligations hereunder.

        4.2    Unused and Forfeited Stock.    If any Shares covered by an Award (including those outstanding as of the Effective Date) are not purchased or are forfeited or expire, or if an Award otherwise terminates without delivery of any Shares subject thereto or is settled in cash in lieu of shares, then the number of Shares counted against the aggregate number of Shares available under the Plan with respect to such Award shall, to the extent of any such forfeiture, termination or expiration, again be available for making Awards under the Plan in the same amount as such shares were counted against the limit set forth in Section 4.1. The number of Shares available for issuance under the Plan shall not be increased by (i) any Shares tendered or withheld or Award surrendered in connection with the purchase of Shares of Stock upon exercise of an Option, (ii) any Shares deducted or delivered from an Award payment in connection with the Company's tax withholding obligations, or (iii) purchased by the Company with proceeds from Option exercises.

        4.3    Adjustments for Stock Split, Stock Dividend, etc.    If the Company shall at any time increase or decrease the number of its outstanding Shares of Stock or change in any way the rights and privileges of such Shares by means of the payment of a stock dividend or any other distribution upon such Shares payable in Stock, or through a stock split, subdivision, consolidation, combination, reclassification or recapitalization involving the Stock, then in relation to the Stock that is affected by one or more of the above events, the numbers, rights and privileges of (i) the Shares as to which Awards may be granted under the Plan, and (ii) the Shares then included in each outstanding Option, Performance Share or Performance Unit granted hereunder, shall be increased, decreased or changed in like manner as if they had been issued and outstanding, fully paid and nonassessable at the time of such occurrence.

        4.4    Dividend Payable in Stock of Another Corporation, etc.    Except as set forth in Section 4.5 below, if the Company shall at any time pay or make any dividend or other distribution upon the Stock payable in securities of another corporation or other property (except money or Stock), a proportionate part of such securities or other property shall be set aside and delivered to any Participant then holding an Award for the particular type of Stock for which the dividend or other distribution was made, upon exercise thereof in the case of Options, and the vesting thereof in the case of other Awards. Prior to the time that any such securities or other property are delivered to a Participant in accordance with the foregoing, the Company shall be the owner of such securities or other property and shall have the right to vote the securities, receive any dividends payable on such securities, and in all other respects shall be treated as the owner. If securities or other property which have been set aside by the Company in accordance with this Section are not delivered to a Participant because an Award is not exercised or otherwise vested, then such securities or other property shall remain the property of the Company and shall be dealt with by the Company as it shall determine in its sole discretion.

        4.5    Spin-offs.    If the Company shall at any time pay or make any dividend or other distribution upon the Stock in the nature of a spin-off, for example a dividend payable in securities of an Affiliated Corporation, the Administrator shall in its discretion determine what changes are equitably required to outstanding Awards to effect the spin-off, including but not limited to treating Awards of Employees remaining with the Company differently from Awards to Employees of the newly spun-off entity, substituting Awards for Company Stock for Awards of stock in the spun-off entity, and allowing either the Company, the spun-off entity or both to hold the securities or property set aside for Award participants; provided however, that the Administrator shall adjust outstanding Awards only in a manner permitted under Treas. Reg. Section 1.409A-1(b)(5)(v)(D).

        4.6    Other Changes in Stock.    In the event there shall be any change, other than as specified in Sections 4.3, 4.4 and 4.5, in the number or kind of outstanding Shares of Stock or of any stock or other securities into which the Stock shall be changed or for which it shall have been exchanged, and if the Administrator shall in its discretion determine that such change equitably requires an adjustment in the number or kind of Shares subject to outstanding Awards or which have been reserved for issuance pursuant to the Plan but are not then subject to an Award, then such adjustments shall be made by the Administrator and shall be effective for all purposes of the Plan and on each outstanding Award that involves the particular type of stock for which a change was effected; provided however, that the Administrator shall adjust outstanding Awards only in a manner permitted under Treas. Reg. Section 1.409A-1(b)(5)(v)(D).

        4.7    General Adjustment Rules.    If any adjustment or substitution provided for in this Section 4 shall result in the creation of a fractional Share under any Award, the number of Shares under the Award shall be rounded down to the next whole number.

        4.8    Determination by Administrator.    Adjustments under this Section 4 shall be made by the Administrator, whose determinations with regard thereto shall be final and binding upon all persons.

SECTION 5
REORGANIZATION OR LIQUIDATION

        In the event that the Company is merged or consolidated with another corporation (other than a merger or consolidation in which the Company is the continuing corporation and which does not result in any reclassification or change of outstanding Shares), or if all or substantially all of the assets or more than 50% of the outstanding voting stock of the Company is acquired by any other corporation, business entity or person (other than a sale or conveyance in which the Company continues as a holding company of an entity or entities that conduct the business or businesses formerly conducted by the Company), or in case of a reorganization (other than a reorganization under the United States Bankruptcy Code) or liquidation of the Company, and if the provisions of Section 11 do not apply, the Administrator, or the board of directors of any corporation assuming the obligations of the Company, shall, have the power and discretion to prescribe the terms and conditions for the exercise, or modification, of any outstanding Awards granted hereunder in any manner permitted under Code Section 409A and Treas. Reg. Section 1.409A-1(b)(5)(v)(D). By way of illustration, and not by way of limitation, the Administrator may provide for the complete or partial acceleration of the dates of exercise of the Options, or may provide that such Options will be exchanged or converted into options to acquire securities of the surviving or acquiring corporation, or may provide for a payment or distribution in respect of outstanding Options (or the portion thereof that is currently exercisable) in cancellation thereof. The Administrator may remove restrictions on Restricted Stock and may modify the performance requirements for any other Awards in any manner that does not constitute a violation of Code Section 409A. The Administrator may provide that Stock or other Awards granted hereunder must be exercised in connection with the closing of such transaction, and that if not so exercised such Awards will expire. Any such determinations by the Administrator may be made generally with respect to all Participants, or may be made on a case-by-case basis with respect to particular Participants. The provisions of this Section 5 shall not apply to any transaction undertaken for the purpose of reincorporating the Company under the laws of another jurisdiction, if such transaction does not materially affect the beneficial ownership of the Company's capital stock.

 SECTION 6
PARTICIPATION

        Participants in the Plan shall be those Employees, Directors, or Consultants who, in the judgment of the Administrator, are performing, or during the term of their incentive arrangement will perform, important services in the management, operation and development of the Company, and significantly contribute, or are expected to significantly contribute, to the achievement of long-term corporate economic objectives. Participants may be granted from time to time one or more Awards; provided, however, that the grant of each such Award shall be separately approved by the Administrator, receipt of one such Award shall not result in automatic receipt of any other Award, and written notice shall be given to such person, specifying the terms, conditions, rights and duties related thereto; and further provided that Incentive Stock Options shall not be granted to (i) Consultants, (ii) part-time employees, (iii) Nonemployee Directors, or (iv) Employees of any partnership or other entity which is included within the definition of an Affiliated Corporation but whose employees are not permitted to receive Incentive Stock Options under the Internal Revenue Code. Each Participant shall enter into an agreement with the Company, in such form as the Administrator shall determine and which is consistent with the provisions of the Plan, specifying such terms, conditions, rights and duties. Awards shall be deemed to be granted as of the date specified in the grant resolution of the Administrator, which date shall be the date of any related agreement with the Participant. In the event of any inconsistency between the provisions of the Plan and any such agreement entered into hereunder, the provisions of the Plan shall govern.

SECTION 7
STOCK OPTIONS TO EMPLOYEES AND CONSULTANTS

        7.1    Grant of Options to Employees and Consultants.    Coincident with or following designation for participation in the Plan, a Participant (other than a Nonemployee Director) may be granted one or more Options. The Administrator in its sole discretion shall designate whether an Option is to be considered an Incentive Stock Option or a Non-Statutory Option. The Administrator may grant both an Incentive Stock Option and a Non-Statutory Option to the same Participant at the same time or at different times. Incentive Stock Options and Non-Statutory Options, whether granted at the same or different times, shall be deemed to have been awarded in separate grants, shall be clearly identified, and in no event shall the exercise of one Option affect the right to exercise any other Option or affect the number of Shares for which any other Option may be exercised.

        7.2    Option Agreements.    Each Option granted under the Plan shall be evidenced by a Stock Option Agreement which shall be delivered by the Company to the Participant to whom the Option is granted (the "Option Holder"). Except as otherwise set forth in a Stock Option Agreement delivered to the Participant, each Option shall be governed by the following terms and conditions, as well as such other terms and conditions not inconsistent therewith as the Administrator may consider appropriate in each case.

          (a)    Number of Shares.    Each Stock Option Agreement shall state that it covers a specified number of Shares, as determined by the Administrator. To the extent that the aggregate Fair Market Value of Shares with respect to which Options designated as Incentive Stock Options are exercisable for the first time by any Participant during any year (under all plans of the Company and any Affiliated Corporation) exceeds $100,000, such Options shall be treated as not being Incentive Stock Options. The foregoing shall be applied by taking Options into account in the order in which they were granted. For the purposes of the foregoing, the Fair Market Value of any Share shall be determined as of the time the Option with respect to such Share is granted. In the event the foregoing results in a portion of an Option designated as an Incentive Stock Option exceeding the $100,000 limitation, only such excess shall be treated as not being an Incentive Stock Option.

          (b)    Price.    The price at which each Share covered by an Option may be purchased shall be determined in each case by the Administrator and set forth in the Stock Option Agreement. In no event shall the Option Price for any Share be less than the Fair Market Value of the Stock on the date the Option is granted. Further, the Option Price for each Share covered by an Incentive Stock Option granted to an Employee who then owns stock possessing more than 10% of the total combined voting power of all classes of stock of the Company or any parent or subsidiary corporation of the Company must be at least 110% of the Fair Market Value of the Stock subject to the Incentive Stock Option on the date the Option is granted.

          (c)    Duration of Options.    The Administrator shall determine the period of time within which the Option may be exercised by the Option Holder (the "Option Period"). The Option Period must expire, in all cases, not more than seven years from the date an Option is granted; provided, however, that the Option Period of an Incentive Stock Option granted to an Employee who then owns stock possessing more than 10% of the total combined voting power of all classes of stock of the Company or any parent or subsidiary corporation of the Company must expire not more than five years from the date such Option is granted. Any Option Period determined by the Administrator to be shorter than the seven or five-year term set forth above, must be set forth in a Stock Option Agreement. Each Stock Option Agreement shall also state the periods of time, if any, as determined by the Administrator, when incremental portions of each Option shall vest. If any Option is not exercised during its Option Period, it shall be deemed to have been forfeited and of no further force or effect.

          (d)    Termination of Service, Retirement, Death or Disability.    Except as otherwise provided in the Stock Option Agreement, each Option shall be governed by the following terms with respect to the exercise of the Option if an Option Holder ceases to be a Service Provider:

              (i)  If the Option Holder ceases to be a Service Provider within the Option Period for cause, as determined by the Company, the Option shall thereafter be void for all purposes. As used in this Section 7.2(d), "cause" shall mean (A) if applicable, "cause" as defined on a written contract between the Option Holder and the Company, or (B) in any other case, a gross violation, as determined by the Company, of the Company's established policies and procedures. The effect of this Section 7.2(d)(i) shall be limited to determining the consequences of a termination, and nothing in this Section 7.2(d)(i) shall restrict or otherwise interfere with the Company's discretion with respect to the termination of any Service Provider.

             (ii)  If the Option Holder ceases to be a Service Provider with the Company in a manner determined by the Board, in its sole discretion, to constitute retirement (which determination shall be communicated to the Option Holder within 10 days of such termination), the Option may be exercised by the Option Holder, or in the case of death, by the persons specified in clause (iii) of this Section 7.2(d), within three months following his or her retirement if the Option is an Incentive Stock Option or within twelve months following his or her retirement if the Option is a Non-Statutory Stock Option (provided in each case that such exercise must occur within the Option Period), but not thereafter. In any such case, the Option may be exercised only as to the Shares as to which the Option had become exercisable on or before the date the Option Holder ceases to be a Service Provider.

            (iii)  If the Option Holder dies (A) while he or she is a Service Provider, (B) within the three-month period referred to in clause (v) below, or (C) within the three or twelve-month period referred to in clause (ii) above, the Option may be exercised by those entitled to do so under the Option Holder's will or by the laws of descent and distribution within twelve months following the Option Holder's death (provided that such exercise must occur within the Option Period), but not thereafter. In any such case, the Option may be exercised only as to the Shares as to which the Option had become exercisable on or before the date the Option Holder ceased to be a Service Provider.

            (iv)  If the Option Holder becomes disabled (within the meaning of Section 22(e) of the Internal Revenue Code) while a Service Provider, Incentive Stock Options held by the Option Holder may be exercised by the Option Holder within twelve months following the date the Option Holder ceases to be a Service Provider (provided that such exercise must occur within the Option Period), but not thereafter. If the Option Holder becomes disabled (within the meaning of Section 22(e) of the Internal Revenue Code) while a Service Provider or within three-month period referred to in clause (v) below or within the twelve-month period following his or her retirement as provided in clause (ii) above, Non-Statutory Options held by the Option Holder may be exercised by the Option Holder within twelve months following the date of the Option Holder's disability (provided that such exercise must occur within the Option Period), but not thereafter. In any such case, the Option may be exercised only as to the Shares as to which the Option had become exercisable on or before the date the Option Holder ceased to be a Service Provider.

             (v)  If the Option Holder ceases to be a Service Provider within the Option Period for any reason other than cause, retirement as provided in clause (ii) above, disability as provided in clause (iv) above or the Option Holder's death, the Option may be exercised by the Option Holder within three months following the date of such cessation (provided that such exercise must occur within the Option Period), but not thereafter. In any such case, the Option may be exercised only as to the Shares as to which the Option had become exercisable on or before the date that the Option Holder ceases to be a Service Provider

          (e)    Exercise, Payments, etc.

              (i)  The method for exercising each Option granted under the Plan shall be by delivery to the Corporate Secretary of the Company or an agent designated pursuant to Section 18 of a notice specifying the number of Shares with respect to which such Option is exercised and payment of the Option Price. Such notice shall be in a form satisfactory to the Administrator and shall specify the particular Option (or portion thereof) which is being exercised and the number of Shares with respect to which the Option is being exercised. The exercise of the Option shall be deemed effective upon receipt of such notice by the Corporate Secretary or a designated agent and payment to the Company. The purchase of such Stock shall be deemed to take place at the principal office of the Company upon delivery of such notice, at which time the purchase price of the Stock shall be paid in full by any of the methods or any combination of the methods set forth in (ii) below. A properly executed certificate or certificates representing the Stock shall be issued by the Company and delivered to the Option Holder. If certificates representing Stock are used to pay all or part of the Option Price, separate certificates for the same number of Shares of Stock shall be issued by the Company and delivered to the Option Holder representing each certificate used to pay the Option Price, and an additional certificate shall be issued by the Company and delivered to the Option Holder representing the additional shares, in excess of the Option Price, to which the Option Holder is entitled as a result of the exercise of the Option.

             (ii)  The exercise price shall be paid by any of the following methods or any combination of the following methods:

              (A)  in cash;

              (B)  by cashier's check payable to the order of the Company;

              (C)  if authorized by the Administrator, in its sole discretion, by delivery to the Company of certificates representing the number of Shares then owned by the Option

      Holder, the Fair Market Value of which equals the purchase price of the Stock purchased pursuant to the Option, properly endorsed for transfer to the Company; provided however, that Shares used for this purpose must have been held by the Option Holder for more than six months; and provided further that the Fair Market Value of any Shares delivered in payment of the purchase price upon exercise of the Option shall be the Fair Market Value as of the exercise date, which shall be the date of delivery of the certificates for the Stock used as payment of the Option Price;

              (D)  if authorized by the Administrator, in its sole discretion, and subject to applicable law, including Section 402 of the Sarbanes-Oxley Act, by delivery by a Participant (other than an Executive Officer or Director) to the Company of a properly executed notice of exercise together with irrevocable instructions to a broker to deliver to the Company promptly the amount of the proceeds of the sale of all or a portion of the Stock or of a loan from the broker to the Option Holder necessary to pay the exercise price; or

              (E)  net exercise of Options subject to an Award;

              (F)  if authorized by the Administrator, in its sole discretion, any combination of these methods.

            (iii)  In the sole discretion of the Administrator, the Company may, subject to applicable law, including Section 402 of the Sarbanes-Oxley Act, guaranty a third-party loan obtained by a Participant (other than an Executive Officer or Director) to pay part or all of the Option Price of the Shares provided that such loan or the Company's guaranty is secured by the Shares and the loan bears interest at a market rate. The Company may not make or guaranty loans to Executive Officers or Directors.

          (f)    Date of Grant.    An option shall be considered as having been granted on the date specified in the grant resolution of the Administrator.

          (g)    No Repricing of Options.    The Administrator shall, without approval of the Company's stockholders, (a) to accept the surrender of any outstanding Option when the Fair Market Value of a Share is less than the Option Price of such outstanding Option and to grant a new Option or other Award in substitution for such surrendered Option or to pay cash in connection with such surrender, (b) to reduce the Option Price of any outstanding Option, or (c) to take any other action, including an exchange or substitution, that would be treated as a repricing of outstanding Options under the rules of the primary stock exchange on which the Stock is listed; provided, that this Section 7(g) shall not be deemed to limit the making of appropriate adjustments to outstanding Options with respect to stock splits, recapitalizations, reorganizations, liquidations or similar events as provided elsewhere in the Plan.

SECTION 8
STOCK AWARDS

        8.1    Awards Granted by Administrator.    Coincident with or following designation for participation in the Plan, a Participant (other than a Nonemployee Director) may be granted one or more unrestricted Stock Awards or Restricted Stock Awards consisting of Shares. A Stock Award may be paid by delivery of Stock, in cash or in a combination of Stock and cash, as determined by the Administrator.

        8.2    Restrictions.    A Participant's right to retain a Restricted Stock Award granted to such Participant under Section 8.1 shall be subject to such restrictions, including but not limited to the Participant's continuing to perform as a Service Provider for a restriction period specified by the Administrator, or the attainment of specified performance goals and objectives, as may be established by the Administrator with respect to such Award. The Administrator may, in its sole discretion, require different periods of service or different performance goals and objectives with respect to (i) different Participants, (ii) different Restricted Stock Awards, or (iii) separate, designated portions of the Shares constituting a Restricted Stock Award.

        8.3    Privileges of a Stockholder, Transferability.    A Participant shall have all voting, dividend, liquidation and other rights with respect to Stock in accordance with its terms received by such Participant as a Stock Award under this Section 8 upon the Participant's becoming the holder of record of such Stock; provided, however, that the Participant's right to sell, encumber or otherwise transfer Restricted Stock shall be subject to the limitations of Section 12.2 hereof.

        8.4    Enforcement of Restrictions.    The Administrator may in its sole discretion require one or more of the following methods of enforcing the restrictions referred to in Section 8.2 and 8.3:

          (a)   placing a legend on the stock certificates referring to the restrictions as follows:

    THE SHARES REPRESENTED BY THIS CERTIFICATE ARE SUBJECT TO FORFEITURE AND TRANSFERABILITY RESTRICTIONS AS SET FROTH IN THE RESTRICTED STOCK AGREEMENT BETWEEN THE SHAREHOLDER AND CIBER, INC. DATED                    . A COPY OF THE RESTRICTED STOCK AGREEMENT IS ON FILE AT THE EXECUTIVE OFFICE OF CIBER,  INC.

          (b)   requiring the Participant to keep the stock certificates, duly endorsed, in the custody of the Company while the restrictions remain in effect; or

          (c)   requiring that the stock certificates, duly endorsed, be held in the custody of a third party while the restrictions remain in effect.

        8.5    Termination of Service, Death or Disability.    In the event of the death or disability (within the meaning of Section 22(e) of the Internal Revenue Code) of a Participant, or the retirement of a Participant as provided in Section 7.2(d)(ii), all service period and other restrictions applicable to Restricted Stock Awards then held by him shall lapse, and such Awards shall become fully nonforfeitable. Subject to Sections 5 and 10, in the event a Participant ceases to be a Service Provider for any other reason, any Restricted Stock Awards as to which the service period or other restrictions have not been satisfied shall be forfeited.

SECTION 9
PERFORMANCE SHARES AND PERFORMANCE UNITS

        9.1    Awards Granted by Administrator.    Coincident with or following designation for participation in the Plan, a Participant (other than a Nonemployee Director) may be granted Performance Shares or Performance Units.

        9.2    Amount of Award.    The Administrator shall establish a maximum amount of a Participant's Award, which amount shall be denominated in Shares in the case of Performance Shares or in dollars in the case of Performance Units.

        9.3    Communication of Award.    Written notice of the maximum amount of a Participant's Award and the Performance Cycle determined by the Administrator shall be given to a Participant as soon as practicable after approval of the Award by the Administrator.

        9.4    Amount of Award Payable.    The Administrator shall establish maximum and minimum performance targets to be achieved during the applicable Performance Cycle. Performance targets established by the Administrator shall relate to corporate, group, unit or individual performance and may be established in terms of earnings, growth in earnings, ratios of earnings to equity or assets, or such other measures or standards determined by the Administrator. Multiple performance targets may be used and the components of multiple performance targets may be given the same or different weighting in determining the amount of an Award earned, and may relate to absolute performance or relative performance measured against other groups, units, individuals or entities. Achievement of the maximum performance target shall entitle the Participant to payment (subject to Section 9.6) at the full or maximum amount specified with respect to the Award; provided, however, that notwithstanding any other provisions of this Plan, in the case of an Award of Performance Shares the Administrator in its discretion may establish an upper limit on the amount payable (whether in cash or Stock) as a result of the achievement of the maximum performance target. The Administrator may also establish that a portion of a full or maximum amount of a Participant's Award will be paid (subject to Section 9.6) for performance which exceeds the minimum performance target but falls below the maximum performance target applicable to such Award.

        9.5    Adjustments.    At any time prior to payment of a Performance Share or Performance Unit Award, the Administrator may adjust previously established performance targets or other terms and conditions to reflect events such as changes in laws, regulations, or accounting practice, or mergers, acquisitions or divestitures.

        9.6    Payments of Awards.    Following the conclusion of each Performance Cycle, the Administrator shall determine the extent to which performance targets have been attained, and the satisfaction of any other terms and conditions with respect to an Award relating to such Performance Cycle. The Administrator shall determine what, if any, payment is due with respect to an Award and whether such payment shall be made in cash, Stock or some combination. Payment shall be made in a lump sum, as promptly as practicable following the end of the applicable Performance Cycle, but no later than 2 1/2 months following the end of the later of (a) the fiscal year of the Company in which the applicable Performance Cycle ends or (b) the tax year of the Service Provider in which the applicable Performance Cycle ends.

        9.7    Termination of Employment.    If a Participant ceases to be a Service Provider before the end of a Performance Cycle by reason of his death or disability as provided in Section 7.2(d)(iv), the Performance Cycle for such Participant for the purpose of determining the amount of the Award payable and the timing of such payment shall end at the end of the calendar quarter immediately preceding the date on which such Participant ceased to be a Service Provider (the "Modified Performance Cycle"). The amount of an Award payable to a Participant to whom the preceding sentence is applicable (a) shall be that fraction of the Award computed pursuant to the preceding sentence, the numerator of which is the number of calendar quarters during the Performance Cycle during all of which said Participant was a Service Provider and the denominator of which is the number of full calendar quarters in the Performance Cycle and (b) shall be payable no later than 2 1/2 months following the end of the later of (a) the fiscal year of the Company in which the applicable Modified Performance Cycle ends or (b) the tax year of the Service Provider in which the applicable Modified Performance Cycle ends. Upon any other termination of Participant's services as a Service Provider during a Performance Cycle, participation in the Plan shall cease and all outstanding Awards of Performance Shares or Performance Units to such Participant shall be canceled.

SECTION 10
CHANGE IN CONTROL

        10.1    Options, Restricted Stock.    In the event of a change in control of the Company as defined in Section 11.3, then the Administrator may, in its sole discretion, without obtaining stockholder approval, to the extent permitted in Section 15, take any or all of the following actions: (a) accelerate the exercise dates of any outstanding Options or make all such Options fully vested and exercisable; (b) grant a cash bonus award to any Option Holder in an amount necessary to pay the Option Price of all or any portion of the Options then held by such Option Holder; (c) pay cash to any or all Option Holders in exchange for the cancellation of their outstanding Options in an amount equal to the difference between the Option Price of such Options and the greater of the tender offer price for the underlying Stock or the Fair Market Value of the Stock on the date of the cancellation of the Options; (d) make any other adjustments or amendments to the outstanding Options; and (e) eliminate all restrictions with respect to Restricted Stock and deliver Shares free of restrictive legends to any Participant.

        10.2    Performance Shares and Performance Units.    Under the circumstances described in Section 11.1, the Administrator may, in its sole discretion, and without obtaining stockholder approval, to the extent permitted in Section 15, provide for payment of outstanding Performance Shares and Performance Units at the maximum award level or any percentage thereof.

        10.3    Definition.    For purposes of the Plan, a "change in control" shall be deemed to have occurred if: (a) any "person" or "group" (within the meaning of Sections 13(d) and 14(d)(2) of the Exchange Act), other than Bobby G. Stevenson or a trustee or other fiduciary holding securities under an employee benefit plan of the Company or under a trust, the grantor of which is Bobby G. Stevenson, is or becomes the "beneficial owner" (as defined in Rule 13d-3 under the Exchange Act), directly or indirectly, of more than 33 1/3% of the then outstanding voting stock of the Company; or (b) at any time during any period of three consecutive years (not including any period prior to the Effective Date), individuals who at the beginning of such period constitute the Board (and any new director whose election by the Board or whose nomination for election by the Company's stockholders was approved by a vote of at least two-thirds of the directors then still in office who either were directors at the beginning of such period or whose election or nomination for election was previously so approved) cease for any reason to constitute a majority thereof; or (c) upon a merger or consolidation of the Company with any other corporation, other than a merger or consolidation which would result in the voting securities of the Company outstanding immediately prior thereto continuing to represent (either by remaining outstanding or by being converted into voting securities of the surviving entity) at least 80% of the combined voting power of the voting securities of the Company or such surviving entity outstanding immediately after such merger or consolidation, or the stockholders approve a plan of complete liquidation of the Company or an agreement for the sale or disposition by the Company of all or substantially all of the Company's assets.

SECTION 11
CONTINUATION OF SERVICES; TRANSFERABILITY

        11.1    Continuation of Services.    Nothing contained in the Plan or in any Award granted under the Plan shall confer upon any Participant any right with respect to the continuation of his or her services as a Service Provider, or interfere in any way with the right of the Company, subject to the terms of any separate employment or consulting agreement to the contrary, at any time to terminate such services or to increase or decrease the compensation of the Participant from the rate in existence at the time of the grant of an Award. Whether an authorized leave of absence, or absence in military or government service, shall constitute a termination of Participant's services as a Service Provider shall be determined by the Administrator at the time of such leave in accordance with then current laws and regulations.

        11.2    Nontransferability.    Except as provided in Section 12.3, no right or interest of any Participant in an Award granted pursuant to the Plan shall be assignable or transferable during the lifetime of the Participant, except (if otherwise permitted under Section 12.4) pursuant to a domestic relations order, either voluntarily or involuntarily, or be subjected to any lien, directly or indirectly, by operation of law, or otherwise, including execution, levy, garnishment, attachment, pledge or bankruptcy. In the event of a Participant's death, a Participant's rights and interests in Options shall, if otherwise permitted under Section 12.4, be transferable by testamentary will or the laws of descent and distribution, and payment of any amounts due under the Plan shall be made to, and exercise of any Options may be made by, the Participant's legal representatives, heirs or legatees. If, in the opinion of the Administrator, a person entitled to payments or to exercise rights with respect to the Plan is disabled from caring for his or her affairs because of mental condition, physical condition or age, payment due such person may be made to, and such rights shall be exercised by, such person's guardian, conservator or other legal personal representative upon furnishing the Administrator with evidence satisfactory to the Administrator of such status. Transfers shall not be deemed to include transfers to the Company or "cashless exercise" procedures with third parties who provide financing for the purpose of (or who otherwise facilitate) the exercise of Awards consistent with applicable laws and the authorization of the Administrator.

        11.3    Permitted Transfers.    Pursuant to conditions and procedures established by the Administrator from time to time, the Administrator may permit Awards (other than Incentive Stock Options) to be transferred to, exercised by and paid to certain persons or entities related to a Participant, including but not limited to members of the Participant's immediate family, charitable institutions, or trusts or other entities whose beneficiaries or beneficial owners are members of the Participant's immediate family and/or charitable institutions. In the case of initial Awards, at the request of the Participant, the Administrator may permit the naming of the related person or entity as the Award recipient. Any permitted transfer shall be subject to the condition that the Administrator receive evidence satisfactory to it that the transfer is being made for estate and/or tax planning purposes on a gratuitous or donative basis and without consideration (other than nominal consideration).

        11.4    Limitations on Incentive Stock Options.    Notwithstanding anything in this Agreement (or in any Stock Option Agreement evidencing the grant of an Option hereunder) to the contrary, Incentive Stock Options shall be transferable only to the extent permitted by Section 422 of the Internal Revenue Code and the treasury regulations thereunder without affecting the Option's qualification under Section 422 as an Incentive Stock Option.

SECTION 12
GENERAL RESTRICTIONS

        12.1    Investment Representations.    The Company may require any person to whom an Option or other Award is granted, as a condition of exercising such Option or receiving Stock under the Award, to give written assurances in substance and form satisfactory to the Company and its counsel to the effect that such person is acquiring the Stock subject to the Option or the Award for his own account for investment and not with any present intention of selling or otherwise distributing the same, and to such other effects as the Company deems necessary or appropriate in order to comply with federal and applicable state securities laws. Legends evidencing such restrictions may be placed on the certificates evidencing the Stock.

        12.2    Compliance with Securities Laws.    Each Award shall be subject to the requirement that, if at any time counsel to the Company shall determine that the listing, registration or qualification of the Shares subject to such Award upon any securities exchange or under any state or federal law, or the consent or approval of any governmental or regulatory body, is necessary as a condition of, or in connection with, the issuance or purchase of Shares thereunder, such Award may not be accepted or exercised in whole or in part unless such listing, registration, qualification, consent or approval shall have been effected or obtained on conditions acceptable to the Administrator. Nothing herein shall be deemed to require the Company to apply for or to obtain such listing, registration or qualification.

        12.3    Stock Restriction Agreement.    The Administrator may provide that Shares of Stock issuable pursuant to an Award shall, under certain conditions, be subject to restrictions whereby the Company has a right of first refusal with respect to such shares or a right or obligation to repurchase all or a portion of such shares, which restrictions may survive a Participant's cessation or termination as a Service Provider.

        12.4    Stockholder Privileges.    No Award Holder shall have any rights as a stockholder with respect to any Shares covered by an Award until the Award Holder becomes the holder of record of such Stock, and no adjustments shall be made for dividends or other distributions or other rights as to which there is a record date preceding the date such Award Holder becomes the holder of record of such Stock, except as provided in Section 4.

SECTION 13
OTHER EMPLOYEE BENEFITS

        The amount of any compensation deemed to be received by a Participant as a result of the exercise of an Option or the grant or vesting of any other Award shall not constitute "earnings" with respect to which any other benefits of such Participant are determined, including without limitation benefits under any pension, profit sharing, life insurance or salary continuation plan.

SECTION 14
PLAN AMENDMENT, MODIFICATION AND TERMINATION

        The Board may at any time terminate, and from time-to-time may amend or modify, the Plan; provided, however, that no amendment or modification may become effective without approval of the amendment or modification by the stockholders if stockholder approval is required to enable the Plan to satisfy any applicable statutory or regulatory requirements, provided, further, that no amendment shall be made to the no-repricing provisions of the Plan without the approval of the stockholders; and provided further that no amendment or modification may be made if the Company, on the advice of counsel, determines that stockholder approval is otherwise necessary or desirable.

        No amendment, modification or termination of the Plan shall in any manner adversely affect any Awards theretofore granted under the Plan, without the consent of the Participant holding such Awards.

SECTION 15
WITHHOLDING

        15.1    Withholding Requirement.    The Company's obligations to deliver Shares upon the exercise of an Option, or upon the vesting of any other Award, shall be subject to the Participant's satisfaction of all applicable federal, state and local income and other tax withholding requirements. The Company may defer exercise of an Award unless indemnified by the Participants to the Administrator's satisfaction against the payment of any such amount. Further, the Company shall, to the extent permitted by law, have the right to deduct any such taxes from any payment of any kind due to the Participant by the Company.

        15.2    Withholding with Stock.    At the time the Administrator grants an Award, it may, in its sole discretion, grant the Participant an election to pay all such amounts of tax withholding, or any part thereof, by electing to transfer to the Company, or to have the Company withhold from Shares otherwise issuable to the Participant, Shares having a value equal to the amount required to be withheld or such lesser amount as may be elected by the Participant. All elections shall be subject to the approval or disapproval of the Administrator. The value of Shares to be withheld shall be based on the Fair Market Value of the Stock on the date that the amount of tax to be withheld is to be determined (the "Tax Date"). Any such elections by Participants to have Shares withheld for this purpose will be subject to the following restrictions:

          (a)   All elections must be made prior to the Tax Date;

          (b)   All elections shall be irrevocable; and

          (c)   If the Participant is an "officer" or "director" of the Company within the meaning of Section 16 of the Exchange Act, the Participant must satisfy the requirements of such Section 16 and any applicable rules thereunder with respect to the use of Stock to satisfy such tax withholding obligation.

        15.3    Incentive Options.    In the event that an Option Holder makes a disposition (as defined in Section 424(c) of the Internal Revenue Code) of any Stock acquired pursuant to the exercise of an Incentive Stock Option prior to the later of (i) the expiration of two years from the date on which the Incentive Stock Option was granted or (ii) the expiration of one year from the date on which the Option was exercised, the Option Holder shall send written notice to the Company at its principal office (Attention: Corporate Secretary) of the date of such disposition, the number of shares disposed of, the amount of proceeds received from such disposition, and any other information relating to such disposition as the Company may reasonably request. The Option Holder shall, in the event of such a disposition, make appropriate arrangements with the Company to provide for the amount of additional withholding, if any, required by applicable federal and state income tax laws.

SECTION 16
SECTION 162(M) PROVISIONS

        16.1    Limitations.    Notwithstanding any other provision of this Plan, if the Administrator determines at the time any Stock Award or Performance Award is granted to a Participant that such Participant is, or is likely to be at the time he or she recognizes income for federal income tax purposes in connection with such Award, a "covered employee" within the meaning of 162(m)(3) of the Internal Revenue Code, then the Administrator, may provide that this Section 17 is applicable to such Award.

        16.2    Performance Goals.    If an Award is subject to this Section 17, then the lapsing of restrictions thereon and the distribution of cash, Shares or other property pursuant thereto, as applicable, shall be subject to the achievement of one or more objective performance goals established by the Administrator, which shall be based on the attainment of one or any combination of the following: specified levels of earnings per share from continuing operations, operating income, revenues, gross margin, return on operating assets, return on equity, economic value added, stock price appreciation, total stockholder return (measured in terms of stock price appreciation and dividend growth), or cost control, of the Company or Affiliated Corporation (or any division thereof) for or within which the Participant is primarily employed. Such performance goals also may be based upon the attaining of specified levels of Company performance under one or more of the measures described above relative to the performance of other corporations. Such performance goals shall be set by the Administrator within the time period prescribed by, and shall otherwise comply with the requirements of, Section 162(m) of the Internal Revenue Code and the regulations thereunder.

        16.3    Adjustments.    Notwithstanding any provision of the Plan other than Sections 5 and 11, with respect to any Award that is subject to this Section 17, the Administrator may not adjust upwards the amount payable pursuant to such Award, nor may it waive the achievement of the applicable performance goals except in the case of the death or disability of the Participant.

        16.4    Other Restrictions.    The Administrator shall have the power to impose such other restrictions on Awards subject to this Section 17 as it may deem necessary or appropriate to ensure that such Awards satisfy all requirements for "performance-based compensation" within the meaning of Section 162(m)(4)(B) of the Internal Revenue Code or any successor thereto.

SECTION 17
BROKERAGE ARRANGEMENTS

        The Administrator, in its discretion, may enter into arrangements with one or more banks, brokers or other financial institutions to facilitate the exercise of Options or the disposition of Shares acquired upon exercise of Stock Options, including, without limitation, arrangements for the simultaneous exercise of Stock Options and sale of the Shares acquired upon such exercise.

SECTION 18
NONEXCLUSIVITY OF THE PLAN

        Neither the adoption of the Plan by the Board nor the submission of the Plan to stockholders of the Company for approval shall be construed as creating any limitations on the power or authority of the Board to adopt such other or additional incentive or other compensation arrangements of whatever nature as the Board may deem necessary or desirable or preclude or limit the continuation of any other plan, practice or arrangement for the payment of compensation or fringe benefits to Employees or Consultants generally, or to any class or group of Employees or Consultants, which the Company or any Affiliated Corporation now has lawfully put into effect, including, without limitation, any retirement, pension, savings and stock purchase plan, insurance, death and disability benefits and executive short-term incentive plans.

SECTION 19
REQUIREMENTS OF LAW

        19.1    Requirements of Law.    The issuance of Stock and the payment of cash pursuant to the Plan shall be subject to all applicable laws, rules and regulations.

        19.2    Rule 16b-3.    Transactions under the Plan and within the scope of Rule 16b-3 of the Exchange Act are intended to comply with all applicable conditions of Rule 16b-3. To the extent any provision of the Plan or any action by the Administrator under the Plan fails to so comply, such provision or action shall, without further action by any person, be deemed to be automatically amended to the extent necessary to effect compliance with Rule 16b-3; provided, however, that if such provision or action cannot be amended to effect such compliance, such provision or action shall be deemed null and void to the extent permitted by law and deemed advisable by the Administrator.

        19.3    Governing Law.    The Plan and all agreements hereunder shall be construed in accordance with and governed by the laws of the State of Delaware.

 SECTION 20
DURATION OF THE PLAN

        No Award shall be granted under the Plan after ten years from the Effective Date; provided, however, that any Award theretofore granted may, and the authority of the Board or the Administrator to amend, alter, adjust, suspend, discontinue, or terminate any such Award or to waive any conditions or rights under any such Award shall, extend beyond such date.

Dated:                        , 2011

CIBER, Inc.
By:
David C. Peterschmidt Chief Executive Office and President

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED. KEEP THIS PORTION FOR YOUR RECORDS DETACH AND RETURN THIS PORTION ONLY TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS: Signature (Joint Owners) Signature [PLEASE SIGN WITHIN BOX] Date Date To withhold authority to vote for any individual nominee(s), mark “For All Except” and write the number(s) of the nominee(s) on the line below. 0 0 0 0 0 0 0 0 0 0 0 0 0 0 0 0 0000101559_1 R1.0.0.11699 For Withhold For All All All Except The Board of Directors recommends that you vote FOR ALL the following: 1. Election of Directors Nominees 01 Stephen S. Kurtz 02 Kurt J. Lauk Wells Fargo Shareowner Services 161 North Concord ExchangeSouth St. Paul, MN 55075 VOTE BY INTERNET - www.proxyvote.com Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 P.M. (Eastern Daylight Time) on May 17, 2011. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form. VOTE BY PHONE - 1-800-690-6903 Use any touch-tone telephone to transmit your voting instructions up until 11:59 P.M. (Eastern Daylight Time) on May 17, 2011. Have your proxy card in hand when you call and then follow the instructions. VOTE BY MAIL Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717. The Board of Directors recommends A vote FOR Proposals 2, 4 and 5. For Against Abstain 2. Advisory vote on executive compensation. The Board of Directors recommends a vote of 3 YEARS for Proposal 3. 1 year 2 years 3 years Abstain 3 Advisory vote on the frequency of holding an advisory vote on executive compensation. Vote on Proposals For Against Abstain 4 To approve the amendment and restatement of the CIBER, Inc. 2004 Incentive Plan to, among other things, increase the number of shares reserved for issuance thereunder by 4,750,000 shares. 5 To ratify the appointment of Ernst & Young LLP as the Company's Independent Registered Public Accounting Firm for the fiscal year ending December 31, 2011. NOTE: This Proxy will be voted as directed, but if no instructions are specified, this Proxy will be voted FOR ALL the director nominees, FOR Proposals 2,4 and 5 and "EVERY 3 YEARS" for Proposal 3. If any other business is presented at such meeting, this Proxy will be voted by the Proxies in their best judgment. At the present time, the Board of Directors knows of no other business to be presented at the Meeting. THIS PROXY IS SOLICITED BY THE BOARD OF DIRECTORS. Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or parnership name, by authorized officer.

0000101559_2 R1.0.0.11699 Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting: The Annual Report, Notice & Proxy Statement, Form 10-K is/are available at www.proxyvote.com . CIBER, INC. 6363 South Fiddler's Green Circle, Suite 1400, Greenwood Village, Colorado 80111 The undersigned hereby appoints David C. Peterschmidt and Susan Keesen, or either of them, with full power of substitution, as attorneys-in-fact, agents and Proxies (the “Proxies”) to vote on behalf of the undersigned all shares of Common Stock, $.01 par value, of CIBER, Inc. (the “Company”), that the undersigned is entitled to vote at the 2011 Annual Meeting of Stockholders (the “Meeting”), to be held on the Internet at www.ciber.com/cbr/annualmeeting, on Wednesday, May 18, 2011 at 9:00 a.m. Mountain Daylight Time, and at any and all adjournments or postponements thereof. Should you have an account in the CIBER 401(k) Savings Plan, this Proxy represents the number of CIBER shares allocable to that plan account as well as other shares registered in your name. As a “named fiduciary” under the plan for CIBER shares allocable to that plan account and shares for which no voting instructions are received, this Proxy will serve as voting instructions for Principal Trust Company, trustee for the CIBER 401(k) Plan, or its designee. The plan provides that the trustee will vote each participant’s shares in accordance with the participant’s instructions. If the trustee does not receive voting instructions for CIBER shares allocable to the plan account by 11:59 P.M. (Eastern Daylight Time), May 13, 2011, those shares, and any other CIBER shares under those plans for which no voting instructions are received, will be voted, in accordance with the terms of the plan, in the same proportion as the shares for which voting instructions have been received. In its discretion, the trustee is authorized to vote upon such other matters as may properly come before the meeting. PLEASE COMPLETE, DATE SIGN AND MAIL THIS PROXY PROMPTLY USING THE ENCLOSED POSTAGE PREPAID ENVELOPE. IF YOU VOTE BY TELEPHONE OR INTERNET PLEASE DO NOT RETURN YOUR PROXY BY MAIL. Continued and to be signed on reverse side